Exhibit 10.1

AMENDMENT NO. 9 TO CREDIT AGREEMENT

AMENDMENT NO. 9, dated as of June 16, 2016 (this “Amendment”), by and among the Co-Borrowers, the Guarantors, the Parent GP, the Lenders party hereto and the Administrative Agent, to the Credit Agreement, dated as of November 4, 2011, as amended by Amendment No. 1 to Credit Agreement, dated November 7, 2012, Amendment No. 2 to Credit Agreement, dated June 14, 2013, Amendment No. 3 to Credit Agreement, dated October 28, 2013, Amendment No. 4 to Credit Agreement, dated November 15, 2013, Amendment No. 5 to Credit Agreement, dated January 22, 2014, Amendment No. 6 to Credit Agreement, dated March 10, 2015, Amendment No. 7 to Credit Agreement, dated February 9, 2016, and Amendment No. 8 to Credit Agreement, dated February 9, 2016, and as further amended, supplemented or otherwise modified from time to time, among CHIRON MERGER SUB, INC., a Texas corporation, KINETIC CONCEPTS, INC., a Texas corporation (the “Lead Borrower”), KCI USA, INC., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”), CHIRON HOLDINGS, INC., a Delaware corporation, CHIRON TOPCO, INC., a Delaware corporation, ACELITY L.P. INC., a Guernsey limited partnership, solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement as amended hereby unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Co-Borrowers have requested an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth herein;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Co-Borrowers desire to create new classes of Dollar Term F Loans and Euro Term F Loans as Extended Term Loans pursuant to Section 2.15(a) of the Credit Agreement having identical terms as, and having the same rights and obligations under the Loan Documents as, the Dollar Term E-1 Loans and Euro Term E-1 Loans as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Dollar Term E-1 Lender and Euro Term E-1 Lender that executes and delivers a consent to this Amendment substantially in the form of Annex A hereto (a “Consent”) shall be deemed, upon effectiveness of this Amendment, to have exchanged (solely in the case where such Dollar Term E-1 Lender and Euro Term E-1 Lender has selected the “Cashless Settlement Option”) all (or such lesser amount allocated to it by the Amendment No. 9 Arrangers) of its Dollar Term E-1 Loans and Euro Term E-1 Loans, as applicable, for Dollar Term F Loans and Euro Term F Loans, as applicable, and such Lender shall become a Dollar Term F Lender and Euro Term F Lender, as applicable;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Co-Borrowers desire to incur Additional Dollar Term F Loans and Additional Euro Term F Loans as Refinancing Term Loans pursuant to Section 2.14 of the Credit Agreement having identical terms as, and having the same rights and obligations under the Loan Documents as, the Dollar Term E-1 Loans and Euro Term E-1 Loans as set forth in the Credit Agreement and Loan Documents, except as such terms are amended hereby;

WHEREAS, each Person that executes and delivers a joinder to this Amendment substantially in the form of Annex B hereto (a “Joinder”) as an Additional Dollar Term F Lender or Additional Euro Term F Lender will make Dollar Term F Loans and Euro Term F Loans, as applicable, to the Co-Borrowers, in the amount set forth on the signature page of such Person’s Joinder, on the Amendment No. 9 Effective Date (as defined below), the proceeds of which will be used in full by the Co-Borrowers to repay outstanding principal amounts of Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans, as applicable;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Amendments

Subject to the occurrence of the Amendment No. 9 Effective Date, the Credit Agreement is, effective as of the Amendment No. 9 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

ARTICLE II

Conditions to Effectiveness

Section 2.1. Each Lender that submits an executed counterpart, Consent or Joinder hereto acknowledges and agrees that in the absence of a change to the terms and conditions of this Amendment (including Exhibit A hereto), in each case that is (x) materially adverse to such Lenders and (y) made after the submission of such executed counterpart, Consent or Joinder, as applicable, such submission is irrevocable.

Section 2.2. This Amendment shall become effective on the date (the “Amendment No. 9 Effective Date”) on which:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Administrative Agent, (ii) each Dollar Term E-1 Lender with a Dollar Term F Commitment, (iii) each Euro Term E-1 Lender with a Euro Term F Commitment, (iv) the Required Lenders, and (v) each Loan Party and the Parent GP, (x) a counterpart of this Amendment signed on behalf of such party, (y) a Consent or (z) written evidence satisfactory to the Administrative Agent (which may include a telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment or a Consent. The Administrative Agent (or its counsel) shall have received from each Additional Dollar Term F Lender and each Additional Euro Term F Lender an executed counterpart to the applicable Joinder.

(b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each L/C Issuer on the Amendment No. 9 Effective Date, a written opinion of (i) Kirkland & Ellis LLP, New York counsel to the Loan Parties, (ii) Dykema Cox Smith, Texas counsel to the Loan Parties and (iii) Carey Olsen, Guernsey counsel to the Loan Parties and the Parent GP, in each case (A) dated as of the Amendment No. 9 Effective Date, (B) addressed to each L/C Issuer on the Amendment No. 9 Effective Date, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (1) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent organizational documents, including all amendments thereto, of each Loan Party and the Parent GP, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party or the Parent GP, or in the alternative (other than in the case of the Co-Borrowers), a certificate stating that such certificate or articles of incorporation or organization have not been amended since the Amendment No. 8 Effective Date, and (2) and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party or the Parent GP as of a recent date from the Secretary of State (or other similar official) of the jurisdiction of its organization.

(d) The Administrative Agent shall have received in the case of each Loan Party and the Parent GP a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party and the Parent GP dated the Amendment No. 9 Effective Date and certifying (i) that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party or the Parent GP as in effect on the Amendment No. 9 Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below or in the alternative (other than in the case of the Co-Borrowers), certifying that such bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) have not been amended since the Amendment No. 8 Effective Date, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party or the Parent GP (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of this Amendment and any other document delivered in connection herewith to which such person is a party and, in the case of the Co-Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 9 Effective Date, (iii) that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation, certificate of formation or other equivalent organizational documents of such Loan Party or the Parent GP has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, (iv) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party or the Parent GP, and (v) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or the Parent GP.

(e) The Administrative Agent shall have received in the case of each Loan Party and the Parent GP a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (d) above.

(f) The Co-Borrowers shall have paid to the Administrative Agent for the account of each Dollar Term E-1 Lender with a Dollar Term F Commitment, each Euro Term E-1 Lender with an Euro Term F Commitment, each Additional Dollar Term F Lender with an Additional Dollar Term F Commitment and each Additional Euro Term F Lender with an Additional Euro Term F Commitment, in each case that has executed and delivered a Consent or Joinder, as applicable, to the Administrative Agent at or prior to 5:00 p.m., New York City time, on Thursday, June 9, 2016 (the “Consent Deadline”) a fee equal to 0.25% of the Dollar Term F Commitment, Euro Term F Commitment, Additional Dollar Term F Commitment and/or Additional Euro Dollar Term F Commitment of such Dollar Term E-1 Lender, Euro Term E-1

Lender, Additional Dollar Term F Lender and Additional Euro Term F Lender, respectively, at the Consent Deadline. All other fees and expenses due to the Administrative Agent, each Amendment No. 9 Arranger and the Lenders required to be paid on the Amendment No. 9 Effective Date shall have been paid. All reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Amendment No. 9 Arrangers) of the Administrative Agent and each Amendment No. 9 Arranger in connection with this Amendment and the transactions contemplated hereby shall have been paid, to the extent invoiced.

(g) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the date hereof, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist or would result from this Amendment and related Credit Extension or from the application of the proceeds therefrom.

(i) The Administrative Agent shall have received a certificate, dated the Amendment No. 9 Effective Date and signed by a Responsible Officer of the Lead Borrower, (A) confirming compliance with the conditions set forth in paragraphs (g) and (h) of this Article and (B) designating the Additional Dollar Term F Loans and Additional Euro Term F Loans as “Refinancing Term Loans” under the Credit Agreement.

(j) The Administrative Agent shall have received a “Life-of-Loan” flood determination notice for each real property encumbered by a Mortgage and, if such real property is located in a special flood hazard area, the Administrative Agent shall have received (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and (y) evidence of flood insurance required by the Credit Agreement.

(k) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act that has been requested not less than five (5) Business Days prior to the Amendment No. 9 Effective Date.

(l) The Administrative Agent shall have received a Committed Loan Notice not later than 1:00 p.m. three (3) Business Days (or four (4) Business Days in the case of the Euro Term F Loans) prior to the date of the proposed Borrowing of Term F Loans.

(m) The aggregate gross proceeds of the Additional Dollar Term F Loans and Additional Euro Term F Loans shall, concurrently with the effectiveness of this Amendment, be used by the Co-Borrowers to prepay a like amount of Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans, respectively, in accordance with the Credit Agreement. The aggregate principal amount of the Exchanged Dollar Term E-1 Loans and Exchanged Euro Term E-1 Loans, plus the aggregate principal amount of the Additional Dollar Term F Loans and Additional Euro Term F Loans shall equal the aggregate principal amount of the outstanding Dollar Term E-1 Loans and Euro Term E-1 Loans immediately prior to the effectiveness of this Amendment, less the aggregate principal amount of Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans that remain outstanding after the prepayment referenced in the immediately preceding sentence.

(n) The Co-Borrowers shall have paid to the Administrative Agent, for the ratable account of the Lenders of the Dollar Term E-1 Loans and Euro Term E-1 Loans all accrued and unpaid interest on the Dollar Term E-1 Loans and Euro Term E-1 Loans, as applicable, to, but not including, the Amendment No. 9 Effective Date on the Amendment No. 9 Effective Date.

(o) The Dollar Term F Loans and the Euro Term F Loans shall each be in an aggregate principal amount of at least the Minimum Tranche Amount.

The Administrative Agent shall notify the Lead Borrower and the Lenders of the Amendment No. 9 Effective Date. Notwithstanding the foregoing, the amendments effected hereby shall not become effective, and the obligations of the Additional Dollar Term F Lenders and Additional Euro Term F Lenders hereunder to make Additional Dollar Term F Loans and Additional Euro Term F Loans, respectively, will automatically terminate, if each of the conditions set forth or referred to in this Article has not been satisfied at or prior to 5:00 p.m., New York City time, on June 16, 2016.

ARTICLE III

Representations and Warranties.

After giving effect to the amendments contained herein, on the Amendment No. 9 Effective Date, the Co-Borrowers hereby confirm that: (a) this Amendment has been duly authorized, executed and delivered by each Loan Party and the Parent GP and constitutes the legal, valid and binding obligation of each Loan Party and the Parent GP enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity; (b) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 9 Effective Date with the same effect as though made on and as of the Amendment No. 9 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and (c) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

ARTICLE IV

Post-Closing Requirements

Within ninety (90) days after the Amendment No. 9 Effective Date, unless waived or extended by the Administrative Agent in its sole discretion, with respect to each real property encumbered by a Mortgage, the Administrative Agent shall have received, with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(i) an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(ii) a favorable opinion, addressed to the Administrative Agent and the Secured Parties;

(iii) a form T-38 endorsement, if available, and/or a title search with respect to the Mortgaged Property; and

(iv) evidence of payment by the Borrowers of all search, title insurance and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required by this Article IV.

ARTICLE V

Miscellaneous

Section 5.1. Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties or the Parent GP that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 5.2. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 5.3. Waiver and Acknowledgement. Each Lender delivering a Consent to this Amendment hereby irrevocably waives its right to receive any payments under Section 3.05 of the Credit Agreement as a result of its Dollar Term E-1 Loans or Euro Term E-1 Loans, as applicable, being repaid on the Amendment No. 9 Effective Date and not on the last day of the Interest Period applicable thereto. Each Lender delivering a Consent to this Amendment hereby acknowledges that, as permitted by Section 2.15(a)(vi) of the Credit Agreement, Lenders holding Exchanged Dollar Term E-1 Loans and Exchanged Euro Term E-1 Loans will participate on a less than pro rata basis with Lenders holding Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans in respect of the prepayments of Term Loans made by the Co-Borrowers (x) with the proceeds of the Additional Dollar Term F Loans and Additional Euro Term F Loans, respectively, and (y) with the proceeds of a future offering of senior secured debt securities. Each Term F Lender delivering a Joinder to this Amendment hereby acknowledges that, for purposes of the prepayment of Term Loans contemplated by clause (y) of the immediately preceding sentence, the Term F Loans held by such Term F Lender shall be deemed to be Extended Term Loans under Section 2.15(a)(vi) of the Credit Agreement, and, as a result, such Term F Lender will participate on a less than pro rata basis with Lenders holding Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans in respect of the prepayments of Term Loans made by the Co-Borrowers with the proceeds of a future offering of senior secured debt securities.

Section 5.4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.5. Reaffirmation. Each Loan Party, and with respect to clause (i) below the Parent GP, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 5.6. FATCA.

(a) Solely for purposes of FATCA, from and after the Amendment No. 6 Effective Date, the Co-Borrowers and the Administrative Agent shall treat (and the Term Lenders hereby authorize the Administrative Agent to treat) the Term Loans, including any Term Loans outstanding as of such date, as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(b) The Co-Borrowers, the Administrative Agent and the Term Lenders shall treat (i) all Dollar Term F Loans as one fungible tranche for U.S. federal income tax purposes and (ii) all Euro Term F Loans as one fungible tranche for U.S. federal income tax purposes.

Section 5.7. On and after the Amendment No. 9 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

KINETIC CONCEPTS, INC.,
as the Lead Borrower

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer and Investor Relations

KCI USA, INC.,
as Co-Borrower

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer and Investor Relations

CHIRON HOLDINGS, INC.,
as Holdings

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer

CHIRON TOPCO, INC.,
as Topco

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer

[Acelity - Signature Page to Amendment No. 9]

KCI ANIMAL HEALTH, LLC

KCI HOLDING COMPANY, INC.

KCI HOMECARE, INC.

KCI INTERNATIONAL, INC.

KCI LICENSING, INC.

KCI PROPERTIES LIMITED

KCI REAL HOLDINGS, L.L.C.

KCI REAL PROPERTY LIMITED

KCI USA REAL HOLDINGS, L.L.C.

TECHNIMOTION, LLC

KCI IMPORTS, INC.,

as a Guarantor

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer

LIFECELL CORPORATION,
as a Guarantor

By:	/s/ Caleb A. Moore
	Name:	Caleb A. Moore
	Title:	Vice President, Treasurer and Investor Relations

[Acelity - Signature Page to Amendment No. 9]

ACELITY L.P. INC., as Parent

By: CHIRON GUERNSEY GP CO. LIMITED,
Its: General Partner

By:	/s/ Thomas W. Casey
	Name:	Thomas W. Casey
	Title:	Director

CHIRON GUERNSEY GP CO. LIMITED,
as the Parent GP

By:	/s/ Thomas W. Casey
	Name:	Thomas W. Casey
	Title:	Director

[Acelity - Signature Page to Amendment No. 9]

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender

By:	/s/ Sujay Maiya
	Name:	Sujay Maiya
	Title:	Vice President

[Acelity - Signature Page to Amendment No. 9]

ANNEX A

CONSENT TO AMENDMENT NO. 9

CONSENT (this “Consent”) to Amendment No. 9, dated as of June 16, 2016 (the “Amendment”), by and among the Co-Borrowers, the Guarantors, the Parent GP, the Lenders party thereto and the Administrative Agent, to the Credit Agreement, dated as of November 4, 2011, as amended from time to time prior to the date hereof, among CHIRON MERGER SUB, INC., a Texas corporation, the Co-Borrowers, CHIRON HOLDINGS, INC., a Delaware corporation, CHIRON TOPCO, INC., a Delaware corporation, ACELITY L.P. INC., a Guernsey limited partnership, solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Dollar Term E-1 Lenders

The undersigned Dollar Term E-1 Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows:

Cashless Settlement Option:

☐	to convert 100% of the outstanding principal amount of the Dollar Term E-1 Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 9 Arrangers) into a Dollar Term F Loan in a like principal amount.

Post-Closing Settlement Option:

☐	to have 100% of the outstanding principal amount of the Dollar Term E-1 Loans held by such Lender prepaid on the Amendment No. 9 Effective Date and purchase by assignment the principal amount of the Dollar Term F Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Amendment No. 9 Arrangers).

Euro Term E-1 Lenders

The undersigned Euro Term E-1 Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows:

Cashless Settlement Option:

☐	to convert 100% of the outstanding principal amount of the Euro Term E-1 Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 9 Arrangers) into a Euro Term F Loan in a like principal amount.

Post-Closing Settlement Option:

☐	to have 100% of the outstanding principal amount of the Euro Term E-1 Loans held by such Lender prepaid on the Amendment No. 9 Effective Date and purchase by assignment the principal amount of the Euro Term F Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Amendment No. 9 Arrangers).

Revolving Credit Lenders

☐	The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves and consents to the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 9 to be executed and delivered by a duly authorized officer as of the date first written above.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Acelity - Signature Page to Consent to Amendment No. 9]

ANNEX B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of June 16, 2016 (this “Agreement”), by and among [ADDITIONAL TERM LENDER] (each, an “Additional Dollar Term F Lender” or Additional Euro Term F Lender,” as applicable, and, collectively, the “Additional Term Lenders”), Kinetic Concepts, Inc., a Texas corporation (the “Lead Borrower”), KCI USA, Inc., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”) and Bank of America, N.A. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 4, 2011, as amended by Amendment No. 1 to Credit Agreement, dated November 7, 2012, Amendment No. 2 to Credit Agreement, dated June 14, 2013, Amendment No. 3 to Credit Agreement, dated October 28, 2013, Amendment No. 4 to Credit Agreement, dated November 15, 2013, Amendment No. 5 to Credit Agreement, dated January 22, 2014, Amendment No. 6 to Credit Agreement, dated March 10, 2015, Amendment No. 7 to Credit Agreement, dated February 9, 2016, Amendment No. 8 to Credit Agreement, dated February 9, 2016 and Amendment No. 9 to Credit Agreement, dated as of June 16, 2016 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CHIRON MERGER SUB, INC., a Texas corporation, the Co-Borrowers, CHIRON HOLDINGS, INC., a Delaware corporation, CHIRON TOPCO, INC., a Delaware corporation, ACELITY L.P. INC., a Guernsey limited partnership, solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01 of the Credit Agreement, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company, BANK OF AMERICA, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender, and each lender from time to time party thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Co-Borrowers may establish Additional Dollar Term F Commitments and Additional Euro Term F Commitments with Additional Dollar Term F Lenders and Additional Euro Term F Lenders, respectively; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Dollar Term F Lenders and Additional Euro Term F Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Dollar Term F Lender and Additional Euro Term F Lender hereby agrees to provide the respective Additional Dollar Term F Commitments and Additional Euro Term F Commitments set forth on its signature page hereto pursuant to and in accordance with Section 2.01(h) of the Credit Agreement. The Additional Dollar Term F Commitments and Additional Euro Term F Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Each Additional Dollar Term F Lender and Additional Euro Term F Lender and the Administrative Agent acknowledge and agree that the Additional Dollar Term F Commitments and Additional Euro Term F Commitments provided pursuant to this Agreement shall constitute Dollar Term F Commitments and Euro Term F Commitments, respectively, for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Dollar Term F Lender and Additional Euro Term F Lender hereby agrees to make an Additional Dollar Term F Loan and Additional Euro Term F Loan, respectively, to the Co-Borrowers in an amount equal to its respective Additional Dollar Term F Commitments and Additional Euro Term F Commitments on the Amendment No. 9 Effective Date in accordance with Section 2.01(h) of the Credit Agreement.

Each Additional Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 9 Arrangers or any other Additional Term Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Dollar Term F Lender and Additional Euro Term F Lender, the Administrative Agent and the Co-Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Dollar Term F Lender and Additional Euro Term F Lender shall become Lenders under the Credit Agreement and shall have the respective Additional Dollar Term F Commitments and Additional Euro Term F Commitments set forth on its signature page hereto, effective as of the Amendment No. 9 Effective Date.

For each Additional Term Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term Lender may be required to deliver to the Administrative Agent pursuant to Section 10.07 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.

[NAME OF ADDITIONAL DOLLAR TERM F LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Additional Dollar Term F Commitments:

$

[NAME OF ADDITIONAL EURO TERM F LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Additional Euro Term F Commitments:

$

[Acelity - Signature Page to Joinder to Amendment No. 9]

KINETIC CONCEPTS, INC., as the Lead Borrower

By:
Name:
Title:

KCI USA, INC.,
as Co-Borrower

By:
Name:
Title:

[Acelity - Signature Page to Joinder to Amendment No. 9]

Accepted:

BANK OF AMERICA, N.A. as Administrative Agent

By:
Name:
Title:

[Acelity - Signature Page to Joinder to Amendment No. 9]

EXHIBIT A

[see attached]

EXHIBIT A

Published CUSIP Number: 44960YAL9

CREDIT AGREEMENT

Dated as of November 4, 2011

among

KINETIC CONCEPTS, INC. and

KCI USA, INC.,

as Co-Borrowers,

CHIRON MERGER SUB, INC.,

as the Initial Borrower,

CHIRON HOLDINGS, INC.,

as Holdings,

CHIRON TOPCO, INC.,

as Topco,

CHIRON GUERNSEY LP, INC.,

as Parent,

CHIRON GUERNSEY GP CO. LIMITED,

as Parent GP,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

and

THE OTHER LENDERS PARTY HERETO

BANK OF AMERICA, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

CREDIT SUISSE SECURITIES (USA) LLC

RBC CAPITAL MARKETS1 and

UBS SECURITIES LLC,

as Joint Lead Arrangers and Bookrunners,

MORGAN STANLEY SENIOR FUNDING, INC. and

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agents,

and

ROYAL BANK OF CANADA,

as Documentation Agent,

[1]	RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01	DEFINED TERMS	1
SECTION 1.02	OTHER INTERPRETIVE PROVISIONS	~~57~~61
SECTION 1.03	ACCOUNTING TERMS	~~58~~61
SECTION 1.04	ROUNDING	~~58~~62
SECTION 1.05	REFERENCES TO AGREEMENTS, LAWS, ETC.	~~58~~62
SECTION 1.06	TIMES OF DAY	~~58~~62
SECTION 1.07	TIMING OF PAYMENT OR PERFORMANCE	~~59~~62
SECTION 1.08	CURRENCY EQUIVALENTS GENERALLY	~~59~~62
SECTION 1.09	LETTER OF CREDIT AMOUNTS	~~59~~63
SECTION 1.10	ADDITIONAL ALTERNATIVE L/C CURRENCIES	~~59~~63

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01	THE LOANS	~~60~~64
SECTION 2.02	BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS	~~64~~68
SECTION 2.03	LETTERS OF CREDIT	~~65~~69
SECTION 2.04	SWING LINE LOANS	~~73~~77
SECTION 2.05	PREPAYMENTS	~~75~~79
SECTION 2.06	TERMINATION OR REDUCTION OF COMMITMENTS	~~82~~86
SECTION 2.07	REPAYMENT OF LOANS	~~83~~87
SECTION 2.08	INTEREST	~~84~~88
SECTION 2.09	FEES	~~84~~89
SECTION 2.10	COMPUTATION OF INTEREST AND FEES	~~85~~89
SECTION 2.11	EVIDENCE OF INDEBTEDNESS	~~85~~89
SECTION 2.12	PAYMENTS GENERALLY	~~86~~90
SECTION 2.13	SHARING OF PAYMENTS	~~87~~91
SECTION 2.14	INCREMENTAL CREDIT EXTENSIONS	~~88~~92
SECTION 2.15	EXTENSIONS OF TERM LOANS AND REVOLVING CREDIT COMMITMENTS	~~90~~94
SECTION 2.16	DEFAULTING LENDERS	~~93~~97
SECTION 2.17	LEAD BORROWER AS AGENT	~~94~~98

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01	TAXES	~~94~~98
SECTION 3.02	ILLEGALITY	~~97~~101
SECTION 3.03	INABILITY TO DETERMINE RATES	~~97~~101
SECTION 3.04	INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS	~~98~~102
SECTION 3.05	FUNDING LOSSES	~~98~~103
SECTION 3.06	MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION	~~99~~103
SECTION 3.07	REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES	~~100~~104
SECTION 3.08	SURVIVAL	~~101~~105

-i-

Page
ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 4.01	CONDITIONS OF INITIAL CREDIT EXTENSION	~~101~~105
SECTION 4.02	CONDITIONS TO ALL CREDIT EXTENSIONS	~~103~~107

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01	EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS	~~103~~107
SECTION 5.02	AUTHORIZATION; NO CONTRAVENTION	~~104~~108
SECTION 5.03	GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS	~~104~~108
SECTION 5.04	BINDING EFFECT	~~104~~108
SECTION 5.05	FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT	~~104~~108
SECTION 5.06	LITIGATION	~~105~~109
SECTION 5.07	OWNERSHIP OF PROPERTY; LIENS	~~105~~109
SECTION 5.08	ENVIRONMENTAL COMPLIANCE	~~105~~109
SECTION 5.09	TAXES	~~106~~110
SECTION 5.10	COMPLIANCE WITH ERISA	~~106~~110
SECTION 5.11	SUBSIDIARIES; EQUITY INTERESTS	~~106~~110
SECTION 5.12	MARGIN REGULATIONS; INVESTMENT COMPANY ACT	~~106~~110
SECTION 5.13	DISCLOSURE	~~106~~110
SECTION 5.14	INTELLECTUAL PROPERTY; LICENSES, ETC.	~~107~~111
SECTION 5.15	SOLVENCY	~~107~~111
SECTION 5.16	COLLATERAL DOCUMENTS	~~107~~111
SECTION 5.17	USE OF PROCEEDS	~~107~~111
SECTION 5.18	SENIOR INDEBTEDNESS	~~107~~111

ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.01	FINANCIAL STATEMENTS	~~108~~112
SECTION 6.02	CERTIFICATES; OTHER INFORMATION	~~108~~112
SECTION 6.03	NOTICES	~~110~~114
SECTION 6.04	[RESERVED].	~~110~~114
SECTION 6.05	MAINTENANCE OF EXISTENCE	~~110~~114
SECTION 6.06	MAINTENANCE OF PROPERTIES	~~110~~114
SECTION 6.07	MAINTENANCE OF INSURANCE	~~110~~114
SECTION 6.08	COMPLIANCE WITH LAWS	~~110~~114
SECTION 6.09	BOOKS AND RECORDS	~~111~~115
SECTION 6.10	INSPECTION RIGHTS	~~111~~115
SECTION 6.11	COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY	~~111~~115
SECTION 6.12	USE OF PROCEEDS	~~112~~116
SECTION 6.13	FURTHER ASSURANCES AND POST-CLOSING COVENANTS	~~113~~117
SECTION 6.14	DESIGNATION OF SUBSIDIARIES	~~113~~117
SECTION 6.15	PAYMENT OF TAXES	~~114~~118
SECTION 6.16	NATURE OF BUSINESS	~~114~~118

-ii-

Page
ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01	LIENS	~~114~~118
SECTION 7.02	INVESTMENTS	~~117~~121
SECTION 7.03	INDEBTEDNESS	~~120~~123
SECTION 7.04	FUNDAMENTAL CHANGES	~~123~~127
SECTION 7.05	DISPOSITIONS	~~124~~128
SECTION 7.06	RESTRICTED PAYMENTS	~~125~~129
SECTION 7.07	[RESERVED]	~~128~~132
SECTION 7.08	TRANSACTIONS WITH AFFILIATES	~~128~~132
SECTION 7.09	PREPAYMENTS, ETC., OF INDEBTEDNESS	~~129~~133
SECTION 7.10	FINANCIAL COVENANT~~. PERMIT THE TOTAL LEVERAGE RATIO FOR ANY TEST PERIOD TO BE GREATER THAN 8.25:1.00.~~	~~130~~133
SECTION 7.11	HOLDINGS COVENANTS	~~130~~133
SECTION 7.12	NEGATIVE PLEDGE	~~130~~134
SECTION 7.13	PARENT GP COVENANTS	~~131~~135

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01	EVENTS OF DEFAULT	~~132~~135
SECTION 8.02	REMEDIES UPON EVENT OF DEFAULT	~~134~~137
SECTION 8.03	EXCLUSION OF IMMATERIAL SUBSIDIARIES	~~134~~138
SECTION 8.04	APPLICATION OF FUNDS	~~134~~138
SECTION 8.05	PERMITTED HOLDERS’ RIGHT TO CURE	~~135~~139

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01	APPOINTMENT AND AUTHORIZATION OF AGENTS	~~136~~140
SECTION 9.02	DELEGATION OF DUTIES	~~137~~140
SECTION 9.03	LIABILITY OF AGENTS	~~137~~141
SECTION 9.04	RELIANCE BY AGENTS	~~137~~141
SECTION 9.05	NOTICE OF DEFAULT	~~138~~141
SECTION 9.06	CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS	~~138~~142
SECTION 9.07	INDEMNIFICATION OF AGENTS	~~138~~142
SECTION 9.08	AGENTS IN THEIR INDIVIDUAL CAPACITIES	~~139~~142
SECTION 9.09	SUCCESSOR AGENTS	~~139~~143
SECTION 9.10	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	~~139~~143
SECTION 9.11	COLLATERAL AND GUARANTY MATTERS	~~140~~144
SECTION 9.12	OTHER AGENTS; ARRANGERS AND MANAGERS	~~141~~145
SECTION 9.13	APPOINTMENT OF SUPPLEMENTAL ADMINISTRATIVE AGENTS	~~141~~145
SECTION 9.14	WITHHOLDING TAX	~~142~~145
SECTION 9.15	CASH MANAGEMENT OBLIGATIONS; SECURED HEDGE AGREEMENTS	~~142~~146

ARTICLE X

MISCELLANEOUS

SECTION 10.01	AMENDMENTS, ETC.	~~142~~146

-iii-

Page
SECTION 10.02	NOTICES AND OTHER COMMUNICATIONS; ELECTRONIC COMMUNICATIONS	~~144~~148
SECTION 10.03	NO WAIVER; CUMULATIVE REMEDIES	~~145~~149
SECTION 10.04	ATTORNEY COSTS AND EXPENSES	~~146~~150
SECTION 10.05	INDEMNIFICATION BY THE BORROWERS	~~146~~150
SECTION 10.06	PAYMENTS SET ASIDE	~~147~~151
SECTION 10.07	SUCCESSORS AND ASSIGNS	~~148~~151
SECTION 10.08	CONFIDENTIALITY	~~152~~156
SECTION 10.09	SETOFF	~~153~~157
SECTION 10.10	COUNTERPARTS	~~153~~157
SECTION 10.11	INTEGRATION	~~154~~157
SECTION 10.12	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	~~154~~157
SECTION 10.13	SEVERABILITY	~~154~~158
SECTION 10.14	GOVERNING LAW	~~154~~158
SECTION 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~155~~158
SECTION 10.16	BINDING EFFECT	~~155~~158
SECTION 10.17	JUDGMENT CURRENCY	~~155~~159
SECTION 10.18	LENDER ACTION	~~155~~159
SECTION 10.19	USA PATRIOT ACT	~~156~~159
SECTION 10.20	ENTIRE AGREEMENT	~~156~~159
SECTION 10.21	NOTES INTERCREDITOR AGREEMENT	~~156~~159
SECTION 10.22	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~156~~160
SECTION 10.23	GUERNSEY PARENT LIMITED PARTNERSHIP ACKNOWLEDGMENT	~~156~~160
SECTION 10.24	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	160

SCHEDULES

1.01A	—	Certain Security Interests and Guarantees
1.01B	—	Unrestricted Subsidiaries
1.01C	—	Excluded Subsidiaries
1.01D	—	Guarantors
1.01E	—	Mandatory Cost Formulae
2.01(b)	—	Term B Commitment
2.01(c)	—	Revolving Credit Commitment
2.03(a)	—	Existing Letters of Credit
5.06	—	Litigation
5.10(a)	—	Compliance with ERISA
5.11	—	Subsidiaries and Other Equity Investments
7.01(b)	—	Existing Liens
7.03(c)	—	Surviving Indebtedness
7.05	—	Dispositions
7.08	—	Transactions with Affiliates
10.02	—	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	—	Committed Loan Notice
B	—	Swing Line Loan Notice
C-1	—	Dollar Term B-1 Note
C-2	—	Euro Term B-1 Note
C-3	—	Revolving Credit Note

-iv-

C-4	—	Term B-2 Note
D	—	Compliance Certificate
E-1	—	Assignment and Assumption
E-2	—	Affiliated Lender Notice
F	—	Guaranty
G	—	Security Agreement
H-1	—	Opinion Matters — New York Counsel to Loan Parties
H-2	—	Opinion Matters — Texas Counsel to Loan Parties
H-3	—	Opinion Matters — Guernsey Counsel to Loan Parties
I	—	Intellectual Property Security Agreement
J	—	Officer’s Certificate
K	—	Discounted Prepayment Option Notice
L	—	Lender Participation Notice
M	—	Discounted Voluntary Prepayment Notice
N	—	Notes Intercreditor Agreement
O	—	United States Tax Compliance Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement” or the “Credit Agreement”) is entered into as of November 4, 2011, among CHIRON MERGER SUB, INC., a Texas corporation (the “Initial Borrower”), KINETIC CONCEPTS, INC., a Texas corporation (the “Lead Borrower”), KCI USA, INC., a Delaware corporation (“KCI USA” and, together with the Lead Borrower, the “Co-Borrowers”), CHIRON HOLDINGS, INC., a Delaware corporation (“Holdings”), CHIRON TOPCO, INC., a Delaware corporation (“Topco”), CHIRON GUERNSEY LP, INC., a Guernsey limited partnership (“Parent”), solely with respect to Sections 5.01 through 5.04, 7.13 and 8.01, CHIRON GUERNSEY GP CO. LIMITED, a Guernsey limited company (the “Parent GP”), BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and Collateral Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

1. The Sponsor (as this and other capitalized terms used in these Preliminary Statements are defined in Section 1.01 below) intends to acquire (the “Acquisition”) all of the outstanding common stock of the Lead Borrower. To effect the Acquisition, (i) the Sponsor and certain other Investors will make the Equity Contribution, (ii) the Initial Borrower and the Lead Borrower will consummate the transactions pursuant to the Agreement and Plan of Merger, dated as of July 12, 2011 (the “Merger Agreement”), by and among Holdings, the Initial Borrower and the Lead Borrower and (iii) pursuant to the Merger Agreement, the Initial Borrower will merge into and with the Lead Borrower (the “Merger”), with the Lead Borrower as the surviving entity.

2. The Borrowers have requested that simultaneously with the consummation of the Acquisition and the Merger, the Lenders extend credit to the Borrowers in the form of (i) Dollar Term B-1 Loans in an initial aggregate principal amount equal to $1,630,000,000, (ii) Euro Term B-1 Loans in an aggregate principal amount equal to €250,000,000 , (iii) Term B-2 Loans in an initial aggregate principal amount equal to $325,000,000 and (iv) Revolving Credit Commitments in an initial aggregate principal amount of $200,000,000. The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

3. The proceeds of the Term B Loans and the Initial Revolving Borrowing (to the extent permitted in accordance with the definition of the term “Permitted Initial Revolving Borrowing”), together with the proceeds of (i) the Senior Unsecured Notes, (ii) the Senior Secured Notes and (iii) the Equity Contribution, will be used to finance the Acquisition and the Transaction Expenses and, subject to the terms and conditions set forth herein, to consummate the Refinancing. The proceeds of Revolving Credit Loans made after the Closing Date and Letters of Credit will be used for working capital and other general corporate purposes of the Borrowers and their Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions. Swing Line Loans will be used for general corporate purposes of the Borrowers and their Subsidiaries.

4. On the Closing Date, Parent and the Borrowers will effectuate the LifeCell Restructuring.

5. The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquisition” has the meaning specified in the Preliminary Statements to this Agreement.

“Additional Dollar Term C-1 Commitment” means, with respect to an Additional Dollar Term C-1 Lender, the commitment of such Additional Dollar Term C-1 Lender to make an Additional Dollar Term C-1 Loan on the Amendment No. 1 Effective Date, in the amount set forth on the joinder agreement of such Additional Dollar Term C-1 Lender to Amendment No. 1.

“Additional Dollar Term C-1 Lender” means a Person with an Additional Dollar Term C-1 Commitment to make Additional Dollar Term C-1 Loans to the Borrower on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Dollar Term B-1 Lender.

“Additional Dollar Term C-1 Loan” means a Loan that is made pursuant to Section 2.01(d)(i) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Additional Dollar Term D-1 Commitment” means, with respect to an Additional Dollar Term D-1 Lender, the commitment of such Additional Dollar Term D-1 Lender to make an Additional Dollar Term D-1 Loan on the Amendment No. 2 Effective Date, in the amount set forth on the joinder agreement of such Additional Dollar Term D-1 Lender to Amendment No. 2.

~~“Additional Dollar Term C-1 Lender” means a Person with an Additional Dollar Term C-1 Commitment to make Additional Dollar Term C-1 Loans to the Borrower on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Dollar Term B-1 Lender.~~

“Additional Dollar Term D-1 Lender” means a Person with an Additional Dollar Term D-1 Commitment to make Additional Dollar Term D-1 Loans to the Borrower on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Dollar Term C-1 Lender.

~~“Additional Dollar Term C-1 Loan” means a Loan that is made pursuant to Section 2.01(d)(i) of the Credit Agreement on the Amendment No. 1 Effective Date.~~

“Additional Dollar Term D-1 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Additional Dollar Term E-1 Commitment” means, with respect to an Additional Dollar Term E-1 Lender, the commitment of such Additional Dollar Term E-1 Lender to make an Additional Dollar Term E-1 Loan on the Amendment No. 5 Effective Date, in the amount set forth on the joinder agreement of such Additional Dollar Term E-1 Lender to Amendment No. 5.

“Additional Dollar Term E-1 Lender” means a Person with an Additional Dollar Term E-1 Commitment to make Additional Dollar Term E-1 Loans to the Lead Borrower on the Amendment No. 5 Effective Date, which for the avoidance of doubt may be an existing Dollar Term D-1 Lender.

“Additional Dollar Term E-1 Loan” means a Loan that is made pursuant to Section 2.01(g) of the Credit Agreement on the Amendment No. 5 Effective Date.

“Additional Dollar Term F Commitment” means, with respect to an Additional Dollar Term F Lender, the commitment of such Additional Dollar Term F Lender to make an Additional Dollar Term F Loan on the Amendment No. 9 Effective Date, in the amount set forth on the joinder agreement of such Additional Dollar Term F Lender to Amendment No. 9.

“Additional Dollar Term F Lender” means a Person with an Additional Dollar Term F Commitment to make Additional Dollar Term F Loans to the Co-Borrowers on the Amendment No. 9 Effective Date, which for the avoidance of doubt may be an existing Dollar Term E-1 Lender.

“Additional Dollar Term F Loan” means a Loan that is made pursuant to Section 2.01(h)(ii)(x) on the Amendment No. 9 Effective Date.

“Additional Euro Term C-1 Commitment” means, with respect to an Additional Euro Term C-1 Lender, the commitment of such Additional Euro Term C-1 Lender to make an Additional Euro Term C-1 Loan on the Amendment No. 1 Effective Date, in the amount set forth on the joinder agreement of such Additional Euro Term C-1 Lender to Amendment No. 1.

“Additional Euro Term C-1 Lender” means a Person with an Additional Euro Term C-1 Commitment to make Additional Euro Term C-1 Loans to the Co-Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Euro Term B-1 Lender.

“Additional Euro Term C-1 Loan” means a Loan that is made pursuant to Section 2.01(d)(ii) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Additional Euro Term D-1 Commitment” means, with respect to an Additional Euro Term D-1 Lender, the commitment of such Additional Euro Term D-1 Lender to make an Additional Euro Term D-1 Loan on the Amendment No. 2 Effective Date, in the amount set forth on the joinder agreement of such Additional Euro Term D-1 Lender to Amendment No. 2.

“Additional Euro Term D-1 Lender” means a Person with an Additional Euro Term D-1 Commitment to make Additional Euro Term D-1 Loans to the Co-Borrowers on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Euro Term C-1 Lender.

“Additional Euro Term D-1 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Additional Euro Term E-1 Commitment” means, with respect to an Additional Euro Term E-1 Lender, the commitment of such Additional Euro Term E-1 Lender to make an Additional Euro Term E-1 Loan on the Amendment No. 5 Effective Date, in the amount set forth on the joinder agreement of such Additional Euro Term E-1 Lender to Amendment No. 5.

~~“Additional Euro Term C-1 Lender” means a Person with an Additional Euro Term C-1 Commitment to make Additional Euro Term C-1 Loans to the Co-Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Euro Term B-1 Lender.~~

~~“Additional Euro Term D-1 Lender” means a Person with an Additional Euro Term D-1 Commitment to make Additional Euro Term D-1 Loans to the Co-Borrowers on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Euro Term C-1 Lender.~~

“Additional Euro Term E-1 Lender” means a Person with an Additional Euro Term E-1 Commitment to make Additional Euro Term E-1 Loans to the Co-Borrowers on the Amendment No. 5 Effective Date, which for the avoidance of doubt may be an existing Euro Term D-1 Lender.

~~“Additional Euro Term C-1 Loan” means a Loan that is made pursuant to Section 2.01(d)(ii) of the Credit Agreement on the Amendment No. 1 Effective Date.~~

~~“Additional Euro Term D-1 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 2 Effective Date.~~

“Additional Euro Term E-1 Loan” means a Loan that is made pursuant to Section 2.01(g) of the Credit Agreement on the Amendment No. 5 Effective Date.

“Additional Euro Term F Commitment” means, with respect to an Additional Euro Term F Lender, the commitment of such Additional Euro Term F Lender to make an Additional Euro Term F Loan on the Amendment No. 9 Effective Date, in the amount set forth on the joinder agreement of such Additional Euro Term F Lender to Amendment No. 9.

“Additional Euro Term F Lender” means a Person with an Additional Euro Term F Commitment to make Additional Euro Term F Loans to the Co-Borrowers on the Amendment No. 9 Effective Date, which for the avoidance of doubt may be an existing Euro Term E-1 Lender.

“Additional Euro Term F Loan” means a Loan that is made pursuant to Section 2.01(h)(ii)(y) on the Amendment No. 9 Effective Date.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Additional Term C-2 Commitment” means, with respect to an Additional Term C-2 Lender, the commitment of such Additional Term C-2 Lender to make an Additional Term C-2 Loan on the Amendment No. 1 Effective Date, in the amount set forth on the joinder agreement of such Additional Term C-2 Lender to Amendment No. 1.

“Additional Term C-2 Lender” means a Person with an Additional Term C-2 Commitment to make Additional Term C-2 Loans to the Co-Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Term B-2 Lender.

“Additional Term C-2 Loan” means a Loan that is made pursuant to Section 2.01(d)(iii) of the Credit Agreement on the Amendment No. 1 Effective Date.

“Additional Term D-2 Commitment” means, with respect to an Additional Term D-2 Lender, the commitment of such Additional Term D-2 Lender to make an Additional Term D-2 Loan on the Amendment No. 2 Effective Date, in the amount set forth on the joinder agreement of such Additional Term D-2 Lender to Amendment No. 2.

“Additional Term D-2 Lender” means a Person with an Additional Term D-2 Commitment to make Additional Term D-2 Loans to the Co-Borrowers on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Term C-2 Lender.

“Additional Term D-2 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 2 Effective Date.

“Additional Term E-2 Commitment” means, with respect to an Additional Term E-2 Lender, the commitment of such Additional Term E-2 Lender to make an Additional Term E-2 Loan on the Amendment No. 5 Effective Date, in the amount set forth on the joinder agreement of such Additional Term E-2 Lender to Amendment No. 5.

~~“Additional Term C-2 Lender” means a Person with an Additional Term C-2 Commitment to make Additional Term C-2 Loans to the Co-Borrowers on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Term B-2 Lender.~~

~~“Additional Term D-2 Lender” means a Person with an Additional Term D-2 Commitment to make Additional Term D-2 Loans to the Co-Borrowers on the Amendment No. 2 Effective Date, which for the avoidance of doubt may be an existing Term C-2 Lender.~~

“Additional Term E-2 Lender” means a Person with an Additional Term E-2 Commitment to make Additional Term E-2 Loans to the Co-Borrowers on the Amendment No. 5 Effective Date, which for the avoidance of doubt may be an existing Term D-2 Lender.

~~“Additional Term C-2 Loan” means a Loan that is made pursuant to Section 2.01(d)(iii) of the Credit Agreement on the Amendment No. 1 Effective Date.~~

~~“Additional Term D-2 Loan” means a Loan that is made pursuant to Section 2.01(e) of the Credit Agreement on the Amendment No. 2 Effective Date.~~

“Additional Term E-2 Loan” means a Loan that is made pursuant to Section 2.01(g) of the Credit Agreement on the Amendment No. 5 Effective Date.

~~“Additional Term Lender” means an Additional Dollar Term E-1 Lender, Additional Euro Term E-1 Lender or Additional Term E-2 Lender, and which shall each constitute “Lenders” under the Credit Agreement as of the Amendment No. 5 Effective Date.~~

“Administrative Agent” means, subject to Section 9.13, Bank of America, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Debt Fund” means a Sponsor Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Agents, together with their respective Related Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.17.

“Aircraft Trust” means either of the grantor trusts in which KCI USA owns a beneficial interest created pursuant to (i) the terms of the Trust Agreement (Federal Express 1991-A), dated as of September 29, 1993, as amended by the First Amendment of Trust Agreement, dated as of December 29, 1994, which agreement provides that the trust estate consists of one McDonnell Douglas DC-10-30F Aircraft, Manufacturer’s Serial No. 47835, U.S. Registration No. N320FE and three General Electric Model CF6-5OC2 Engines, Manufacturer’s Serial Nos. 455311, 455720 and 455705, and (ii) the terms of the Trust Agreement (Federal Express 1991-B), dated as of September 29, 1993, as amended by the First Amendment of Trust Agreement, dated as of December 30, 1996, which agreement provides that the trust estate consists of one McDonnell Douglas DC-10-30CF Aircraft, Manufacturer’s Serial No. 47836, U.S. Registration No. N321FE and three General Electric Model CF6-5OC2 Engines, Manufacturer’s Serial Nos. 528146, 455217 and 455900. The aggregate book value of KCI USA’s interest in these trusts is $7,400,000.

“Alternative Currency” means each of Euro, Brazilian Real, British Pounds Sterling, Australian Dollars, Canadian Dollars, Chinese Yuan, Danish Kroner, Hong Kong Dollars, Hungarian Forint, Indian Rupee, Japanese Yen, New Zealand Dollars, Norwegian Krone, Singapore Dollars, South African Rand, Swedish Kroner, Swiss Francs, Turkish Lira, United Arab Emirates Diram and each other currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.

“Alternative L/C Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative L/C Currency as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative L/C Currency with Dollars.

“Alternative L/C Currency” means each of Euro, Canadian Dollars, British Pounds Sterling and Japanese Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.10.

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of November 7, 2012.

“Amendment No. 1 Arranger” means Bank of America, N.A., as sole lead arranger and sole lead book-running manager in connection with Amendment No. 1.

“Amendment No. 1 Effective Date” means November 7, 2012, the date of effectiveness of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of June 14, 2013.

“Amendment No. 2 Effective Date” means June 14, 2013, the date of effectiveness of Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of October 28, 2013.

“Amendment No. 3 Effective Date” means October 28, 2013, the date of effectiveness of Amendment No. 3.

“Amendment No. 5” means Amendment No. 5 to this Agreement dated as of January 22, 2014.

“Amendment No. 5 Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as joint lead arrangers and joint book-running managers in connection with Amendment No. ~~1.~~5.

“Amendment No. 5 Effective Date” means January 22, 2014, the date of effectiveness of Amendment No. 5.

“Amendment No. 6” means Amendment No. 6 to this Agreement dated as of March 10, 2015.

“Amendment No. 6 Effective Date” means March 10, 2015, the date of effectiveness of Amendment No. 6.

“Amendment No. 7” means Amendment No. 7 to this Agreement dated as of February 9, 2016.

“Amendment No. 7 Effective Date” means February 9, 2016, the date of effectiveness of Amendment No. 7.

“Amendment No. 8” means Amendment No. 8 to this Agreement dated as of February 9, 2016.

“Amendment No. 8 Effective Date” means February 9, 2016, the date of effectiveness of Amendment No. 8.

“Amendment No. 9” means Amendment No. 9 to this Agreement dated as of June 16, 2016.

“Amendment No. 9 Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as joint lead arrangers and joint book-running managers in connection with Amendment No. 9.

“Amendment No. 9 Effective Date” means June 16, 2016, the date of effectiveness of Amendment No. 9.

“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Rate Loans, Base Rate Loans, L/C Advances, Swing Line Loans or Letters of Credit, as applicable, as notified to the Administrative Agent and the Borrowers or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.01(e) and Section 3.02, be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and the Borrowers; provided that, for the purposes of the definition of “Excluded Taxes” and Section 3.01, any such change shall be deemed an assignment made pursuant to an Assignment and Assumption.

“Applicable Rate” means a percentage per annum equal to:

(a) (i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans that are Revolving Credit Loans, 5.75%, (B) for Base Rate Loans that are Revolving Credit Loans, 4.75% and (C) for letter of credit fees, 5.75% per annum and (ii) thereafter, in connection with Revolving Credit Loans, the percentages per annum set forth in the table immediately below, based upon the First Lien Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	First Lien Senior Secured Leverage Ratio	Letter of Credit Fees	Base Rate for Revolving Loans	Eurocurrency Rate for Revolving Loans
I	> 2.75x	5.75%	4.75%	5.75%
II	< 2.75x but > 2.25x	5.50%	4.50%	5.50%
III	≤ 2.25x	5.25%	4.25%	5.25%

; and

(b) (i) for Eurocurrency Rate Loans that are Non-Exchanged Dollar Term E-1 Loans, 3.50%, (ii) for Base Rate Loans that are Non-Exchanged Dollar Term E-1 Loans, 2.50%, (iii) for Eurocurrency Rate Loans that are Non-Exchanged Euro Term E-1 Loans, 3.75%, (iv) for Base Rate Loans that are Non-Exchanged Euro Term E-1 Loans, 2.75%, (v) for Eurocurrency Rate Loans that are ~~Term E-2 Loans, 3.00%, and (vi~~Dollar Term F Loans, 4.00%, (vi) for Base Rate Loans that are Dollar Term F Loans, 3.00%, (vii) for Eurocurrency Rate Loans that are Euro Term F Loans, 4.00%, and (viii) for Base Rate Loans that are Euro Term ~~E-2~~F Loans, ~~2.00~~3.00%.

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Senior Secured Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the First Lien Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the ‘Applicable Rate’ for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Section 2.09 and Section 2.10 as a result of the miscalculation of the First Lien Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.09 or Section 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 (other than Section 2.09(b)), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) has not occurred with respect to the Lead Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.

Notwithstanding the foregoing, the Applicable Rate in respect of any tranche of Extending Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extending Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Applicable Time” means, with respect to any payments in any Alternative L/C Currency, the local time in the place of settlement for such Alternative L/C Currency as may be determined by the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited balance sheets of the Lead Borrower for the fiscal years ended December 31, 2008, 2009 and 2010 and the related audited statements of income and cash flows for the fiscal years ended December 31, 2008, 2009 and 2010.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a) the cumulative amount of Excess Cash Flow of the Company and the Restricted Subsidiaries for all fiscal years completed after the Closing Date (commencing with the first full fiscal year ending after the Closing Date) and prior to the Available Amount Reference Time, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the Available Amount Reference Time to the prepayment of Term Loans in accordance with Section 2.05(b)(i); plus

(b) the amount of any capital contributions or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than any Cure Amount, any capital contributions by Parent or any of its Subsidiaries in connection with a Trigger Event (other than capital contributions from a direct or indirect parent of Parent) or any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.06 or 7.09) received or made by the Company (or any direct or indirect parent thereof and contributed by such parent to the Company) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(c) the aggregate amount of Retained Declined Proceeds retained by the Company during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; plus

(d) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (f) below, the aggregate amount of all cash dividends and other cash distributions received by the Company or any Restricted Subsidiary from any JV Entity or Unrestricted Subsidiaries during the period from the Business Day immediately following the Closing Date through the Available Amount Reference Time; plus

(e) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (f) below, or (iii) used to prepay Term Loans or otherwise applied in accordance with Section 2.05(b)(ii) or Section 2.05(b)(vi), the aggregate amount of all Net Cash Proceeds received by the Company or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any JV Entity or Unrestricted Subsidiary during the period from the Business Day immediately following the Effective Date through the Available Amount Reference Time; minus

(f) the aggregate amount of ~~(i)~~ any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), ~~(ii) any Restricted Payment made pursuant to Section 7.06(l) and (iii) any payments made pursuant to Section 7.09(a)(iii),~~ in each case, during the period commencing on the Closing Date and ending on prior to the Available Amount Reference Time (and, for purposes of this clause (f), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Base Rate” means a fluctuating rate per annum, for any day, equal to the highest of:

(a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”;

(b)  1⁄2 of 1% per annum above the Federal Funds Rate;

(c) the Eurocurrency Rate for an Interest Period of one (1) month plus 1%;

(d) in respect of Term B Loans, 2.25% per annum;

(e) in respect of Term D Loans, 2.00% per annum;

(f) in respect of Incremental Term D-1 Loans, 2.00% per annum; ~~and~~

(g) in respect of Term E Loans, 2.00% per annum; and

(h) in respect of Term F Loans, 2.00% per annum.

The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means (a) at any time prior to the consummation of the Merger, the Initial Borrower and (b) upon and at any time after the consummation of the Merger, the Co-Borrowers.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City; provided that (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Business Day also means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market, (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Business Day also means a TARGET Day and (c) if such day relates to any fundings, disbursements, settlements and payments in connection with a Letter of Credit issued in an Alternative L/C Currency (other than Euro), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by the Company and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Company and its Restricted Subsidiaries during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Research and Development Costs” means research and development costs that are required to be, in accordance with GAAP, capitalized.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary:

(1) Dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrowers) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) Cash Equivalents of the types described in clauses (1) through (10) above denominated in Dollars or any Alternative Currency; and

(12) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (11) above.

“Cash Management Bank” means any Lender, any Agent, any Lead Arranger or any Affiliate of the foregoing providing treasury, depository, credit or debit card, purchasing card and/or cash management services to the Company or any Restricted Subsidiary or conducting any automated clearing house transfers of funds (either on the Closing Date or at the time it begins providing such services).

“Cash Management Obligations” means obligations owed by the Company or any Restricted Subsidiary to any Cash Management Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the earlier to occur of:

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors or other governing body of the Holding Company; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors or other governing body of the Holding Company at such time or (B) the Permitted Holders own a majority of the outstanding voting Equity Interests of the Holding Company at such time, or

(ii) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of the Holding Company, and (y) the percentage of the then outstanding voting stock of the Holding Company owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors or other governing body of the Holding Company shall consist of a majority of the Continuing Directors of Holdings or Parent, as applicable; or

(b) at any time prior to a Qualifying IPO, (i) prior to any Trigger Event, Holdings ceasing to be a direct or indirect Wholly-Owned Subsidiary of Topco or Topco ceasing to be a direct or indirect Wholly-Owned Subsidiary of Parent, in each case other than as a result of a transaction otherwise permitted by Section 7.04(a) or Section 7.04(b), or (ii) the Lead Borrower ceasing to be a direct Wholly-Owned Subsidiary of (x) Holdings or (y) if any Intermediate Holding Company is formed, the Intermediate Holding Company that is a direct parent of the Lead Borrower; or

(c) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in (i) the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture or (ii) any indenture or agreement in respect of a Permitted Refinancing in respect of the Senior Unsecured Notes or the Senior Secured Notes.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Non-Extended Revolving Credit Commitments, Extended Revolving Credit Commitments, Dollar Term B-1 Commitments, Euro Term B-1 Commitments, Term B-2 Commitments, Extending Revolving Credit Commitments or Commitments in respect of any Incremental Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Non-Extended Revolving Credit Loans, Extended Revolving Credit Loans, Dollar Term B-1 Loans, Euro Term B-1 Loans, Term B-2 Loans, Extended Term Loans or Incremental Term Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Material Adverse Effect” means any event, change, occurrence, development or effect that, individually or in the aggregate, would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Lead Borrower and its subsidiaries (as defined in the Merger Agreement) taken as a whole, other than any event, change, occurrence, development or effect resulting from (i) changes in general economic, financial market, business or geopolitical conditions, (ii) changes or developments generally applicable to any of the industries and markets in which the Lead Borrower or its subsidiaries operate, (iii) changes in any applicable laws or regulations or GAAP (as defined in the Merger Agreement) (or interpretations thereof), (iv) any change in the price or trading volume of the Shares (as defined in the Merger Agreement) or the credit rating of the Lead Borrower, in each case in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Closing Date Material Adverse Effect” may be taken into account in determining whether there has been a Closing Date Material Adverse Effect), (v) any failure by the Lead Borrower to meet any published analyst estimates or expectations of the Lead Borrower’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Lead Borrower to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Closing Date Material Adverse Effect” may be taken into account in determining whether there has been a Closing Date Material Adverse Effect), (vi) any outbreak or escalation of hostilities or war (whether or not declared), military actions or the escalation thereof, or any act of sabotage or terrorism or any natural disasters, (vii) the announcement of the Merger Agreement and the transactions contemplated thereby, (viii) any action required by the Merger Agreement or taken at the request of Holdings or the Initial Borrower or (ix) any shareholder or derivative litigation arising from allegations of a breach of fiduciary duty relating to the Merger Agreement or the transactions contemplated thereby, except in the case of each of clauses (i) through (iii) and (vi), to the extent such events, changes, occurrences, developments or effects have, individually or in the aggregate, a disproportionate impact on the Lead Borrower and its subsidiaries, taken as a whole, relative to other industry participants (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Closing Date Material Adverse Effect).

“Co-Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in the Collateral Documents and shall include the Mortgaged Properties.

“Collateral Agent” means Bank of America, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”) by Holdings (in the absence of any Intermediate Holding Company), any Intermediate Holding Company and each Restricted Subsidiary that is a Material Subsidiary (other than KCI USA, any Excluded Subsidiary and any JV Entity) including as of the Closing Date those that are listed on Schedule 1.01D hereto, and, prior to a Trigger Event, Topco and Parent (each, a “Guarantor”);

(c) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement by a first-priority security interest in (i) all the Equity Interests of the Borrowers, (ii) prior to a Trigger Event, all Equity Interests of Holdings and Topco and (iii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries, Equity Interests of De Minimis Foreign Subsidiaries and any Equity Interest of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(h) if such Equity Interests are pledged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests) held directly by (x) the Borrowers, (y) prior to a Trigger Event, Parent or Topco or (z) any other Guarantor in any Wholly-Owned Subsidiary (limited, in the case of voting Equity Interests of any Wholly-Owned Foreign Subsidiary or Domestic Foreign Holding Company, in each case not otherwise excluded from this clause (c), to 65% of the issued and outstanding Equity Interests of each such Wholly-Owned Foreign Subsidiary or Domestic Foreign Holding Company; provided that, to the extent the only Equity Interests held by a Domestic Foreign Holding Company are Equity Interests in a Foreign Subsidiary the Equity Interests of which are otherwise required to be pledged pursuant to this clause (c), in no event shall the security interest in the Equity Interests of such Foreign Subsidiary (either directly or through a security interest in the Equity Interests of such Domestic Foreign Holding Company) exceed 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary);

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities and instruments, filing personal property financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrowers and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 and Section 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance and in such amounts as the Collateral Agent may reasonably request, (iii) a completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property is designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07 and (iv) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Lead Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Lead Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Lead Borrower, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property, (ii) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or equivalent), letter of credit rights and commercial tort claims, (iii) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws, (iv) any lease, license or other agreements or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition and (v) any cash (other than as set forth in the Security Agreement), deposit accounts and securities accounts and (d) no control agreements or control arrangements shall be required with respect to assets specifically requiring perfection through control agreements.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(iii), Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Dollar Term B-1 Commitment, a Euro Term B-1 Commitment, a Term B-2 Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Extending Revolving Credit Commitment or commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means (i) prior to a Trigger Event, Parent (or any entity into which Parent merges in accordance with this Agreement) and (ii) following a Trigger Event, the Lead Borrower.

~~“Compensation Period” has the meaning specified in Section 2.12(c)(ii).~~

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, Capitalized Software Expenditures and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Consolidated Interest Expense of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (w), (x) and (y) in clause (1) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the offering of the Senior Unsecured Notes, the Senior Secured Notes, the Loans and any other credit facilities and (B) any amendment or other modification of the Senior Unsecured Notes, the Senior Secured Notes, the Loans and any other credit facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date, and costs related to the closure and/or consolidation of facilities, to the extent not in excess of 15% of Consolidated EBITDA in any four quarter period; plus

(vi) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii) the amount of management, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor to the extent permitted under Section 7.08(e); plus

(viii) the amount of “run-rate” cost savings projected by the Lead Borrower in good faith and certified by a Responsible Officer of the Lead Borrower in writing to the Administrative Agent to result from actions either taken or initiated prior to or during such period (which cost savings shall be subject only to certification by a Responsible Officer of the Lead Borrower and shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Lead Borrower shall have certified to the Administrative Agent that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Lead Borrower to be realized within twelve (12) months, (B) no cost savings shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such period and (C) the aggregate amount added back pursuant to this clause (viii) for any period shall not exceed 15% of Consolidated EBITDA for such period; plus

(ix) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests or any Cure Amount); plus

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(xiii) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiv) royalty payments to Wake Forest University or its affiliates in respect of certain patents relating to negative pressure wound therapy products, which have been accrued in any period ending on or prior to February 27, 2011;

(b) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, plus (d) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Total Leverage Ratio, Senior Secured Leverage Ratio, First Lien Senior Secured Leverage Ratio and the Interest Coverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Notwithstanding the foregoing, Consolidated EBITDA shall be $177.3 million and $196.4 million for the fiscal quarters ending June 30, 2011 and September 30, 2011, respectively.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) all cash commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (b) the cash interest component of Capitalized Lease Obligations, and (c) net cash payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness, and excluding (w) penalties and interest relating to taxes, (x) any additional cash interest owing pursuant to any registration rights agreement, (y) accretion or accrual of discounted liabilities other than Indebtedness and (z) any expensing of bridge commitment and other financing fees); plus

(2) amortization of original issue discount resulting from the issuance of the Term Loans at less than par; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, to the extent paid in cash; less

(4) cash interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for any Test Period ended on or prior to September 30, 2012, Consolidated Interest Expense shall be equal to the Consolidated Interest Expense for the full fiscal quarters ended after the Closing Date multiplied by (i) four, in the case of the Test Period ending March 31, 2012, (ii) two, in the case of the Test Period ending June 30, 2012 and (iii) 4/3, in the case of the Test Period ending September 30, 2012.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) subject to the limitations contained in clause (3) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Responsible Officer of the Lead Borrower) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than the Borrowers or any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, the Borrowers or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents, the Senior Unsecured Notes Indenture or the Senior Secured Notes Indenture), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the Board of Directors of the Lead Borrower);

(4) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5) the cumulative effect of a change in accounting principles;

(6) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(9) any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12) any goodwill or other intangible asset impairment charge or write-off;

(13) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(14) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP; and

(15) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents) included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date (other than cash or Cash Equivalents deposited, segregated or otherwise allocated for the conversion or settlement of the Convertible Notes as set forth in clause (w) of the following proviso), which aggregate amount of unrestricted cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date and which shall not exceed the greater of $300,000,000 and 40% of Consolidated EBITDA for the most recent Test Period; provided that Consolidated Total Debt shall not include (w) the Convertible Notes, to the extent that Holdings has deposited (or caused to be deposited) with a paying agent in accordance with the Merger Agreement at or prior to the Closing Date an amount in cash sufficient for the conversion and settlement of the Convertible Notes in full, (x) Letters of Credit, except to the extent of Unreimbursed Amounts thereunder and (y) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Continuing Directors” means the directors or equivalent body of the Holding Company or the Lead Borrower, as the case may be, on the Closing Date, as elected or appointed after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director or equivalent body, if, in each case, such other director’s or equivalent body’s nomination for election to the board of directors or other governing body of the Holding Company or the Lead Borrower, as the case may be (or the direct or indirect parent of the Lead Borrower after a Qualifying IPO of such direct or indirect parent) is recommended by a majority of the then Continuing Directors or such other director or equivalent body receives the vote of the Permitted Holders in his or her election by the stockholders or partners of the Holding Company or the Lead Borrower, as the case may be (or the direct or indirect parent of the Lead Borrower after a Qualifying IPO of such direct or indirect parent).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Control Agent” means the Control Agent as defined in the Notes Intercreditor Agreement.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Convertible Notes” means the 3.25% Convertible Senior Notes due 2015 of the Lead Borrower.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.05.

“Cure Right” has the meaning specified in Section 8.05.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans required to be funded by it or (iii) pay over to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Lead Borrower or the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s, Swing Line Lender’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“De Minimis Foreign Subsidiary” means, at any date of determination, any Foreign Subsidiary the Equity Interests of which would otherwise be required to be pledged pursuant to the Collateral and Guarantee Requirement and which does not have either (a) net sales that are greater than three percent (3.0%) (or, when combined with all other De Minimis Foreign Subsidiaries, greater than five percent (5.0%)) of the net sales of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) or, for the period prior to the time when any such statements have been delivered pursuant to Section 6.01(a) or (b), the last fiscal quarter covered by the Pro Forma Financial Statements, or (b) assets with a book value that is greater than three percent (3.0%) (or, when combined with all other De Minimis Foreign Subsidiaries, greater than five percent (5.0%)) of the book value of Total Assets as of the most recent fiscal quarter end for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) or, for the period prior to the time when any such statements have been delivered pursuant to Section 6.01(a) or (b), as of the last day covered by the Pro Forma Financial Statements.

“Deposit Note” means the note issued by the Initial Borrower to Parent on the Closing Date in the aggregate principal amount of $950,000,000 as part of the LifeCell Restructuring, which note shall be repaid through the delivery of the Equity Interests in LifeCell to Parent as part of the LifeCell Restructuring.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with a Permitted LifeCell Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.05.

“Discount Range” has the meaning specified in Section 2.05(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Holding Company or any direct or indirect parent of the Holding Company (and, after a Qualifying IPO of any Intermediate Holding Company) of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term B-1 Loans.

“Disqualified Lenders” means such Persons that have been specified in writing to the Administrative Agent and the Lead Arrangers prior to July 12, 2011 as being “Disqualified Lenders.”

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, (b) with respect to any amount denominated in Euro, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Euro and (c) with respect to any amount denominated in any Alternative L/C Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative L/C Currency.

“Dollar Term B-1 Borrowing” means a borrowing consisting of Dollar Term B-1 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Dollar Term B-1 Lenders pursuant to Section 2.01(b)(i).2345

[2]	All references to “Dollar Term B-1 Borrowing,” “Dollar Term B-1 Commitment,” “Dollar Term B-1 Lender,” “Dollar Term B-1 Loan” and “Dollar Term B-1 Note” in the Loan Documents shall be deemed to be replaced with “Dollar Term C-1 Borrowing,” “Dollar Term C-1 Commitment,” “Dollar Term C-1 Lender,” “Dollar Term C-1 Loan” and “Dollar Term C-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Dollar Term B-1 Borrowing,” “Dollar Term B-1 Commitment,” “Dollar Term B-1 Lender,” “Dollar Term B-1 Loan,” “Dollar Term B-1 Note,” Section 2.01(b) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[3]	All references to “Dollar Term C-1 Borrowing,” “Dollar Term C-1 Commitment,” “Dollar Term C-1 Lender,” “Dollar Term C-1 Loan” and “Dollar Term C-1 Note” in the Loan Documents shall be deemed to be replaced with “Dollar Term D-1 Borrowing,” “Dollar Term D-1 Commitment,” “Dollar Term D-1 Lender,” “Dollar Term D-1 Loan” and “Dollar Term D-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Dollar Term C-1 Borrowing,” “Dollar Term C-1 Commitment,” “Dollar Term C-1 Lender,” “Dollar Term C-1 Loan,” “Dollar Term C-1 Note,” Section 2.01(b) and 2.01(c) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[4]	All references to “Dollar Term D-1 Borrowing,” “Dollar Term D-1 Commitment,” “Dollar Term D-1 Lender,” “Dollar Term D-1 Loan” and “Dollar Term D-1 Note” in the Loan Documents shall be deemed to be replaced with “Dollar Term E-1 Borrowing,” “Dollar Term E-1 Commitment,” “Dollar Term E-1 Lender,” “Dollar Term E-1 Loan” and “Dollar Term E-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Dollar Term D-1 Borrowing,” “Dollar Term D-1 Commitment,” “Dollar Term D-1 Lender,” “Dollar Term D-1 Loan,” “Dollar Term D-1 Note,” Section 2.01(e) and 2.01(g) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[5]	All references to “Dollar Term E-1 Borrowing,” “Dollar Term E-1 Commitment,” “Dollar Term E-1 Lender,” “Dollar Term E-1 Loan” and “Dollar Term E-1 Note” in the Loan Documents shall be deemed to be replaced with “Dollar Term F Borrowing” and/or “Non-Exchanged Dollar Term E-1 Borrowing,” “Dollar Term F Commitment” and/or “Non-Exchanged Dollar Term E-1 Commitment,” “Dollar Term F Lender” and/or “Non-Exchanged Dollar Term E-1 Lender,” “Dollar Term F Loan” and/or “Non-Exchanged Dollar Term E-1 Loan,” and “Dollar Term F Note” and/or “Non-Exchanged Dollar Term E-1 Note,” respectively, as the context requires (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Dollar Term E-1 Borrowing,” “Dollar Term E-1 Commitment,” “Dollar Term E-1 Lender,” “Dollar Term E-1 Loan,” “Dollar Term E-1 Note,” Section 2.01(g) and 2.01(h) and the Preliminary Statements hereto).

“Dollar Term B-1 Commitment” means, as to each Dollar Term B-1 Lender, its obligation to make a Dollar Term B-1 Loan to the Borrowers pursuant to Section 2.01(b)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Dollar Term B-1 Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term B-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Term B-1 Commitments is $1,630,000,000.

“Dollar Term B-1 Lender” means, at any time, any Lender that has a Dollar Term B-1 Commitment or a Dollar Term B-1 Loan at such time.

“Dollar Term B-1 Loan” has the meaning provided in Section 2.01(b)(i).

“Dollar Term B-1 Note” means a promissory note of the Borrowers payable to any Dollar Term B-1 Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Dollar Term B-1 Lender resulting from the Dollar Term B-1 Loans made by such Dollar Term B-1 Lender.

“Dollar Term C-1 Commitment” means, with respect to a Dollar Term B-1 Lender, the agreement of such Dollar Term B-1 Lender to exchange the principal amount of its Dollar Term B-1 Loans set forth on the signature page to such Dollar Term B-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 1 Arranger) for an equal principal amount of Dollar Term C-1 Loans on the Amendment No. 1 Effective Date.

“Dollar Term C-1 Lender” means an Additional Dollar Term C-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(d)(i).

“Dollar Term C-1 Loan” means an Additional Dollar Term C-1 Loan or a Loan that is deemed made pursuant to Section 2.01(d)(i).

“Dollar Term D-1 Commitment” means, with respect to a Dollar Term C-1 Lender, the agreement of such Dollar Term C-1 Lender to exchange the principal amount of its Dollar Term C-1 Loans set forth on the signature page to such Dollar Term C-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 2 Arranger) for an equal principal amount of Dollar Term D-1 Loans on the Amendment No. 2 Effective Date.

“Dollar Term D-1 Lender” means an Additional Dollar Term D-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(e).

“Dollar Term D-1 Loan” means an Additional Dollar Term D-1 Loan or a Loan that is deemed made pursuant to Section 2.01(e).

“Dollar Term E-1 Commitment” means, with respect to a Dollar Term D-1 Lender, the agreement of such Dollar Term D-1 Lender to exchange the principal amount of its Dollar Term D-1 Loans set forth on the signature page to such Dollar Term D-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 5 Arrangers) for an equal principal amount of Dollar Term E-1 Loans on the Amendment No. 5 Effective Date.

“Dollar Term E-1 Lender” means an Additional Dollar Term E-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(g).

“Dollar Term E-1 Loan” means an Additional Dollar Term E-1 Loan or a Loan that is deemed made pursuant to Section 2.01(g).

“Dollar Term F Commitment” means, with respect to a Dollar Term E-1 Lender, the agreement of such Dollar Term E-1 Lender to exchange the principal amount of its Dollar Term E-1 Loans (or such lesser amount allocated to it by the Amendment No. 9 Arrangers) for an equal principal amount of Dollar Term F Loans on the Amendment No. 9 Effective Date.

“Dollar Term F Lender” means an Additional Dollar Term F Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(h)(i)(x).

“Dollar Term F Loan” means an Additional Dollar Term F Loan or a Loan that is deemed made pursuant to Section 2.01(h)(i)(x).

“Domestic Foreign Holding Company” means any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes and has no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Laws relating to pollution, the protection of the environment, natural resources or to the generation, transport, storage, use, treatment, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” means cash common or preferred equity contributions by the Investors to Parent, directly or indirectly, in an aggregate amount equal to, when combined with the fair market value of all capital contributions and investments by management and existing equity holders of the Lead Borrower rolled over or invested in connection with the Transaction, at least 25.0% of the total pro forma debt and equity capitalization of Parent and its Subsidiaries on the Closing Date after giving effect to the Transaction (all of which Equity Contribution shall be contributed to the Lead Borrower as cash common equity except for an amount equal to the principal amount of the Deposit Note).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of withdrawal liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or that is in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of

the Code); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euro as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euro with Dollars.

“Euro Term B-1 Borrowing” means a borrowing consisting of Euro Term B-1 Loans and having the same Interest Period made by each of the Euro Term B-1 Lenders pursuant to Section 2.01(b)(ii).~~4~~6~~5~~789

“Euro Term B-1 Commitment” means, as to each Euro Term B-1 Lender, its obligation to make a Euro Term B-1 Loan to the Borrowers pursuant to Section 2.01(b)(ii) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Euro Term B-1 Commitment” or in the Assignment and Assumption pursuant to which such Euro Term B-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Euro Term B-1 Commitments is €250,000,000.

~~[4]~~[6]	All references to “Euro Term B-1 Borrowing,” “Euro Term B-1 Commitment,” “Euro Term B-1 Lender,” “Euro Term B-1 Loan” and “Euro Term B-1 Note” in the Loan Documents shall be deemed to be replaced with “Euro Term C-1 Borrowing,” “Euro Term C-1 Commitment,” “Euro Term C-1 Lender,” “Euro Term C-1 Loan” and “Euro Term C-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Euro Term B-1 Borrowing,” “Euro Term B-1 Commitment,” “Euro Term B-1 Lender,” “Euro Term B-1 Loan,” “Euro Term B-1 Note,” Section 2.01(b) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
~~[5]~~[7]	All references to “Euro Term C-1 Note,” “Euro Term C-1 Borrowing,” “Euro Term C-1 Commitment,” “Euro Term C-1 Lender,” “Euro Term C-1 Loan” and “Euro Term C-1 Note” in the Loan Documents shall be deemed to be replaced with “Euro Term D-1 Borrowing,” “Euro Term D-1 Commitment,” “Euro Term D-1 Lender,” “Euro Term D-1 Loan” and “Euro Term D-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of Euro Term C-1 Borrowing,” “Euro Term C-1 Commitment,” “Euro Term C-1 Lender,” “Euro Term C-1 Loan,” “Euro Term C-1 Note,” Section 2.01(b) and 2.01(c) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[8]	All references to “Euro Term D-1 Note,” “Euro Term D-1 Borrowing,” “Euro Term D-1 Commitment,” “Euro Term D-1 Lender,” “Euro Term D-1 Loan” and “Euro Term D-1 Note” in the Loan Documents shall be deemed to be replaced with “Euro Term E-1 Borrowing,” “Euro Term E-1 Commitment,” “Euro Term E-1 Lender,” “Euro Term E-1 Loan” and “Euro Term E-1 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of Euro Term D-1 Borrowing,” “Euro Term D-1 Commitment,” “Euro Term D-1 Lender,” “Euro Term D-1 Loan,” “Euro Term D-1 Note,” Section 2.01(e) and 2.01(g) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[9]	All references to “Euro Term E-1 Borrowing,” “Euro Term E-1 Commitment,” “Euro Term E-1 Lender,” “Euro Term E-1 Loan” and “Euro Term E-1 Note” in the Loan Documents shall be deemed to be replaced with “Euro Term F Borrowing” and/or “Non-Exchanged Euro Term E-1 Borrowing,” “Euro Term F Commitment” and/or “Non-Exchanged Euro Term E-1 Commitment,” “Euro Term F Lender” and/or “Non-Exchanged Euro Term E-1 Lender,” “Euro Term F Loan” and/or “Non-Exchanged Euro Term E-1 Loan,” and “Euro Term F Note” and/or “Non-Exchanged Euro Term E-1 Note,” respectively, as the context requires (unless the context otherwise requires, including, without limitation, with respect to the definitions of Euro Term E-1 Borrowing,” “Euro Term E-1 Commitment,” “Euro Term E-1 Lender,” “Euro Term E-1 Loan,” “Euro Term E-1 Note,” Section 2.01(g) and 2.01(h) and the Preliminary Statements hereto).

“Euro Term B-1 Lender” means, at any time, any Lender that has a Euro Term B-1 Commitment or a Euro Term B-1 Loan at such time.

“Euro Term B-1 Loan” has the meaning provided in Section 2.01(b)(ii).

“Euro Term B-1 Note” means a promissory note of the Borrowers payable to any Euro Term B-1 Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Euro Term B-1 Lender resulting from the Euro Term B-1 Loans made by such Euro Term B-1 Lender.

“Euro Term C-1 Commitment” means, with respect to a Euro Term B-1 Lender, the agreement of such Euro Term B-1 Lender to exchange the principal amount of its Euro Term B-1 Loans set forth on the signature page to such Euro Term B-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 1 Arranger) for an equal principal amount of Euro Term C-1 Loans on the Amendment No. 1 Effective Date.

“Euro Term C-1 Lender” means an Additional Euro Term C-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(d)(ii).

“Euro Term C-1 Loan” means an Additional Euro Term C-1 Loan or a Loan that is deemed made pursuant to Section 2.01(d)(ii).

“Euro Term D-1 Commitment” means, with respect to a Euro Term C-1 Lender, the agreement of such Euro Term C-1 Lender to exchange the principal amount of its Euro Term C-1 Loans set forth on the signature page to such Euro Term C-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 2 Arranger) for an equal principal amount of Euro Term D-1 Loans on the Amendment No. 2 Effective Date.

“Euro Term D-1 Lender” means an Additional Euro Term D-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(e).

“Euro Term D-1 Loan” means an Additional Euro Term D-1 Loan or a Loan that is deemed made pursuant to Section 2.01(e).

“Euro Term E-1 Commitment” means, with respect to a Euro Term D-1 Lender, the agreement of such Euro Term D-1 Lender to exchange the principal amount of its Euro Term D-1 Loans set forth on the signature page to such Euro Term D-1 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 5 Arrangers) for an equal principal amount of Euro Term E-1 Loans on the Amendment No. 5 Effective Date.

“Euro Term E-1 Lender” means an Additional Euro Term E-1 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(g).

“Euro Term E-1 Loan” means an Additional Euro Term E-1 Loan or a Loan that is deemed made pursuant to Section 2.01(g).

“Euro Term F Commitment” means, with respect to a Euro Term E-1 Lender, the agreement of such Euro Term E-1 Lender to exchange the principal amount of its Euro Term E-1 Loans (or such lesser amount allocated to it by the Amendment No. 9 Arrangers) for an equal principal amount of Euro Term F Loans on the Amendment No. 9 Effective Date.

“Euro Term F Lender” means an Additional Euro Term F Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(h)(i)(y).

“Euro Term F Loan” means an Additional Euro Term F Loan or a Loan that is deemed made pursuant to Section 2.01(h)(i)(y).

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Term B Loans shall at no time be less than 1.25% per annum.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Term D Loans shall at no time be less than 1.00% per annum.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Incremental Term D-1 Loans shall at no time be less than 1.00% per annum.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Term E Loans shall at no time be less than 1.00% per annum.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Term F Loans shall at no time be less than 1.00% per annum.

Notwithstanding any provision to the contrary in the Credit Agreement, the applicable Eurocurrency Rate in respect of Extended Revolving Credit Loans shall at no time be less than 0.00% per annum.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Company and its Restricted Subsidiaries completed during such period or the application of purchase accounting); and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Company and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (5) of the definition of Consolidated Net Income;

(ii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property made in cash during such period, to the extent that such Capital Expenditures or acquisitions were financed with internally generated cash flow of the Company or its Restricted Subsidiaries;

(iii) the aggregate amount of all principal payments of Indebtedness of the Company and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under the Revolving Credit Facility and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of incurrence or issuance of other Indebtedness of the Company or its Restricted Subsidiaries or with the proceeds from the issuance of Equity Interests;

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Company and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Company and its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(vi) cash payments by the Company and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Company and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Company and its Restricted Subsidiaries;

(viii) ~~the amount of Restricted Payments paid during such period pursuant to Section 7.06(l) to the extent such Restricted Payments were financed with internally generated cash flow of the Company and its Restricted Subsidiaries;~~[reserved];

(ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness;

(x) the aggregate amount of expenditures actually made by the Company and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period;

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Company or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period to the extent intended to be financed with internally generated cash flow of the Company and its Restricted Subsidiaries; provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, less the amount financed other than through internally generated cash flow of the Company and its Restricted Subsidiaries, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; and

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchanged Dollar Term B-1 Loans” means each Dollar Term B-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Dollar Term C-1 Loan and the Amendment No. 1 Arranger has allocated into a Dollar Term C-1 Loan.

“Exchanged Dollar Term C-1 Loans” means each Dollar Term C-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Dollar Term D-1 Loan and the Amendment No. 2 Arranger has allocated into a Dollar Term D-1 Loan.

“Exchanged Dollar Term D-1 Loans” means each Dollar Term D-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Dollar Term E-1 Loan and the Amendment No. 5 Arrangers have allocated into a Dollar Term E-1 Loan.

“Exchanged Dollar Term E-1 Loans” means each Dollar Term E-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Dollar Term F Loan and the Amendment No. 9 Arrangers have allocated into a Dollar Term F Loan.

“Exchanged Euro Term B-1 Loans” means each Euro Term B-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Euro Term C-1 Loan and the Amendment No. 1 Arranger has allocated into a Euro Term C-1 Loan.

“Exchanged Euro Term C-1 Loans” means each Euro Term C-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Euro Term D-1 Loan and the Amendment No. 2 Arranger has allocated into a Euro Term D-1 Loan.

“Exchanged Euro Term D-1 Loans” means each Euro Term D-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Euro Term E-1 Loan and the Amendment No. 5 Arrangers have allocated into a Euro Term E-1 Loan.

“Exchanged Euro Term E-1 Loans” means each Euro Term E-1 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Euro Term F Loan and the Amendment No. 9 Arrangers have allocated into a Euro Term F Loan.

“Exchanged Term B-2 Loans” means each Term B-2 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term C-2 Loan and the Amendment No. 1 Arranger has allocated into a Term C-2 Loan.

“Exchanged Term C-2 Loans” means each Term C-2 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term D-2 Loan and the Amendment No. 2 Arranger has allocated into a Term D-2 Loan.

“Exchanged Term D-2 Loans” means each Term D-2 Loan (or portion thereof) as to which the Lender thereof has consented to exchange into a Term E-2 Loan and the Amendment No. 5 Arrangers have allocated into a Term E-2 Loan.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C hereto, (b) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (c) any Foreign Subsidiary that is a direct or indirect subsidiary of (i) the Borrower or (ii) any Domestic Subsidiary, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(h) and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to guarantee such secured Indebtedness or such prohibition no longer exists, as applicable, (f) any Immaterial Subsidiary, (g) any Domestic Foreign Holding Company, and (h) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Lead Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, (a) with respect to each Agent and each Lender, Taxes (including any additions to tax, penalties and interest) imposed on its overall net income or net profits (including any franchise Taxes imposed in lieu thereof) by any jurisdiction (or any political subdivision thereof) as a result of such Agent or such Lender, as the case may be, being resident or being deemed to be resident, being organized, maintaining an Applicable Lending Office, or carrying on business or being deemed to carry on business in such jurisdiction (other than any business or deemed business arising solely from any Loan Documents or any transactions contemplated thereby), (b) any U.S. federal withholding Tax that is imposed on amounts payable to a Lender under the law in effect at the time such Lender becomes a party to this Agreement; provided that this clause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (b)) do not exceed the indemnity payment or additional amounts that the Lender’s assignor (if any) was entitled to receive immediately prior to such assignment or (y) any Tax is imposed on a Lender in connection with an interest or participation in any Loan or other obligations that such Lender was required to acquire pursuant to Section 2.13 or that such Lender acquired pursuant to Section 3.07 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax), (c) any withholding Tax resulting from a failure of a Lender to comply with Section 3.01(f) or a failure of the Administrative Agent to comply with Section 3.01(g) and (d) any withholding Tax imposed pursuant to FATCA.

“Existing Indebtedness” means Indebtedness for borrowed money of each of the Company and its Restricted Subsidiaries outstanding immediately prior to the Closing Date.

“Existing Letters of Credit” has the meaning specified in Section 2.03(a).

“Existing Revolving Credit Commitments” means the “Revolving Credit Commitments” immediately prior to the Amendment No. 7 Effective Date.

“Existing Revolving Credit Lender” means a Lender holding an Existing Revolving Credit Commitment immediately prior to the Amendment No. 7 Effective Date.

“Existing Revolving Credit Loans” means the “Revolving Credit Loans” outstanding immediately prior to the Amendment No. 7 Effective Date.

“Extended Revolving Credit Commitment” means, as to each Extended Revolving Credit Lender, its obligation to (a) make Extended Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c)(ii)(B) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(c) under the caption “Extended Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Extended Revolving Credit Commitments of all Extended Revolving Credit Lenders shall be $171,333,333.33 on the Amendment No. 8 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Extended Revolving Credit Facility” means the Extended Revolving Credit Commitments and the Extended Revolving Credit Loans, Swing Line Loans and Letters of Credit extended thereunder.

“Extended Revolving Credit Lender” means, at any time, any Lender that has an Extended Revolving Credit Commitment or that holds Extended Revolving Credit Loans at such time.

“Extended Revolving Credit Loan” has the meaning specified in Section 2.01(c)(ii)(B).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Revolving Credit Commitment” has the meaning specified in Section 2.15(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).

“Extending Term Lender” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means the Term Loans or the Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter dated July 12, 2011 (or as of such date) among the Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Royal Bank of Canada, RBC Capital Markets, LLC, UBS Loan Finance LLC and UBS Securities LLC and the Initial Borrower, as amended, supplemented or otherwise modified from time to time.

“Financial Covenant” means the covenant set forth in Section 7.10.

“First Lien Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any portion of Consolidated Total Debt that is unsecured or is secured solely by a Lien that is junior to the Liens securing the Obligations pursuant to an Intercreditor Agreement) as of the last day of such Test Period to (b) Consolidated EBITDA of the Company for such Test Period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vi).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vi).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Company and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Lead Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Borrowers may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrowers to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrowers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrowers may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrowers, including pursuant to Sections 6.01(a) and (b), in IFRS.

“Governmental Authority” means any nation or government, any state, provincial, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guarantee substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any applicable Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is a Lender, an Agent, a Lead Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement or on the Closing Date is party to a Swap Contract with a Loan Party or any Restricted Subsidiary permitted under Section 7.03(g) on the Closing Date, in its capacity as a party thereto.

“Holding Company” means (i) prior to any Trigger Event, Parent and (ii) following any Trigger Event, Holdings.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means, at any date of determination, each Subsidiary of the Company that has been designated by the Lead Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Company and its Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) equal or exceed 5% of the consolidated gross revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP, (b) the Lead Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the Total Assets or gross revenues of all Subsidiaries so designated by the Lead Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Lead Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided further that the Lead Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(d).

“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.14(d).

“Incremental Term D-1 Commitment” means, as to each Incremental Term D-1 Lender, the obligation of such Incremental Term D-1 Lender to make an Incremental Term D-1 Loan to the Co-Borrowers on the Amendment No. 3 Effective Date, in the aggregate principal amount set forth on the joinder agreement of such Incremental Term D-1 Lender to Amendment No. 3.

“Incremental Term D-1 Lender” means, at any time, any Lender that has an Incremental Term D-1 Commitment or an Incremental Term D-1 Loan at such time.

“Incremental Term D-1 Loan” has the meaning provided in Section 2.01(f).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Company and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Borrower” has the meaning specified in the Preliminary Statements to this Agreement.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans or issuances or deemed issuances of Letters of Credit on the Closing Date as specified in the definition of the term “Permitted Initial Revolving Borrowing.”

“Intellectual Property Security Agreement” means, collectively, (a) the First Lien Intellectual Property Security Agreement executed by certain Loan Parties in the form of Exhibit I, and (b) each other Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Intellectual Property Security Agreement.

“Intercreditor Agreement” means an intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.01, providing that all proceeds of Collateral shall first be applied to repay the Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Commitments and the repayment in full (or Cash Collateralization of Letters of Credit) of all Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and otherwise in form and substance reasonably satisfactory to the Collateral Agent. For purposes of this Agreement, the Notes Intercreditor Agreement shall be deemed to be an Intercreditor Agreement.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Company for such period to (b) Consolidated Interest Expense of the Company for such Test Period.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of such Loan; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of such Loan.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months thereafter as selected by the Borrowers in their Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of such Loan.

“Intermediate Holding Company” means any wholly-owned Subsidiary of Holdings that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Lead Borrower.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any Obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.

“Investors” means the Sponsor and the Management Stockholders.

“IP Rights” has the meaning specified in Section 5.14.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“JV Entity” means (a) any joint venture and (b) any non-Wholly-Owned Subsidiary of the Company.

“Judgment Currency” has the meaning specified in Section 10.17.

“KCI USA” has the meaning specified in the introductory paragraph to this Agreement.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (i) Bank of America or any of its Subsidiaries or Affiliates, and (ii) any other Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j); in the case of each of clause (i) or (ii) above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.

“Lead Arrangers” means Bank of America, N.A., Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, in their capacity as Joint Lead Arrangers and Bookrunners under this Agreement.

“Lead Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in Dollars or in an Alternative L/C Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Extended Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(g).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“LifeCell” means LifeCell Corporation, a Delaware corporation.

“LifeCell Group” means the Subsidiaries of the Company constituting the LifeCell group of companies, which, as of the Closing Date, consist of LifeCell and its Subsidiary, LifeCell Canada Inc.

“LifeCell Restructuring” means the Transactions occurring on the Closing Date by which LifeCell becomes a Wholly-Owned direct Subsidiary of Parent.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans or loans made pursuant to any Incremental Revolving Commitment).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) each Letter of Credit Application, in each case as amended.

“Loan Parties” means, collectively, (i) the Borrowers, (ii) Holdings, (iii) prior to a Trigger Event, Topco and Parent and (iv) each other Guarantor.

“Make-Whole Premium” means, as of any date upon which a prepayment premium is payable with respect to Term B-1 Loans pursuant to Section 2.05(a), the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of (i) 101% of the principal amount of the applicable repaid Term B-1 Loans (assuming such amount were paid on the date that is one year after the Closing Date) and (ii) all interest that would accrue (assuming the Borrowers had selected consecutive three-month Interest Periods) on the applicable repaid Term B-1 Loans from such date to the date which is one year following the Closing Date, computed using the Eurocurrency Rate for an Interest Period of three months commencing on such date plus the Applicable Rate in effect on such date for Term B-1 Loans that are Eurocurrency Rate Loans minus (b) 100% of the principal amount of the applicable repaid Term B-1 Loans.

“Management Stockholders” means the members of management of Company or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01E.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Real Property” means any real property with a book value in excess of $20,000,000 owned by any Loan Party (other than the New Headquarters to the extent that a Permitted Sale Leaseback in respect of the New Headquarters is completed pursuant to the terms of this Agreement or Indebtedness permitted pursuant to Section 7.03(y) is incurred or assumed, in each case on or before December 31, 2013).

“Material Subsidiary” means, at any date of determination, each Subsidiary of the Company that is not an Immaterial Subsidiary (but including, in any case, any Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (a) with respect to the Non-Extended Revolving Credit Facility, the fifth anniversary of the Closing Date, (b) with respect to the Extended Revolving Credit Facility, the sixth anniversary of the Closing Date, (c) with respect to the Term B-1 Loans, Term C-1 Loans, the Term D-1 Loans and the Non-Exchanged Term E-1 Loans, the date that is six years and six months after the Closing Date, ~~and~~ (d) with respect to the Term B-2 Loans, the Term C-2 Loans, the Term D-2 Loans and the Term E-2 Loans, the fifth anniversary of the Closing Date~~; provided that if either~~, and (e) with respect to the Term F Loans, the earliest of (x) the date that is nine years after the Closing Date, (y) the date (such date, the “Senior Unsecured Springing Date”) that is 90 days prior to the maturity (whether at scheduled maturity or otherwise prior thereto) of the Senior Unsecured Notes (or any Permitted Refinancing thereof) if, on the Senior Unsecured Springing Date, more than $250,000,000 in aggregate principal amount of the Senior Unsecured Notes (or any Permitted Refinancing thereof) is then outstanding, and (z) the date (such date, the “Senior Secured Springing Date”) that is 90 days prior to the maturity (whether at scheduled maturity or otherwise prior thereto) of the Senior Secured Notes (or any Permitted Refinancing thereof) if, on the Senior Secured Springing Date, more than $250,000,000 in aggregate principal amount of the Senior Secured Notes (or any Permitted Refinancing thereof) is then outstanding; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Merger” has the meaning specified in the Preliminary Statements to this Agreement.

“Merger Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothec and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Section 6.11 and Section 6.13.

“Mortgage Policies” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Company or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Company or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Company or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Company or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction~~, (E) in the case of any Specified Disposition, any proceeds therefrom paid as a dividend pursuant to Section 7.06(j) and (F~~ and (E) in the case of any Permitted LifeCell Disposition, any proceeds therefrom paid as a dividend pursuant to Section 7.06(k), it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Company or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $15,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) (i) with respect to the incurrence or issuance of any Indebtedness by the Company or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by the Company or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Company, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Company.

“New Headquarters” means the Lead Borrower’s world headquarters located at 12930 Highway 10 West, San Antonio, Texas.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Exchanged Dollar Term B-1 Loan” means each Dollar Term B-1 Loan (or portion thereof) other than an Exchanged Dollar Term B-1 Loan.

“Non-Exchanged Dollar Term C-1 Loan” means each Dollar Term C-1 Loan (or portion thereof) other than an Exchanged Dollar Term C-1 Loan.

“Non-Exchanged Dollar Term D-1 Loan” means each Dollar Term D-1 Loan (or portion thereof) other than an Exchanged Dollar Term D-1 Loan.

“Non-Exchanged Dollar Term E-1 Lender” means, at any time, any Lender that has a Non-Exchanged Dollar Term E-1 Loan at such time.

“Non-Exchanged Dollar Term E-1 Loan” means each Dollar Term E-1 Loan (or portion thereof) other than an Exchanged Dollar Term E-1 Loan.

“Non-Exchanged Euro Term B-1 Loan” means each Euro Term B-1 Loan (or portion thereof) other than an Exchanged Euro Term B-1 Loan.

“Non-Exchanged Euro Term C-1 Loan” means each Euro Term C-1 Loan (or portion thereof) other than an Exchanged Euro Term C-1 Loan.

Non-Exchanged Euro Term D-1 Loan” means each Euro Term D-1 Loan (or portion thereof) other than an Exchanged Euro Term D-1 Loan.

“Non-Exchanged Euro Term E-1 Lender” means, at any time, any Lender that has a Non-Exchanged Euro Term E-1 Loan at such time.

“Non-Exchanged Euro Term E-1 Loan” means each Euro Term E-1 Loan (or portion thereof) other than an Exchanged Euro Term E-1 Loan.

“Non-Exchanged Term B-2 Loan” means each Term B-2 Loan (or portion thereof) other than an Exchanged Term B-2 Loan.

“Non-Exchanged Term C-2 Loan” means each Term C-2 Loan (or portion thereof) other than an Exchanged Term C-2 Loan.

“Non-Exchanged Term D-2 Loan” means each Term D-2 Loan (or portion thereof) other than an Exchanged Term D-2 Loan.

“Non-Extended Revolving Credit Commitment” means, as to each Non-Extended Revolving Credit Lender, its obligation to (a) make Non-Extended Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c)(ii)(A) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(c) under the caption “Non-Extended Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Non-Extended Revolving Credit Commitments of all Non-Extended Revolving Credit Lenders shall be $28,666,666.67 on the Amendment No. 8 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Non-Extended Revolving Credit Facility” means the Non-Extended Revolving Credit Commitments and the Non-Extended Revolving Credit Loans, Swing Line Loans and Letters of Credit extended thereunder.

“Non-Extended Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment or that holds Non-Extended Revolving Credit Loans at such time.

“Non-Extended Revolving Credit Loan” has the meaning specified in Section 2.01(c)(ii)(A).

“Non-Loan Party” means any Subsidiary of the Company that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Dollar Term B-1 Note, a Euro Term B-1 Note, a Term B-2 Note or a Revolving Credit Note as the context may require.

“Notes Intercreditor Agreement” means the agreement contemplated by Section 4.01(i) and substantially in the form of Exhibit N, dated as of the Closing Date, among the Collateral Agent, the Trustee and the Control Agent (as defined therein), as the same may be amended, modified or supplemented from time to time.

“Notice of Reinvestment Election” has the meaning specified in Section 2.05(b)(ii)(B).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement, and (z) Cash Management Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Offered Loans” has the meaning specified in Section 2.05(d)(iii).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other excise, property, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, in each case, any such Taxes resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (“Assignment Taxes”), but only to the extent such Assignment Taxes do not result from an assignment, change of Applicable Lending Office, etc., requested by the Borrowers.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Euro, the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(t).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings or any direct or indirect parent of Holdings (and, after a Qualifying IPO, of any Intermediate Holding Company), in each case to the extent permitted hereunder.

“Permitted First Lien Secured Debt” means Indebtedness secured by Liens on Collateral in reliance on clause (i)(A) of the proviso to Section 7.01(ee).

“Permitted Holders” means any of (a) the Sponsor, (b) any other Investor and (c) the Management Stockholders.

“Permitted Initial Revolving Borrowing” means (a) one or more Borrowings of Revolving Credit Loans to finance the Acquisition and related transactions and to pay the Transaction Expenses, in an aggregate amount for this clause (a) of up to $5.0 million, and (b) the issuance of Letters of Credit in replacement of, or as a backstop for, letters of credit of the Company or its Restricted Subsidiaries outstanding on the Closing Date.

“Permitted LifeCell Disposition” means a Disposition of any or all of the LifeCell Group; provided that (i) such Disposition shall be for fair market value as reasonably determined in good faith by the Board of Directors of the Company and (ii) at least 75% of the consideration from such Disposition shall be in the form of cash or Cash Equivalents; provided further that, for the purposes of this definition of Permitted LifeCell Disposition, the following will be deemed to be cash: Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in any Permitted LifeCell Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received in connection with any other Permitted LifeCell Disposition that is at that time outstanding, not to exceed the greater of $150.0 million and 1.75% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

“Permitted LifeCell Net Cash Proceeds” means the portion, if any, of the Net Cash Proceeds realized or received in connection with a Permitted LifeCell Disposition that could be paid as a dividend to the Holding Company (or any direct or indirect parent thereof) such that, after giving effect to such Disposition and the making of such dividend, the Total Leverage Ratio as of the end of the most recent Test Period, on a Pro Forma Basis, would not exceed 1.50:1.00 (with such calculation (i) made as of the date of such Disposition, (ii) disregarding any cash received from such Disposition when determining how much cash should be “netted” for such calculation and (iii) set forth in a notice of a Responsible Officer to the Administrative Agent not later than ten (10) Business Days following the consummation of such Disposition).

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Lead Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Lead Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Company or any of its Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) the Company or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $5,000,000, the board of directors of the Company or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Company or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

~~“Permitted Specified Disposition Net Cash Proceeds” means the portion, if any, of the Net Cash Proceeds realized or received in connection with a Specified Disposition that could be paid as a dividend to the Holding Company (or any direct or indirect parent thereof) such that, after giving effect to such Disposition and the making of such dividend, the Total Leverage Ratio as of the end of the most recent Test Period, on a Pro Forma Basis, would not exceed 5.50:1.00 (with such calculation (i) made as of the date of such Disposition, (ii) disregarding any cash received from such Disposition when determining how much cash should be “netted” for such calculation and (iii) set forth in a notice of a Responsible Officer to the Administrative Agent not later than ten (10) Business Days following the consummation of such Disposition).~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period (or, with respect to the Acquisition, the twelve (12) months following the Closing Date), with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Company, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Company and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) will be implemented following such transaction and are supportable and quantifiable and expected to be realized within the succeeding twelve (12) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Company and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any increase in Consolidated EBITDA as a result of such Pro Forma Adjustment attributable to business optimization expenses (other than as a result of an actual increase in revenues or an actual reduction in costs) shall not exceed 15% of total Consolidated EBITDA of the Company on a Pro Forma Basis for such Test Period.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Company or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Lead Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; provided further, that any requirement to comply with the Financial Covenants on a Pro Forma Basis, at any time prior to the date for which financial statements for the period ended March 31, 2012 have been or are required to be delivered pursuant to Section 6.01(a) or (b), shall be made assuming that compliance with the maximum Total Leverage Ratio and minimum Interest Coverage Ratio set forth in Section 7.10 for the Test Period ending on March 31, 2012, is required with respect to the most recent Test Period prior to such time.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments (or Loans, in the case of Term Loans) of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments (or aggregate Loans, in the case of Term Loans) under the applicable Facility or Facilities at such time; provided that if the Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by (i) prior to or following a Trigger Event, the Holding Company or any direct or indirect parent of the Holding Company, (ii) prior to a Trigger Event, any direct or indirect parent of the Lead Borrower (provided that all of the Equity Interests of the LifeCell Group then held by Parent and its Subsidiaries shall be held directly or indirectly by such parent), or (iii) following a Trigger Event, the Lead Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus) made pursuant to the Securities Act.

“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).

“Redemption Notes” means, collectively, (x) the term loan A note issued by LifeCell to the Lead Borrower on the Closing Date in the aggregate principal amount of $500,000,000 and (y) the term loan B note issued by LifeCell to the Lead Borrower on the Closing Date in the aggregate principal amount of $320,000,000, in each case as part of the LifeCell Restructuring.

“Refinancing” means the repayment, repurchase or other discharge of all Existing Indebtedness.

“Refinancing Revolving Commitments” means Incremental Revolving Commitments that are designated by a Responsible Officer of the Lead Borrower as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Lead Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Lead Borrower delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Related Parties” means, with respect to any Person, such Person’s Affiliates, and the officers, directors, partners, employees, agents, trustees, advisors and attorneys-in-fact of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment or into, from or through any building, structure or facility.

“Reportable Event” means, with respect to any Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means, in each case, other than in connection with a Change of Control, Qualifying IPO or Transformative Acquisition, (a) any prepayment or repayment of Dollar Term ~~B-1~~F Loans or Euro Term ~~B-2~~F Loans, as applicable, with the proceeds of, or any conversion of Dollar Term ~~B-1~~F Loans or Euro Term ~~B-2~~F Loans, as applicable, into, any (i) new or replacement tranche of term loans or (ii) Indebtedness in the form of loans incurred under Section 7.03(x), in either case bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the Dollar Term ~~B-1~~F Loans or Euro Term ~~B-2~~F Loans, as applicable~~,~~ (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices), but excluding any new or replacement loans incurred in connection with a Change of Control and (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the Dollar Term ~~B-1~~F Loans or Euro Term ~~B-2~~F Loans, as applicable, or any tranche thereof which reduces the “effective yield” applicable to such Dollar Term ~~B-1~~F Loans or Euro Term ~~B-2~~F Loans, as applicable. For purposes of the foregoing, “effective yield” per annum, shall mean, as of any date of determination, the sum of (i) the higher of (A) the Eurocurrency Rate on such date for a deposit in Dollars or Euro, as applicable, with a maturity of one month and (B) the Eurocurrency Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Eurocurrency Rate) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, at least two Lenders having more than 50.0% in the aggregate of (a) the Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender or Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Company.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Revaluation Date” means, (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in Euro, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in Euro pursuant to Section 2.02, (iii) with respect to calculations of the Dollar Equivalent made pursuant to Section 2.12, each date a payment is made in Dollars in lieu of Euro , and (iv) such additional dates as are set forth in this Agreement; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative L/C Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative L/C Currency and (iv) such additional dates as are set forth in this Agreement.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

“Revolving Credit Commitment” means the Non-Extended Revolving Credit Commitments or the Extended Revolving Credit Commitments, as applicable.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office), (b) such Revolving Credit Lender’s Pro Rata Share of the L/C Obligations and (c) such Revolving Credit Lender’s Pro Rata Share of the Swing Line Obligations.

“Revolving Credit Facility” means each of the Non-Extended Revolving Credit Facility and the Extended Revolving Credit Facility.

“Revolving Credit Lender” means the Non-Extended Revolving Credit Lenders and the Extended Revolving Credit Lenders, as applicable.

“Revolving Credit Loan” means the Non-Extended Revolving Credit Loans and the Extended Revolving Credit Loans, as applicable.

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Company or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, (b) with respect to disbursements and payments in Euro, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euro and (c) with respect to disbursements and payments in an Alternative L/C Currency, same day or other funds as may be determined by the applicable L/C Issuer to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative L/C Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(g) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, (a) the First Lien Security Agreement executed by certain Loan Parties substantially in the form of Exhibit G and (b) each Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Secured Notes” means the $1,750,000,000 Second Lien Senior Secured Notes due ~~2019~~2018 issued by the Borrowers pursuant to the Senior Secured Notes Indenture, as amended to the extent permitted under the Loan Documents.

“Senior Secured Notes Indenture” means the Indenture dated November 4, 2011 among the Borrowers, the guarantors party thereto and the Trustee as amended to the extent permitted under the Loan Documents.

“Senior Unsecured Notes” means the $750,000,000 Senior Notes due 2019 issued by the Borrowers pursuant to the Senior Unsecured Notes Indenture, as amended to the extent permitted under the Loan Documents.

“Senior Unsecured Notes Indenture” means the Indenture dated November 4, 2011 among the Borrowers, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as amended to the extent permitted under the Loan Documents.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Dispositions” means the Dispositions set forth on Schedule 7.05 hereto.

“Specified Merger Agreement Representations” means the representations made by the Lead Borrower with respect to Lead Borrower and its Subsidiaries in the Merger Agreement that are material to the interests of the Lenders, but only to the extent that Holdings or the Initial Borrower has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided further that any such Specified Transaction having an aggregate value of less than $5,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Sponsor” means each of Apax Partners, L.L.P., the Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and their respective Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Sponsor Affiliated Lender” means the Sponsor and any Affiliate of the Sponsor (including Affiliated Debt Funds).

“Sponsor Management Agreement” means, collectively, each of the management agreements between certain of the management companies associated with the Sponsor or their advisors, the Company and certain of its Subsidiaries and certain direct or indirect parents of the Lead Borrower.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided further that an L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative L/C Currency.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.

“Subordinated Debt Documents” means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; provided that an Aircraft Trust shall be deemed to be a Subsidiary of the Company only if it is, or if it is required to be, consolidated in the financial statements of the Company in accordance with GAAP (it being understood that, as of the date hereof, the Aircraft Trusts are not required to be consolidated in the financial statements of the Company in accordance with GAAP). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Company that are Guarantors.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Surviving Indebtedness” means Indebtedness of the Company or any of its Subsidiaries outstanding immediately before and after giving effect to the initial Credit Extension.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Borrowers, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Borrowers, if no Hedge Bank is party to such Swap Contract).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a)(i).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Term B Loan” means a Term B-1 Loan or a Term B-2 Loan.

“Term B-1 Commitment” means a Dollar Term B-1 Commitment or a Euro Term B-1 Commitment.~~6~~10~~7~~111213

~~[6]~~[10]	All references to “Term B-1 Commitment,” “Term B-1 Lender,” “Term B Loan” and “Term B-1 Loan” in the Loan Documents shall be deemed to be replaced with “Term C-1 Commitment,” “Term C-1 Lender,” “Term C Loan” and “Term C-1 Loan,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term B-1 Commitment,” “Term B-1 Lender,” “Term B Loan,” “Term B-1 Loan” and Section 5.17 of the Credit Agreement).
~~[7]~~[11]	All references to “Term C-1 Commitment,” “Term C-1 Lender,” “Term B Loan” and “Term C-1 Loan” in the Loan Documents shall be deemed to be replaced with “Term D-1 Commitment,” “Term D-1 Lender,” “Term C Loan” and “Term D-1 Loan,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term C-1 Commitment,” “Term C-1 Lender,” “Term C Loan,” “Term C-1 Loan” and Section 5.17 of the Credit Agreement).
[12]	All references to “Term D-1 Commitment,” “Term D-1 Lender,” “Term B Loan” and “Term D-1 Loan” in the Loan Documents shall be deemed to be replaced with “Term E-1 Commitment,” “Term E-1 Lender,” “Term C Loan” and “Term E-1 Loan,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term D-1 Commitment,” “Term D-1 Lender,” “Term C Loan,” “Term D-1 Loan” and Section 5.17 of the Credit Agreement).
[13]	All references to “Term E-1 Commitment,” “Term E-1 Lender” and “Term E-1 Loan” in the Loan Documents shall be deemed to be replaced with “Term F Commitment,” “Term F Lender” and “Term F Loan,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term E-1 Commitment,” “Term E-1 Lender,” “Term E-1 Loan” and Section 5.17 of the Credit Agreement).

“Term B-1 Lender” means, at any time, any Lender that has a Term B-1 Commitment or a Term B-1 Loan at such time.

“Term B-1 Loan” means a Dollar Term B-1 Loan or a Euro Term B-1 Loan.

“Term B-2 Borrowing” means a borrowing consisting of Term B-2 Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B-2 Lenders pursuant to Section 2.01(b)(iii).~~8~~14~~9~~1516

“Term B-2 Commitment” means, as to each Term B-2 Lender, its obligation to make a Term B-2 Loan to the Borrowers pursuant to Section 2.01(b)(iii) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Term B-2 Commitment” or in the Assignment and Assumption pursuant to which such Term B-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term B-2 Commitments is $325,000,000.

“Term B-2 Lender” means, at any time, any Lender that has a Term B-2 Commitment or a Term B-2 Loan at such time.

“Term B-2 Loan” has the meaning provided in Section 2.01(b)(iii).

“Term B-2 Note” means a promissory note of the Borrowers payable to any Term B-2 Lender or its registered assigns, in substantially the form of Exhibit C-4 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term B-2 Lender resulting from the Term B-2 Loans made by such Term B-2 Lender.

~~[8]~~[14]	All references to “Term B-2 Borrowing,” “Term B-2 Commitment,” “Term B-2 Lender,” “Term B-2 Loan” and “Term B-2 Note” in the Loan Documents shall be deemed to be replaced with “Term C-2 Borrowing,” “Term C-2 Commitment,” “Term C-2 Lender,” “Term C-2 Loan” and “Term C-2 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term B-2 Borrowing,” “Term B-2 Commitment,” “Term B-2 Lender,” “Term B-2 Loan,” “Term B-2 Note,” Section 2.01(b) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
~~[9]~~[15]	All references to “Term C-2 Borrowing,” “Term C-2 Commitment,” “Term C-2 Lender,” “Term C-2 Loan” and “Term C-2 Note” in the Loan Documents shall be deemed to be replaced with “Term D-2 Borrowing,” “Term D-2 Commitment,” “Term D-2 Lender,” “Term D-2 Loan” and “Term D-2 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term C-2 Borrowing,” “Term C-2 Commitment,” “Term C-2 Lender,” “Term C-2 Loan,” “Term C-2 Note,” Section 2.01(b) and 2.01(c) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).
[16]	All references to “Term D-2 Borrowing,” “Term D-2 Commitment,” “Term D-2 Lender,” “Term D-2 Loan” and “Term D-2 Note” in the Loan Documents shall be deemed to be replaced with “Term E-2 Borrowing,” “Term E-2 Commitment,” “Term E-2 Lender,” “Term E-2 Loan” and “Term E-2 Note,” respectively (unless the context otherwise requires, including, without limitation, with respect to the definitions of “Term D-2 Borrowing,” “Term D-2 Commitment,” “Term D-2 Lender,” “Term D-2 Loan,” “Term D-2 Note,” Section 2.01(e) and 2.01(g) of the Credit Agreement and the Preliminary Statements to the Credit Agreement).

“Term Borrowing” means a Dollar Term B-1 Borrowing, a Euro Term B-1 Borrowing, a Term B-2 Borrowing, a Dollar Term C-1 Borrowing, a Euro Term C-1 Borrowing, a Term C-2 Borrowing, a Dollar Term D-1 Borrowing, a Euro Term D-1 Borrowing, a Term D-2 Borrowing, a Dollar Term E-1 Borrowing, a Euro Term E-1 Borrowing, a Term E-2 Borrowing, a Dollar Term F Borrowing, a Euro Term F Borrowing or a borrowing in respect of Incremental Term Loans, as the context requires.

“Term C Loan” means a Term C-1 Loan or a Term C-2 Loan.

“Term C-1 Commitment” means a Dollar Term C-1 Commitment or a Euro Term C-1 Commitment.

“Term C-1 Lender” means, at any time, any Lender that has a Term C-1 Commitment or a Term C-1 Loan at such time.

“Term C-1 Loan” means a Dollar Term C-1 Loan or a Euro Term C-1 Loan.

“Term C-2 Commitment” means, with respect to a Term B-2 Lender, the agreement of such Term B-2 Lender to exchange the principal amount of its Term B-2 Loans set forth on the signature page to such Term B-2 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 1 Arranger) for an equal principal amount of Term C-2 Loans on the Amendment No. 1 Effective Date.

“Term C-2 Lender” means an Additional Term C-2 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(d)(iii).

“Term C-2 Loan” means an Additional Term C-2 Loan or a Loan that is deemed made pursuant to Section 2.01(d)(iii).

“Term D Loan” means a Term D-1 Loan or a Term D-2 Loan.

“Term D-1 Commitment” means a Dollar Term D-1 Commitment or a Euro Term D-1 Commitment.

“Term D-1 Lender” means, at any time, any Lender that has a Term D-1 Commitment or a Term D-1 Loan at such time.

“Term D-1 Loan” means a Dollar Term D-1 Loan or a Euro Term D-1 Loan.

“Term D-2 Commitment” means, with respect to a Term C-2 Lender, the agreement of such Term C-2 Lender to exchange the principal amount of its Term C-2 Loans set forth on the signature page to such Term C-2 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 2 Arranger) for an equal principal amount of Term D-2 Loans on the Amendment No. 2 Effective Date.

“Term D-2 Lender” means an Additional Term D-2 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(e).

“Term D-2 Loan” means an Additional Term D-2 Loan or a Loan that is deemed made pursuant to Section 2.01(e).

“Term E Loan” means a Term E-1 Loan or a Term E-2 Loan.

“Term E-1 Commitment” means a Dollar Term E-1 Commitment or a Euro Term E-1 Commitment.

“Term E-1 Lender” means, at any time, any Lender that has a Term E-1 Commitment or a Term E-1 Loan at such time.

“Term E-1 Loan” means a Dollar Term E-1 Loan or a Euro Term E-1 Loan.

“Term E-2 Commitment” means, with respect to a Term D-2 Lender, the agreement of such Term D-2 Lender to exchange the principal amount of its Term D-2 Loans set forth on the signature page to such Term D-2 Lender’s Consent (or such lesser amount allocated to it by the Amendment No. 5 Arrangers) for an equal principal amount of Term E-2 Loans on the Amendment No. 5 Effective Date.

“Term E-2 Lender” means an Additional Term E-2 Lender or a Lender with a Loan that is deemed made pursuant to Section 2.01(g).

“Term E-2 Loan” means an Additional Term E-2 Loan or a Loan that is deemed made pursuant to Section 2.01(g).

“Term F Commitment” means a Dollar Term F Commitment or a Euro Term F Commitment.

“Term F Lender” means, at any time, any Lender that has a Term F Commitment or a Term F Loan at such time.

“Term F Loan” means a Dollar Term F Loan or a Euro Term F Loan.

“Term Lender” means, at any time, any lender that has a Dollar Term B-1 Commitment, a Dollar Term B-1 Loan, a Dollar Term C-1 Commitment, a Dollar Term C-1 Loan, a Dollar Term D-1 Commitment, a Dollar Term D-1 Loan, a Dollar Term E-1 Commitment, a Dollar Term E-1 Loan, a Dollar Term F Commitment, a Dollar Term F Loan, a Euro Term B-1 Commitment, a Euro Term B-1 Loan, a Euro Term C-1 Commitment, a Euro Term C-1 Loan, a Euro Term D-1 Commitment, a Euro Term D-1 Loan, a Euro Term E-1 Commitment, a Euro Term E-1 Loan, a Euro Term F Commitment, a Euro Term F Loan, a Term B-2 Commitment, a Term B-2 Loan, a Term C-2 Commitment, a Term C-2 Loan, a Term D-2 Commitment, a Term D-2 Loan, a Term E-2 Commitment, a Term E-2 Loan or an Incremental Term Loan at such time.

“Term Loan” means a Term B Loan, Term C Loan, Term D Loan, Term E Loan, Term F Loan or Incremental Term Loan, as the context requires, including any Extended Term Loan.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means $50,000,000.

“Topco” has the meaning specified in the introductory paragraph to this Agreement.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the pro forma financial statements of the Company giving effect to the Transaction.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Company for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolver Outstandings” means the aggregate Outstanding Amount of all Loans (other than Term Loans) and all L/C Obligations.

“Total Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt (other than any portion of Consolidated Total Debt that is unsecured) as of the last day of such Test Period to (b) Consolidated EBITDA of the Company for such Test Period.

“Transaction” means, collectively, (a) the Equity Contribution, (b) the Acquisition, (c) the funding of the Term B Loans and the Initial Revolving Borrowing on the Closing Date, (d) the issuance and sale of the Senior Unsecured Notes on the Closing Date, (e) the issuance and sale of the Senior Secured Notes on the Closing Date, (f) the Refinancing, (g) the LifeCell Restructuring, (h) the consummation of any other transactions in connection with the foregoing and (i) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent, Topco, Holdings, the Borrowers, or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transformative Acquisition” means any acquisition by any Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such acquisition or (b) if permitted by the terms hereunder immediately prior to the consummation of such acquisition, this Agreement would not provide the Borrowers and their Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation, as determined by the Lead Borrower acting in good faith.

“Treasury Rate” means, at any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the date which is one year following the Closing Date; provided, however, that if the period from such date to the date which is one year following the Closing Date is not equal to the constant maturity of a United States Treasury security, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trigger Event” means either (i) the Disposition of 100% (or such lesser percentage constituting all of the assets or Equity Interests of the LifeCell Group held by Parent and its Subsidiaries) of the LifeCell Group or (ii) 100% (or such lesser percentage constituting all of the assets or Equity Interests of the LifeCell Group held by Parent and its Subsidiaries) of the LifeCell Group becoming direct or indirect Restricted Subsidiaries of the Lead Borrower; provided that the following conditions shall be satisfied prior to a Trigger Event being deemed to occur:

(1) all Net Cash Proceeds of any Disposition of the LifeCell Group not paid as a dividend pursuant to Section 7.06(k) shall have been contributed to the Lead Borrower as cash common equity;

(2) all other Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event by the Parent or any of its Restricted Subsidiaries (other than the Borrower and its Restricted Subsidiaries) that have not been used to repay Term Loans, do not constitute Declined Proceeds, have not been reinvested in accordance with Section 2.05(b)(ii)(B) and have not been otherwise transferred to the Borrower or any of its Restricted Subsidiaries, shall have been contributed to the Borrower as cash common equity;

(3) the Redemption Notes shall have been repaid in full in cash (or the borrower of such Redemption Notes shall have become (or continue as) a Subsidiary Guarantor);

(4) after giving effect to the Trigger Event and all transfers and contributions to the Lead Borrower:

(a) the Lead Borrower shall be permitted to make (and shall be deemed to make) a Restricted Payment, on the date of the Trigger Event, to a Person other than the Lead Borrower or any of its Subsidiaries, in an amount equal to the fair market value of any assets held by Parent and its Subsidiaries (other than any assets held by the Lead Borrower and its Subsidiaries) as of the date of the Trigger Event;

(b) any outstanding Investment by the Lead Borrower or any of its Restricted Subsidiaries in Parent or any of its Subsidiaries (other than the Lead Borrower and its Subsidiaries)

shall be permitted to be made (and shall be deemed to have been made), on the date of the Trigger Event, in a Person other than the Lead Borrower or any of its Subsidiaries (with the amount of any such Investment determined as of the date of the Trigger Event);

(c) any Indebtedness owing by the Lead Borrower or any of its Restricted Subsidiaries to Parent or any of its Subsidiaries (other than to the Lead Borrower and its Subsidiaries) shall be permitted to be incurred (and shall be deemed to have been incurred), on the date of the Trigger Event, to a Person other than the Lead Borrower or any of its Subsidiaries (with the amount of any such Indebtedness determined as of the date of the Trigger Event); and

(d) any Liens on assets of the Lead Borrower or any of its Restricted Subsidiaries in favor of Parent or any of its Subsidiaries (other than the Lead Borrower and its Subsidiaries) shall be permitted to be incurred (and shall be deemed to have been incurred), on the date of the Trigger Event, in favor of a Person other than the Lead Borrower or any of its Subsidiaries; and

(5) no Default or Event of Default shall have occurred or be continuing immediately prior or after giving effect to the Trigger Event (including after giving effect to the deemed Restricted Payments, Investments, Indebtedness and Liens set forth in clause (4) above).

“Trustee” means Wilmington Trust, National Association under the terms of the Senior Secured Notes Indenture.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the unaudited balance sheets and related statements of income and cash flows of the Lead Borrower, for each fiscal quarter ended after the most recent fiscal year covered by the Audited Financial Statements and at least forty-five (45) days before the Closing Date.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Company listed on Schedule 1.01B, (ii) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) For the purposes of Section 5.15, Parent shall be deemed not to be Solvent if an order is made declaring that the affairs of Parent are en etat de désastre.

(f) For the purposes of Section 8.01(f), in respect of Parent, the making of a declaration that the affairs of Parent are en etat de désastre shall be deemed to be a proceeding under any Debtor Relief Law.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the First Lien Senior Secured Leverage Ratio, the Interest Coverage Ratio and the Total Senior Secured Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any test or the making of any calculation (including with respect to the Available Amount, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Excess Cash Flow, the First Lien Senior Secured Leverage Ratio, the Interest Coverage Ratio, the Total Leverage Ratio and the Total Senior Secured Leverage Ratio) with respect to any period during which a Trigger Event occurs, such test or calculation shall be made on the basis of Parent and its Subsidiaries (or Restricted Subsidiaries, as applicable) for the period prior to the Trigger Event and on the basis of the Lead Borrower and its Subsidiaries (or Restricted Subsidiaries, as applicable) for the period on and after the Trigger Event.

(c) Where reference is made to “the Company and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Company other than Restricted Subsidiaries.

(d) In the event that the Company elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Company and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the First Lien Senior Secured Leverage Ratio, the Interest Coverage Ratio and the Total Senior Secured Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by Parent (if prior to a Trigger Event), the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Lead Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred

Section 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

(i) Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (ii), (iii) or (iv) of this Section) or any of the other Loan Documents to be in Dollars shall also include the Dollar Equivalent of such amount in any currency other than Dollars. The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating such Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Euro or an Alternative L/C Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(ii) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Company’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

(iii) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in Euro, such amount shall be the Euro Equivalent of such Dollar amount (rounded to the nearest euro cent, with 0.5 of a euro cent being rounded upward), as determined by the Administrative Agent.

(iv) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative L/C Currency, such amount shall be the relevant Alternative L/C Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative L/C Currency, with 0.5 of a unit being rounded upward), as determined by the applicable L/C Issuer.

Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Section 1.10 Additional Alternative L/C Currencies.

(a) The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative L/C Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer; provided that such approval may require, without limitation, that a condition to the issuance of a Letter of Credit denominated in such additional Alternative L/C Currency shall be that there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Administrative Agent or the relevant L/C Issuer, would make it impracticable for such L/C Credit Extension to be denominated in the relevant Alternative L/C Currency,

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer in their sole discretion). The Administrative Agent shall promptly notify each L/C Issuer in the case of any such request. Each L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

(c) Any failure by an L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and an L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative L/C Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuers. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrowers.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01 The Loans.

(a) [Reserved].

(b) The Term B Borrowings. Subject to the terms and conditions set forth herein:

(i) each Dollar Term B-1 Lender severally agrees to make to the Borrowers a single loan (a “Dollar Term B-1 Loan”) denominated in Dollars in a principal amount equal to such Dollar Term B-1 Lender’s Dollar Term B-1 Commitment on the Closing Date;

(ii) each Euro Term B-1 Lender severally agrees to make to the Borrowers a single loan (a “Euro Term B-1 Loan”) denominated in Euro in a principal amount equal to such Euro Term B-1 Lender’s Euro Term B-1 Commitment on the Closing Date; and

(iii) each Term B-2 Lender severally agrees to make to the Borrowers a single loan (a “Term B-2 Loan”) denominated in Dollars in a principal amount equal to such Term B-2 Lender’s Term B Commitment on the Closing Date.

Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Dollar Term B-1 Loans and Term B-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans and Euro Term B Loans shall be Eurocurrency Rate Loans, in each case, as further provided herein.

(c) The Revolving Credit Borrowings.

(i) On the Amendment No. 7 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 7, (x) the Existing Revolving Credit Commitment and any Existing Revolving Credit Loans of each Non-Extended Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as a Non-Extended Revolving Credit Commitment and Non-Extended Revolving Credit Loans, respectively, on such date and (y) the Existing Revolving Credit Commitment and any Existing Revolving Credit Loans of each Extended Revolving Credit Lender outstanding on such date shall continue hereunder and be reclassified as an Extended Revolving Credit Commitment and Extended Revolving Credit Loans, respectively, on such date.

(ii) Subject to the terms and conditions set forth herein, (A) each Non-Extended Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or Euro (each such loan, a “Non-Extended Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed at any time outstanding the amount of such Lender’s Non-Extended Revolving Credit Commitment and (B) each Extended Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or Euro (each such loan, an “Extended Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date with respect to the Extended Revolving Credit Facility, in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed at any time outstanding the amount of such Lender’s Extended Revolving Credit Commitment; provided, in each case, that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c)(ii), prepay under Section 2.05, and reborrow under this Section 2.01(c)(ii). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(iii) From the Amendment No. 7 Effective Date until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, all Revolving Credit Loans shall be made on a pro rata basis between the Non-Extended Revolving Credit Facility and the Extended Revolving Credit Facility. Any Existing Revolving Credit Loans outstanding on the Amendment No. 7 Effective Date shall be continued as Revolving Credit Loans hereunder; provided that (x) the Existing Revolving Credit Loans of each Non-Extended Revolving Credit Lender will be reclassified as “Non-Extended Revolving Credit Loans” and (y) the Existing Revolving Credit Loans of each Extended Revolving Credit Lender will be reclassified as “Extended Revolving Credit Loans.”

(iv) Notwithstanding anything to the contrary in this Agreement: (A) on the Amendment No. 7 Effective Date, (x) Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans shall be deemed made as Eurocurrency Rate Loans in a principal amount equal to the principal amount of the Existing Revolving Credit Loans reclassified as Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans, as applicable, pursuant to Section 2.01(c)(iii) that were outstanding as Eurocurrency Rate Loans at the time of reclassification (such Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans to correspond in principal amount to the Existing Revolving Credit Loans so converted of a given Interest Period), (y) Interest Periods for the Non-Extended Revolving Credit Loans and the Extended Revolving Credit Loans described in clause (x) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Credit Loans described in clause (x) above, and the Eurocurrency Rates applicable to such Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Credit Loans so reclassified, and (z) Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans shall be deemed made as Base Rate Loans in a principal amount equal to the principal amount of Existing Revolving Credit Loans reclassified into Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans, respectively, pursuant to Section 2.01(c)(iii) that were outstanding as Base Rate Loans at the time of reclassification; and (B) each Non-Extended Revolving Credit Loan and Extended Revolving Credit Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such Non-Extended Revolving Credit Loan and Extended Revolving Credit Loan, as applicable, was reclassified up to but excluding the Amendment No. 7 Effective Date. No costs shall be payable under Section 3.05 in connection with transactions consummated under this Section 2.01(c)(iv).

(d) (i) Subject to the terms and conditions hereof and of Amendment No. 1, each Dollar Term B-1 Lender, Euro Term B-1 Lender and Term B-2 Lender severally agrees to exchange its Exchanged Dollar Term B-1 Loans, Exchanged Euro Term B-1 Loans and Exchanged Term B-2 Loans, respectively, for a like principal amount of Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively, on the Amendment No. 1 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 1, each Additional Dollar Term C-1 Lender, Additional Euro Term C-1 Lender and Additional Term C-2 Lender severally agrees to make an Additional Dollar Term C-1 Loan, Additional Euro Term C-1 Loan and Additional Term C-2 Loan, respectively, to the Co-Borrowers on the Amendment No. 1 Effective Date in the principal amount equal to its Additional Dollar Term C-1 Commitment, Additional Euro Term C-1 Commitment and Additional Term C-2 Commitment, respectively, on the Amendment No. 1 Effective Date. The Co-Borrowers shall prepay the aggregate principal amount of the Non-Exchanged Dollar Term B-1 Loans, Non-Exchanged Euro Term B-1 Loans and Non-Exchanged Term B-2 Loans with a like amount of the aggregate gross proceeds of the Additional Dollar Term C-1 Loans, Additional Euro Term C-1 Loans and Additional Term C-2 Loans, concurrently with the receipt thereof. All Additional Dollar Term C-1 Loans, Additional Euro Term C-1 Loans and Additional Term C-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Non-Exchanged Dollar Term B-1 Loans, Non-Exchanged Euro Term B-1 Loans and Non-Exchanged Term B-2 Loans to, but not including, the Amendment No. 1 Effective Date shall be payable on the Amendment No. 1 Effective Date and the Co-Borrowers will make any payments required under Section 3.05 with respect to the Non-Exchanged Dollar Term B-1 Loans, Non-Exchanged Euro Term B-1 Loans and Non-Exchanged Term B-2 Loans in accordance therewith.

(iii) All Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans made on the Amendment No. 1 Effective Date by Lenders of Exchanged Dollar Term B-1 Loans, Exchanged Euro Term B-1 Loans and Exchanged Term B-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Exchanged Dollar Term B-1 Loans,

Exchanged Euro Term B-1 Loans and Exchanged Term B-2 Loans to, but not including, the Amendment No. 1 Effective Date shall be payable on the Amendment No. 1 Effective Date, but no amounts under Section 3.05 shall be payable in connection with such exchange.

(iv) The Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans shall have the same terms as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans, respectively, as set forth in the Credit Agreement and the Loan Documents before giving effect to Amendment No. 1, except as modified by Amendment No. 1; it being understood that the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans, respectively, prior to the Amendment No. 1 Effective Date, except as explicitly modified by Amendment No. 1.

(e) (i) Subject to the terms and conditions hereof and of Amendment No. 2, each Dollar Term C-1 Lender, Euro Term C-1 Lender and Term C-2 Lender severally agrees to exchange its Exchanged Dollar Term C-1 Loans, Exchanged Euro Term C-1 Loans and Exchanged Term C-2 Loans, respectively, for a like principal amount of Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans, respectively, on the Amendment No. 2 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 2, each Additional Dollar Term D-1 Lender, Additional Euro Term D-1 Lender and Additional Term D-2 Lender severally agrees to make an Additional Dollar Term D-1 Loan, Additional Euro Term D-1 Loan and Additional Term D-2 Loan, respectively, to the Co-Borrowers on the Amendment No. 2 Effective Date in the principal amount equal to its Additional Dollar Term D-1 Commitment, Additional Euro Term D-1 Commitment and Additional Term D-2 Commitment, respectively, on the Amendment No. 2 Effective Date. The Co-Borrowers shall prepay the aggregate principal amount of the Non-Exchanged Dollar Term C-1 Loans, Non-Exchanged Euro Term C-1 Loans and Non-Exchanged Term C-2 Loans with a like amount of the aggregate gross proceeds of the Additional Dollar Term D-1 Loans, Additional Euro Term D-1 Loans and Additional Term D-2 Loans, concurrently with the receipt thereof. All Additional Dollar Term D-1 Loans, Additional Euro Term D-1 Loans and Additional Term D-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Non-Exchanged Dollar Term C-1 Loans, Non-Exchanged Euro Term C-1 Loans and Non-Exchanged Term C-2 Loans to, but not including, the Amendment No. 2 Effective Date shall be payable on the Amendment No. 2 Effective Date and the Co-Borrowers will make any payments required under Section 3.05 with respect to the Non-Exchanged Dollar Term C-1 Loans, Non-Exchanged Euro Term C-1 Loans and Non-Exchanged Term C-2 Loans in accordance therewith.

(iii) All Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans made on the Amendment No. 2 Effective Date by Lenders of Exchanged Dollar Term C-1 Loans, Exchanged Euro Term C-1 Loans and Exchanged Term C-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Exchanged Dollar Term C-1 Loans, Exchanged Euro Term C-1 Loans and Exchanged Term C-2 Loans to, but not including, the Amendment No. 2 Effective Date shall be payable on the Amendment No. 2 Effective Date, but no amounts under Section 3.05 shall be payable in connection with such exchange.

(iv) The Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans shall have the same terms as the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively, as set forth in the Credit Agreement and the Loan Documents before giving effect to Amendment No. 2, except as modified by Amendment No. 2; it being understood that the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans, respectively, prior to the Amendment No. 2 Effective Date, except as explicitly modified by Amendment No. 2.

(f) Subject to the terms and conditions hereof and of Amendment No. 3, each Incremental Term D-1 Lender severally agrees to make an Incremental Term D-1 Loan to the Co-Borrowers on the Amendment No. 3 Effective Date in a principal amount equal to its Incremental Term D-1 Commitment on the Amendment No. 3 Effective Date. All Incremental Term D-1 Loans will have the Types and Interest Periods specified in the Request for Credit Extension delivered in connection therewith.

(g) (i) Subject to the terms and conditions hereof and of Amendment No. 5, each Dollar Term D-1 Lender, Euro Term D-1 Lender and Term D-2 Lender severally agrees to exchange its Exchanged Dollar Term D-1 Loans, Exchanged Euro Term D-1 Loans and Exchanged Term D-2 Loans, respectively, for a like principal amount of Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans, respectively, on the Amendment No. 5 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 5, each Additional Dollar Term E-1 Lender, Additional Euro Term E-1 Lender and Additional Term E-2 Lender severally agrees to make an Additional Dollar Term E-1 Loan, Additional Euro Term E-1 Loan and Additional Term E-2 Loan, respectively, to the Co-Borrowers on the Amendment No. 5 Effective Date in the principal amount equal to its Additional Dollar Term E-1 Commitment, Additional Euro Term E-1 Commitment and Additional Term E-2 Commitment, respectively, on the Amendment No. 5 Effective Date. The Co-Borrowers shall prepay the aggregate principal amount of the Non-Exchanged Dollar Term D-1 Loans, Non-Exchanged Euro Term D-1 Loans and Non-Exchanged Term D-2 Loans with a like amount of the aggregate gross proceeds of the Additional Dollar Term E-1 Loans, Additional Euro Term E-1 Loans and Additional Term E-2 Loans, concurrently with the receipt thereof. All Additional Dollar Term E-1 Loans, Additional Euro Term E-1 Loans and Additional Term E-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Non-Exchanged Dollar Term D-1 Loans, Non-Exchanged Euro Term D-1 Loans and Non-Exchanged Term D-2 Loans to, but not including, the Amendment No. 5 Effective Date shall be payable on the Amendment No. 5 Effective Date and the Co-Borrowers will make any payments required under Section 3.05 with respect to the Non-Exchanged Dollar Term D-1 Loans, Non-Exchanged Euro Term D-1 Loans and Non-Exchanged Term D-2 Loans in accordance therewith.

(iii) All Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans made on the Amendment No. 5 Effective Date by Lenders of Exchanged Dollar Term D-1 Loans, Exchanged Euro Term D-1 Loans and Exchanged Term D-2 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Exchanged Dollar Term D-1 Loans, Exchanged Euro Term D-1 Loans and Exchanged Term D-2 Loans to, but not including, the Amendment No. 5 Effective Date shall be payable on the Amendment No. 5 Effective Date, but no amounts under Section 3.05 shall be payable in connection with such exchange.

(iv) The Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans shall have the same terms as the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans, respectively, as set forth in the Credit Agreement and the Loan Documents before giving effect to Amendment No. 5, except as modified by Amendment No. 5; it being understood that the Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans, respectively, prior to the Amendment No. 5 Effective Date, except as explicitly modified by Amendment No. 5.

(h) (i) Subject to the terms and conditions hereof and of Amendment No. 9, (x) each Dollar Term E-1 Lender that has delivered a Consent to Amendment No. 9 (and has selected the “Cashless Settlement Option” on such Consent) severally agrees to exchange its Exchanged Dollar Term E-1 Loans for a like principal amount of Dollar Term F Loans on the Amendment No. 9 Effective Date, and (y) each Euro Term E-1 Lender that has delivered a Consent to Amendment No. 9 (and has selected the “Cashless Settlement Option” on such Consent) severally agrees to exchange its Exchanged Euro Term E-1 Loans for a like principal amount of Euro Term F Loans on the Amendment No. 9 Effective Date.

(ii) Subject to the terms and conditions hereof and of Amendment No. 9, (x) each Additional Dollar Term F Lender severally agrees to make an Additional Dollar Term F Loan to the Co-Borrowers on the Amendment No. 9 Effective Date in the principal amount equal to its Additional Dollar Term F Commitment on the Amendment No. 9 Effective Date, and (y) each Additional Euro Term F Lender severally agrees to make an Additional Euro Term F Loan to the Co-Borrowers on the Amendment No. 9 Effective Date in the principal amount equal to its Additional

Euro Term F Commitment on the Amendment No. 9 Effective Date. Concurrently with the receipt thereof, the aggregate gross proceeds of the Additional Dollar Term F Loans and Additional Euro Term F Loans shall be used by the Co-Borrowers to prepay a like amount of Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans, respectively. All Additional Dollar Term F Loans and Additional Euro Term F Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans to, but not including, the Amendment No. 9 Effective Date shall be payable on the Amendment No. 9 Effective Date and the Co-Borrowers will make any payments required under Section 3.05 with respect to the Non-Exchanged Dollar Term E-1 Loans and Non-Exchanged Euro Term E-1 Loans in accordance therewith.

(iii) All Dollar Term F Loans and Euro Term F Loans made on the Amendment No. 9 Effective Date by Lenders of Exchanged Dollar Term E-1 Loans and Exchanged Euro Term E-1 Loans will have the Types and Interest Periods specified in the Committed Loan Notice delivered in connection therewith. All accrued and unpaid interest on the Exchanged Dollar Term E-1 Loans and Exchanged Euro Term E-1 Loans to, but not including, the Amendment No. 9 Effective Date shall be payable on the Amendment No. 9 Effective Date, but no amounts under Section 3.05 shall be payable in connection with such exchange.

(iv) The Dollar Term F Loans and Euro Term F Loans shall have the same terms as the Dollar Term E-1 Loans and Euro Term E-1 Loans, respectively, as set forth in this Agreement and the other Loan Documents before giving effect to Amendment No. 9, except as modified by Amendment No. 9; it being understood that the Dollar Term F Loans and Euro Term F Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents and shall have the same rights and obligations under this Agreement and Loan Documents as the Dollar Term E-1 Loans and Euro Term E-1 Loans, respectively, prior to the Amendment No. 9 Effective Date, except as explicitly modified by Amendment No. 9.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three (3) Business Days (or four (4) Business Days in the case of Loans denominated in Euro) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans or conversion of Eurocurrency Rate Loans to Base Rate Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that Euro Term B-1 Loans may not be converted into Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing (and whether such Term Borrowing is a Dollar Term B-1 Borrowing, a Euro Term B-1 Borrowing, a Term B-2 Borrowing or a borrowing in respect of Incremental Term Loans), a Revolving Credit Borrowing denominated in Dollars, a Revolving Credit Borrowing denominated in Euro, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a currency in a Committed Loan Notice requesting a Borrowing, then the applicable Loans shall be made in Dollars. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to specify a Type of Loan in a Committed Loan Notice or timely request a continuation of Loans, in each case denominated in Euro, such Loans shall be made or continued, as applicable, as Eurocurrency Rate Loans with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurocurrency

Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. (or 1:00 p.m. (London time) in the case of Loans denominated in Euro) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrowers, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrowers as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans (whether denominated in Dollars or Euro) may be converted to or continued as Eurocurrency Rate Loans, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in Euro be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Anything in subsections (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, on a combined basis there shall not be more than ten (10) Interest Periods in effect for Term Borrowings and Revolving Credit Borrowings.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars or in one or more Alternative L/C Currencies for the account of the Borrowers (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Company) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the

Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, if (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule 2.03(a) (the “Existing Letters of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Closing Date.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Credit Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date (and may not unless all the Revolving Credit Lenders have approved such expiry date);

(D) the issuance of such Letter of Credit would violate any Laws binding upon or otherwise applicable to such L/C Issuer;

(E) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative L/C Currency, unless otherwise agreed by the L/C Issuer and the Administrative Agent; or

(F) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (and, if requested, on behalf of a Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrowers shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrowers and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative L/C Currency, the Borrowers shall reimburse the relevant L/C Issuer in such Alternative L/C Currency, unless (A) the relevant L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified the relevant L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse the relevant L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative L/C Currency, the relevant L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. On the Business Day immediately following the Business Day on which the Borrowers shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrowers shall have received such notice later than 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant

L/C Issuer under a Letter of Credit to be reimbursed in an Alternative L/C Currency) on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency by 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant L/C Issuer under a Letter of Credit to be reimbursed in an Alternative L/C Currency) on such Business Day. If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative L/C Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(ix) Notwithstanding anything to the contrary in Section 2.03(k), on the Amendment No. 7 Effective Date, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Non-Extended Revolving Credit Lenders and the Extended Revolving Credit Lenders shall share ratably in the L/C Obligations in accordance with their respective Pro Rata Shares of the aggregate Revolving Credit Commitments (including both the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments from time to time in effect). Thereafter, until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, the participations in any new Letters of Credit shall be allocated ratably in accordance with the Revolving Credit Lenders’ respective Pro Rata Shares of the aggregate Revolving Credit Commitments (including both the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments). On the Maturity Date with respect to the Non-Extended Revolving Credit Facility, the participations in the outstanding Letters of Credit of the Non-Extended Revolving Credit Lenders shall be reallocated to the Extended Revolving Credit Lenders ratably in accordance with their Pro Rata Share of the Extended Revolving Credit Commitments but in any case, only to the extent the sum of the participations in the outstanding Letters of Credit of the Non-Extended Revolving Credit Lenders and Extended Revolving Credit Lenders does not exceed the lesser of the Letter of Credit Sublimit and the total unutilized Extended Revolving Credit Commitments at such time. Commencing with the Maturity Date with respect to the Non-Extended Revolving Credit Facility, the Letter of Credit Sublimit shall be the lesser of (x) $75,000,000 and (y) the aggregate principal amount of the total unutilized Extended Revolving Credit Commitments at such time.

(x) If the reallocation described in clause (ii) above cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrowers shall Cash Collateralize of any such Letter of Credit in accordance with Section 2.03(f).

(d) Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative L/C Currency to the Company or any of its Subsidiaries or in the relevant currency markets generally; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will promptly notify the applicable L/C Issuer.

(e) Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02(a)(iii) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrowers receive notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrowers receive such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. In addition, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect or if Cash Collateralization is required pursuant to Section 2.03(c)(x) or 2.03(k), then, in each case, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at Bank of America and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrowers.

(g) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of the Non-Extended Revolving Credit Facility or Extended Revolving Credit Facility, as applicable, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Agreement equal to the product of (i) Applicable Rate and (ii) the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such Letter of Credit Fees shall be computed on a quarterly basis in arrears. Such Letter of Credit Fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.25% per annum of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrowers, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k) Provisions Related to Extending Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(l) Applicability of ISP and UCP. Unless otherwise expressly agreed by an L/C Issuer and the Borrowers, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04 Swing Line Loans.

(a) The Swing Line. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day (other than the Closing Date) until the Business Day prior to the Maturity Date with respect to the Extended Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(ii) Notwithstanding anything to the contrary in Section 2.04(g), on the Amendment No. 7 Effective Date, the participations in any outstanding Swing Line Loans shall be reallocated so that after giving effect thereto the Non-Extended Revolving Credit Lenders and the Extended Revolving Credit Lenders shall share ratably in the Swing Line Obligations in accordance with their respective Pro Rata Shares of the aggregate Revolving Credit Commitments (including both the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments from time to time in effect). Thereafter, until the Maturity Date with respect to the Non-Extended Revolving Credit Facility, the participations in any new Swing Line Loans shall be allocated ratably in accordance with the Revolving Credit Lenders’ respective Pro Rata Shares of the aggregate Revolving Credit Commitments (including both the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments). On the Maturity Date with respect to the Non-Extended Revolving Credit Facility all then outstanding Swing Line Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided, however, that if, and only to the extent that, on the Maturity Date with respect to the Non-Extended Revolving Credit Facility (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(c)(ix)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that all or a portion of the then outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments and in compliance with the Swing Line Sublimit, then there shall be an automatic adjustment on the Maturity Date with respect to the Non-Extended Revolving Credit Facility of the participations in such Swing Line Loans, the same shall be deemed to have been incurred solely pursuant to the Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on the Maturity Date with respect to the Non-Extended Revolving Credit Facility. Commencing with the Maturity Date with respect to the Non-Extended Revolving Credit Facility, the Swing Line Sublimit shall be the lesser of (x) $25,000,000 and (y) the aggregate principal amount of the total unutilized Extended Revolving Credit Commitments at such time.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender, which may be given by telephone. Each such notice must be received by the Swing Line Lender not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $100,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line

Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(i), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office for payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extending Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k)), there shall exist sufficient unutilized Extending Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extending Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extending Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.05 Prepayments.

(a) Optional Prepayments. (i) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as set forth below); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days (or four (4) Business Days in the case of Loans denominated in Euro) prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of (i) with respect to Revolving Credit Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) with respect to Term Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof on a pro rata basis between the Dollar Term D-1 Loans, the Euro Term D-1 Loans, the Term D-2 Loans and the Incremental Term D-1 Loans as directed by the Borrowers (it being understood and agreed that if the Borrowers do not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares; provided that, at the Borrowers’ option, prepayments of Term Loans pursuant to this Section 2.05(a) may be applied to the Term D-2 Loans on a better than pro rata basis as compared to the Term D-1 Loans and the Incremental Term D-1 Loans.

(ii) Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that:

(1) on or prior to the first anniversary of the Closing Date, the Borrowers (i) make any prepayment of Term B-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Term B-2 Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Term B-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Term B-2 Loans outstanding immediately prior to such amendment;

(2) on or prior to the first anniversary of the Closing Date, (i) the Borrowers make any prepayment of Term B-1 Loans pursuant to this Section 2.05(a) or Section 2.05(b)(iii), or (ii) any Term B-1 Loans are assigned pursuant to Section 3.07 in connection with an amendment to this Section 2.05(a) or the definition of the Make-Whole Premium, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-1 Lenders, a prepayment premium equal to the Make-Whole Premium;

(3) following the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, the Borrowers (i) make any prepayment of Term B-1 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Term B-1 Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-1 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Term B-1 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Term B-1 Loans outstanding immediately prior to such amendment;

(4) on or prior to the first anniversary of the Amendment No. 1 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term C-1 Lenders, Euro Term C-1 Lenders or Term C-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans outstanding immediately prior to such amendment; and

(5) on or prior to the sixth month anniversary of the Amendment No. 2 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term D-1 Lenders, Euro Term D-1 Lenders or Term D-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans outstanding immediately prior to such amendment.

(6) on or prior to the sixth month anniversary of the Amendment No. 2 Effective Date, the Co-Borrowers (i) make any prepayment of Incremental Term D-1 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Incremental Term D-1 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Incremental Term D-1 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Incremental Term D-1 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Incremental Term D-1 Loans outstanding immediately prior to such amendment.

(7) on or prior to the sixth month anniversary of the Amendment No. 5 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term E-1 Lenders, Euro Term E-1 Lenders or Term E-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans outstanding immediately prior to such amendment.

(8) on or prior to the twelve month anniversary of the Amendment No. 6 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term E-1 Lenders, Euro Term E-1 Lenders or Term E-2 Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans outstanding immediately prior to such amendment.

(9) on or prior to the six month anniversary of the Amendment No. 9 Effective Date, the Co-Borrowers (i) make any prepayment of Dollar Term F Loans or Euro Term F Loans in connection with any Repricing Transaction or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction with respect to Dollar Term F Loans or Euro Term F Loans, the Co-Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Dollar Term F Lenders or Euro Term F Lenders, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the applicable Dollar Term F Loans or Euro Term F Loans being prepaid and (y) in the case of clause (ii), an amount equal to 1.0% of the aggregate amount of the applicable Dollar Term F Loans or Euro Term F Loans outstanding immediately prior to such amendment.

(iii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory Prepayments.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Closing Date), minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Cure Amount; provided that (x) the ECF Percentage shall be 25% if the Total Leverage Ratio for the fiscal year covered by such financial statements was less than 4.25:1.0 and greater than or equal to 3.25:1.0 and (y) the ECF Percentage shall be 0% if the Total Leverage Ratio for the fiscal year covered by such financial statements was less than 3.25:1.0.

(ii) (A) Subject to Section 2.05(b)(ii)(B), if (x) the Company or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to a Loan Party), (e), (f), (g), (j), (k) or (p)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Company or such Restricted Subsidiary of Net Cash Proceeds, the Borrowers shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to 100% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrowers shall have, on or prior to such date, given written notice to the Administrative Agent of their intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than (a) any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A) and (b) any Permitted LifeCell Disposition except, in the case of this clause (b), with respect to any Permitted LifeCell Net Cash Proceeds) or any Casualty Event, at the option of the Borrowers (as evidenced in a written notice of reinvestment election (a “Notice of Reinvestment Election”) delivered to the Administrative Agent within ten (10) Business Days after the date of realization or receipt of such Net Cash Proceeds), the Company may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital, except for short-term capital assets) within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (1) twelve (12) months following receipt thereof or (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Company shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Company entered into at a time when no Event of Default is continuing) and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested (or paid as a dividend pursuant to Section 7.06~~(j) or~~ (k), if applicable) at any time after delivery of a Notice of Reinvestment Election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C) On each occasion that the Borrowers must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrowers shall, within ten (10) Business Days after the date of realization or receipt of such Net Cash Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within ten (10) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrowers reasonably determine that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested (or paid as a dividend pursuant to Section 7.06~~(j) or~~ (k), if applicable), as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.

(iii) If the Company or any Restricted Subsidiary incurs or issues any (x) Refinancing Term Loans, (y) Indebtedness pursuant to Section 7.03(x) or (z) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is ten (10) Business Days after the receipt of such Net Cash Proceeds. If the Borrowers obtain any Refinancing Revolving Commitments, the Borrowers shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv) (X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied first, to the installments thereof pro rata in direct order of maturity for the respective next four scheduled payments pursuant to Section 2.07(a) following the applicable prepayment event and second, to the remaining installments thereof pro rata; (Y) each such prepayment of Term D Loans shall be applied to Dollar Term D-1 Loans, Euro Term D-1 Loans, Term D-2 Loans and Incremental Term D-1 Loans on a pro rata basis; and (Z) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (v) of this Section 2.05(b).

(v) The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) at least five (5) Business Days prior to 1:00 p.m. on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrowers’ prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrowers no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers (“Retained Declined Proceeds”).

(vi) Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.05(b)(i), or the Borrowers shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be. Instead, such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Lead Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrowers apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrowers rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(vii) If the Administrative Agent notifies the Borrowers at any time that the Total Revolver Outstandings at such time exceed an amount equal to 105% of the aggregate Revolving Credit Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Borrowers shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the aggregate Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(f), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Loans the Total Revolver Outstandings exceed the aggregate Revolving Credit Commitments then in effect.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Eurocurrency Rate Loans to be so prepaid, provided that the Borrowers may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d) Discounted Voluntary Prepayments.

(i) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrowers shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Term Lenders on a pro rata basis, (C) after giving effect to the Discounted Voluntary Prepayment, the aggregate principal amount of all Term Loans that are held by Sponsor Affiliated Lenders (by assignment) shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding and (D) the Lead Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Lead Borrower (1) stating that no Event of Default under Section 8.01(a) or under Section 8.01(f) or (g) (in each case, with respect to the Lead Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Borrowers will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans in an aggregate principal amount specified therein by the Borrowers (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $25,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrowers with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrowers, shall determine the applicable discount for such Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrowers if the Borrowers have selected a single percentage pursuant to Section 2.05(d)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrowers.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrowers may withdraw or modify their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrowers after the date of such Lender Participation Notice.

(viii) Nothing in this Section 2.05(d) shall require the Borrowers to undertake any Discounted Voluntary Prepayment.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrowers may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,500,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings of such Class would exceed the aggregate Revolving Credit Commitments of such Class, (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess and (v) in no event shall any termination or reduction of the total Non-Extended Revolving Credit Commitments be on less than a pro rata basis (but may be on a greater than pro rata basis) with any termination or reduction of the total Extended Revolving Credit Commitments. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrowers. Notwithstanding the foregoing, the Borrowers may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Dollar Term B-1 Commitment of each Dollar Term B-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term B-1 Lender’s Term Loans pursuant to Section 2.01(b)(i). The Euro Term B-1 Commitment of each Euro Term B-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Euro Term B-1 Lender’s Term Loans pursuant to Section 2.01(b)(ii). The Term B-2 Commitment of each Term B-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-2 Lender’s Term Loans pursuant to Section 2.01(b)(iii). The Revolving Credit Commitments (other than any Extending Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extending Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto. The Dollar Term C-1 Commitment of each Dollar Term C-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term C-1 Lender’s Term Loans pursuant to Section 2.01(d)(i). The Euro Term C-1 Commitment of each Euro Term C-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Euro Term C-1 Lender’s Term Loans pursuant to Section 2.01(d)(ii). The Term C-2 Commitment of each Term C-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term C-2 Lender’s Term Loans pursuant to Section 2.01(d)(iii). The Dollar Term D-1 Commitment of each Dollar Term D-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term D-1 Lender’s Term Loans pursuant to Section 2.01(e). The Euro Term D-1 Commitment of each Euro Term D-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Euro Term D-1 Lender’s Term Loans pursuant to Section 2.01(e). The Term D-2 Commitment of each Term D-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term D-2 Lender’s Term Loans pursuant to Section 2.01(e). The Incremental Term D-1 Commitment of each Incremental Term D-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Incremental Term D-1 Lender’s Term Loans pursuant to Section 2.01(f). The Dollar Term E-1 Commitment of each Dollar Term E-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term E-1 Lender’s Term Loans pursuant to Section 2.01(g). The Euro Term E-1 Commitment of each Euro Term E-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Euro Term E-1 Lender’s Term Loans pursuant to Section 2.01(g). The Term E-2 Commitment of each Term E-2 Lender shall be automatically and permanently reduced to $0 upon the making of such Term E-2 Lender’s Term Loans pursuant to Section 2.01(g). The Dollar Term F Commitment and/or Additional Dollar Term F Commitment, as

applicable, of each Dollar Term F Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term F Lender’s Term Loans pursuant to Section 2.01(h). The Euro Term F Commitment and/or Additional Euro Term F Commitment, as applicable, of each Euro Term F Lender shall be automatically and permanently reduced to $0 upon the making of such Euro Term F Lender’s Term Loans pursuant to Section 2.01(h).

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All Commitment Fees accrued until the effective date of any termination of any Class of Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Term Loans. (i) Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, (1) the Co-Borrowers shall repay to the Administrative Agent for the ratable account of the Non-Exchanged Dollar Term E-1 Lenders on each date set forth below a principal amount of Non-Exchanged Dollar Term E-1 Loans equal to (x) the outstanding principal amount of Non-Exchanged Dollar Term E-1 Loans immediately after the Amendment No. ~~5~~9 Effective Date multiplied by (y) the percentage set forth below opposite such date and (2) the Co-Borrowers shall repay to the Administrative Agent for the ratable account of the Non-Exchanged Euro Term E-1 Lenders on each date set forth below a principal amount of Non-Exchanged Euro Term E-1 Loans equal to (x) the outstanding principal amount of Non-Exchanged Euro Term E-1 Loans immediately after the Amendment No. ~~5~~9 Effective Date multiplied by (y) the percentage set forth below opposite such date:

Date	Non-Exchanged Dollar Term E-1 Loan and Non-Exchanged Euro Term E-1 Loan Repayment Amount
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
May 4, 2018	95.75%

(ii) Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, the Co-Borrowers shall repay to the Administrative Agent for the ratable account of the Term ~~E-2~~F Lenders on each date set forth below a principal amount of Term ~~E-2~~F Loans equal to (x) the outstanding principal amount of Term ~~E-2~~F Loans immediately after the Amendment No. ~~5~~9 Effective Date multiplied by (y) the percentage set forth below opposite such date:

Date	Term ~~E-2~~F Loan Repayment Amount
~~March 31, 2014~~	~~0.25 %~~
~~June 30, 2014~~	~~0.25 %~~
~~September 30, 2014~~	~~0.25 %~~
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, ~~2014~~2016	0.25%
March 31, ~~2015~~2017	0.25%
June 30, ~~2015~~2017	0.25%
September 30, ~~2015~~2017	0.25%
December 31, ~~2015~~2017	0.25%
March 31, ~~2016~~2018	0.25%
~~June 30, 2016~~	~~0.25 %~~
~~September 30, 2016~~	~~0.25 %~~
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%
September 30, 2020	0.25%
November 4, ~~2016~~2020	~~97.25~~95.50%

; provided, however, if either the Senior Unsecured Springing Date or Senior Secured Springing Date becomes the Maturity Date, as applicable, as set forth in the definition of Maturity Date, than the Co-Borrowers shall repay to the Administrative Agent for the ratable account of the Term F Lenders on such Maturity Date the outstanding principal amount of Term F Loans as of such Maturity Date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans under such Revolving Credit Facility outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay its Swing Line Loans on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan denominated in Euro of any Lender which is lent from an Applicable Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the relevant Applicable Rate for Revolving Credit Loans.

(b) The Borrowers shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each (i) Revolving Credit Lender in accordance with its Pro Rata Share of the Non-Extended Revolving Credit Facility or the Extended Revolving Credit Facility, as applicable, a commitment fee (the “Commitment Fee”) equal to 0.50% per annum on the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Advances). The Commitment Fee shall be reduced to 0.375% per annum if the First Lien Senior Secured Leverage Ratio for any fiscal quarter (as evidenced by financial statements delivered pursuant to Section 6.01 and covering such period) shall be less than or equal to 2.75:1.00. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the applicable Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the applicable Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b) Other Fees. The Borrowers shall pay to the Agents and the Lenders for their own respective accounts such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent or Lender).

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(c), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and, except with respect to principal of and interest on Loans denominated in Euro, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Euro shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Euro and in Same Day Funds not later than 3:00 p.m. London time on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in Euro, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Euro payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (or 3:00 p.m. London time in the case of payments in Euro) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers agree to pay to the Administrative Agent forthwith upon such demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section 2.13 shall not be construed to apply to (1) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant or (3) the application of Cash Collateral pursuant to and in accordance with the express terms of this Agreement. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Incremental Credit Extensions.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrowers may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the “Incremental Term Loans”) or one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment no Default or Event of Default has occurred and is continuing or shall result therefrom. Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments), together with the aggregate principal amount of all Permitted First Lien Secured Debt and Permitted Alternative Incremental Facilities Debt, shall not exceed the ~~sum of (x) $350,000,000 plus (y) the~~ amount of any voluntary prepayments of the Term Loans and voluntary permanent reductions of the Revolving Credit Commitments effected after the Closing Date (it being understood that any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder or any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder shall not increase the calculation of the amount under this clause ~~(y)~~); provided that ~~(i)~~ the Borrowers may incur unlimited additional Incremental Facilities, Permitted First Lien Secured Debt and Permitted Alternative Incremental Facilities Debt so long as, after giving Pro Forma Effect thereto (assuming that any such Incremental Revolving Commitments are drawn in full) and after giving effect to any Permitted Acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments, the First Lien Senior Secured Leverage Ratio shall not exceed 3.25:~~1.00 (other than to the extent such Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt is incurred pursuant to this proviso concurrently with the incurrence of Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt in reliance on clause (x) above, in which case the First Lien Senior Secured Leverage Ratio shall be permitted to exceed 3.25:1.00 to the extent of such Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt is incurred in reliance on such clause (x)) and (ii) for the avoidance of doubt, Incremental Facilities, Permitted First Lien Secured Debt or Permitted Alternative Incremental Facilities Debt may be incurred pursuant to clause (i) of this proviso prior to utilization of the amount set forth in clause (x) above.~~1.00. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $15,000,000 in case of Incremental Term Loans or $15,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.

(b) Any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans and (ii) other than amortization, pricing or maturity date, shall have the same terms as the Term B Loans or such terms as are reasonably satisfactory to the Administrative Agent, provided that (A) except in the case of Refinancing Term Loans, if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing such Incremental Term Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to any Incremental Term Loan exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing the Term B Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to the Term B Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% (or 1.00% in the case of Term B-2 Loans), the Applicable Rate relating to the Term B Loans shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing such Incremental Term Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to such Incremental Term Loans minus 0.50% (or 1.00% in the case of Term B-2 Loans); provided that, in the case of this clause (A), (i) if the Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the Term B Loans, such differential between interest rate floors shall be equated to the Applicable Rate for purposes of determining whether an increase to the Applicable Rate under the Term B Loans shall be required, but only to the extent an increase in the interest rate floor in the Term B Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Term B Loans shall be increased to the extent of such differential between interest rate floors and (ii) in the case of Permitted First Lien Secured Debt that bears interest at a fixed rate, for purposes of Section 7.01(ee), such Permitted First Lien Secured Debt shall be swapped to a floating rate on a customary matched maturity basis as is reasonably acceptable to the Administrative Agent, and such swapped rate shall be used to make the calculations set forth in this clause (A), (B) any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Term B-1 Loans and (C) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining Term B-1 Loans.

(c) Any Incremental Revolving Commitment shall be on terms (other than pricing) and pursuant to the documentation applicable to the applicable Revolving Credit Commitments; provided that except in the case of Refinancing Revolving Commitments, if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing such Incremental Revolving Commitments (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to any Incremental Revolving Commitments exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing the Revolving Credit Commitments (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to the Revolving Credit Commitments immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, the Applicable Rate relating to the Revolving Credit Commitments shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing such Incremental Revolving Commitments (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to such Incremental Revolving Commitments minus 0.50%; provided that, in the case of this clause (A), if the Incremental Revolving Commitments include an interest rate floor greater than the applicable interest rate floor under the Revolving Credit Commitments, such differential between interest rate floors shall be equated to the Applicable Rate for purposes of determining whether an increase to the Applicable Rate under the Revolving Credit Commitments shall be required, but only to the extent an increase in the interest rate floor in the Revolving Credit Commitments would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Revolving Credit Commitments shall be increased to the extent of such differential between interest rate floors.

(d) Each notice from the Borrowers pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Commitments shall be reasonably satisfactory to the Borrowers and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Parent and Topco (prior to a Trigger Event), Holdings, the Borrowers, such Additional Lender and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (x) all references to “the date of such Credit Extension” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date and (y) the Incremental Closing Facility Closing Date shall be deemed to be the initial Credit Extension for purposes of Section 4.02(a) to the extent the proceeds of the Incremental Facility are being used to finance a Permitted Acquisition). The proceeds of any Incremental Term Loans will be used only for general corporate purposes (including Permitted Acquisitions). Upon each increase in the Revolving Credit Commitments of any Class pursuant to this Section, each Revolving Credit Lender of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each a “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender of such Class (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders of such Class represented by such Revolving Credit Lender’s Revolving Credit Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extending Revolving Credit Commitments (as defined below) shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extending Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.03(k) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extending Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Pro Rata Share of the Revolving Credit Commitments (and except as provided in Sections 2.03(k) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extending Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments) and (y) at no time shall there be Revolving Credit Commitments hereunder (including Extending Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrowers and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term B-1 Loans may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

~~Notwithstanding the foregoing, (A) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing Extended Term Loans and any Eurocurrency Rate floor applicable to such Extended Term Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith)) relating to any Extended Term Loan exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity or, if shorter, the actual Weighted Average Life to Maturity) payable to all Lenders providing the Term Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith) and any Eurocurrency Rate floor applicable to the Term Loans) relating to the Term Loans immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Rate relating to the Term Loans shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year~~

~~life to maturity or, if shorter, the actual Weighted Average Life to Maturity)) payable to all Lenders providing such Extended Term Loans (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith) and any Eurocurrency Rate floor applicable to such Extended Term Loans) relating to such Extended Term Loans minus 0.50% and the Applicable Rate relating to any Incremental Term Loans (if any) and any Extended Term Loans which were extended pursuant to one or more prior Extensions (if any) shall be adjusted so that the difference between the Applicable Rate relating to the Term Loans (after giving effect to the foregoing adjustment), and the Applicable Rate relating to such Incremental Term Loans and prior Extended Term Loans remains the same as immediately prior to the Extension and (B) if the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity) payable to all Lenders providing Extending Revolving Credit Commitments (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith) and any Eurocurrency Rate floor applicable to such Extending Revolving Credit Commitments) or commitment fee relating to any Extending Revolving Credit Commitments exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (with original issue discount being equated to interest based on an assumed four-year life to maturity) payable to all Lenders providing the Revolving Credit Commitments (but excluding customary arrangement or commitment fees payable to any arranger or bookrunner or their Affiliates in connection therewith) and any Eurocurrency Rate floor applicable to the Revolving Credit Commitments) or Commitment Fee relating to the Revolving Credit Commitments immediately prior to the effectiveness of the Extension by more than 0.50%, the Applicable Rate and Commitment Fee, as applicable, relating to the Revolving Credit Commitments shall be adjusted to be equal to the interest rate margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extending Revolving Credit Commitments and any Eurocurrency Rate floor applicable to such Extending Revolving Credit Commitments) relating to such Extending Revolving Credit Commitments minus 0.50% and the Applicable Rate relating to any Incremental Revolving Commitments (if any) and any Extending Revolving Credit Commitments which were extended pursuant to one or more prior Extensions (if any) shall be adjusted so that the difference between the Applicable Rate relating to the Revolving Credit Commitments (after giving effect to the foregoing adjustment) and the Applicable Rate relating such Incremental Revolving Commitments and prior Extending Revolving Credit Commitments remains the same as immediately prior to the Extension.~~

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extending Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extending Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b) the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c) if any Swing Line Obligations or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swing Line Obligations or L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swing Line Obligations and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swing Line Obligations and (y) second, Cash Collateralize for the benefit of the L/C Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;

(iii) if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv) if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; ~~and~~

(v) if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and

(vi) subject to Section 10.24, no reallocation under this Section 2.16(c) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation; and

(d) so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrowers in accordance with Section 2.16(c), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrowers, the Swing Line Lender and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and L/C Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share.

Section 2.17 Lead Borrower as Agent. KCI USA hereby appoints the Lead Borrower to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (i) Lead Borrower may execute such documents on behalf of KCI USA as Lead Borrower deems appropriate in its sole discretion and KCI USA shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to Lead Borrower shall be deemed delivered to all Borrowers and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by Lead Borrower on behalf of KCI USA. For the avoidance of doubt, each Borrower shall be jointly and severally liable with the other Borrower for all Obligations hereunder.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrowers (the term Borrowers under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes. If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the Borrowers or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to Borrowers and such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition, the Borrowers agree to pay all Other Taxes.

(c) Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrowers agree to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrowers’ request, (A) provide the Borrowers with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts or (B) have the amount of such Taxes or Other Taxes verified by an independent accountant selected by such Agent or Lender. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers or any Guarantor pursuant to this Section 3.01, it shall promptly remit such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes or Other Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or any Guarantor under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrowers, net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Borrowers or the Administrative Agent, provide the Borrowers and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrowers or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Credit Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrowers and the Administrative Agent in writing of its inability to do so.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrowers or the Administrative Agent) whichever of the following is applicable:

(A) two duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit O (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Lead Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or

(E) any other documentation prescribed by applicable requirements of U.S. federal income tax law (including FATCA) as a basis for claiming any applicable exemption from or reduction in U.S. federal withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable requirements of law or reasonably requested by the Borrowers or the Administrative Agent to permit the Borrowers and the Administrative Agent to determine the withholding or deduction required to be made;

(iii) If a payment made to any Lender under any Loan Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(g) The Administrative Agent shall provide the Borrowers with two duly completed original copies of Internal Revenue Service Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding and shall update such form periodically upon the reasonable request of the Borrowers.

(h) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.

Section 3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or Euro), to determine or charge interest rates based upon the Eurocurrency Rate as contemplated by this Agreement, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, in respect of Eurocurrency Rate Loans, (A) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist, (B) upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay in the case of Eurocurrency Rate Loans, such Eurocurrency Rate Loans that have become unlawful or, if applicable and such loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, and (C) upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b) If any provision of this Agreement or any of the other Loan Documents would obligate the Borrowers to make any payment of interest with respect to any of the Revolving Credit Exposure, Term Loans or other amount payable to the Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by any Law then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by any applicable law or so result in a receipt by the Administrative Agent or such Lender of interest with respect to its Revolving Credit Exposure or Term Loans, as applicable, at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

(i) first, by reducing the amount or rates of interest required to be paid to the Administrative Agent or the affected Lender under Section 2.08; and

(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent or the affected Lender which would constitute interest with respect to the Revolving Credit Exposure or Term Loans, as applicable, for purposes of any applicable law.

Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar or Euro deposits, as applicable, are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, in the case of Loans denominated in Dollars, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender determines that, as a result of any Change in Law or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan (other than a Base Rate Loan) or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified by Section 3.01 and any Excluded Taxes or (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d) Subject to Section 3.06(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrowers, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrowers;

(c) any payment by the Borrowers of any Loan (or interest due thereon or drawings under any Letter of Credit) denominated in Euro or an Alternative L/C Currency in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 3.07;

including any loss or expense (including foreign exchange losses but excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrowers setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan from one Interest Period to another, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall, to the extent denominated in Dollars, be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall, to the extent denominated in Dollars, be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrowers (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Eurocurrency Rate Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable, provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and (ii) deliver Notes, if any, evidencing such Loans to the Borrowers or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption, and any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 2.05(a)(ii) and Section 3.05 as a consequence of such assignment shall have been paid by the Borrowers to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrowers or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent except as otherwise agreed between the Lead Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrowers in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with (except as provided in such Collateral Documents);

(A) certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the pledged debt referred to therein endorsed in blank;

(B) [reserved]; and

(C) evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent;

(iv) such certificates (including a certificate substantially in the form of Exhibit J) of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) (x) an opinion from Kirkland & Ellis LLP, New York, counsel to the Loan Parties, substantially in the form of Exhibit H-1, (y) an opinion of Cox Smith Matthews Incorporated, Texas counsel to the Loan Parties, substantially in the form of Exhibit H-2 and (z) an opinion of Carey Olsen, Guernsey counsel to the Loan Parties, substantially in the form of Exhibit H-3;

(vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying that, since December 31, 2010, there has not been any change, event, occurrence, development or effect which has had or would reasonably be expected to have a Closing Date Material Adverse Effect;

(vii) a certificate attesting to the Solvency of the Company and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Company;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent and Collateral Agent has been named as loss payee and additional insured or mortgagee, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(ix) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

(x) copies of a recent Lien, bankruptcy, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties; and

(xi) good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for each Loan Party.

(b) All fees and expenses required to be paid hereunder or pursuant to the Fee Letter, to the extent invoiced at least three (3) Business Days prior to the Closing Date shall have been paid in full in cash or will be paid on the Closing Date out of the initial Credit Extension.

(c) Prior to or simultaneously with the initial Credit Extension, (i) the Equity Contribution shall have been consummated, (ii) the Acquisition shall be consummated in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers of the Merger Agreement that are material and adverse to the Lenders or the Lead Arrangers as reasonably determined by the Lead Arrangers, without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) and (iii) the LifeCell Restructuring shall have been consummated.

(d) To the extent Equity Interests other than common Equity Interests were issued in connection with the Equity Contribution, such issuance shall be on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Lead Arrangers.

(e) The Lead Arrangers shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) the Pro Forma Financial Statements.

(f) The Refinancing shall have been consummated, except that the following Existing Indebtedness shall be permitted to remain outstanding after giving effect to the Transaction: (a) the Convertible Notes; provided that Holdings shall have deposited (or caused to be deposited) with a paying agent in accordance with the Merger Agreement at or prior to the Closing Date an amount in cash sufficient for the conversion and settlement of the Convertible Notes in full and (b) other Indebtedness specified on Schedule 4.01(f) hereto.

(g) The Specified Merger Agreement Representations shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h) The Administrative Agent and the Lead Arrangers shall have received all documentation and other information about Parent GP, the Borrowers and the Guarantors as has been reasonably requested in writing at least five days prior to the Closing Date by the Administrative Agent and the Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(i) The Notes Intercreditor Agreement shall have been duly executed and delivered by each party thereto, substantially in the form of Exhibit N, and shall be in full force and effect.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document (except, in the case of the initial Credit Extensions, the representations contained in Section 5.02(b), Section 5.02(c), Section 5.03, Section 5.05, Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.10, Section 5.11, Section 5.13, Section 5.14, Section 5.15, Section 5.16 and Section 5.18 and in any other Loan Document, it being understood and agreed that such non-excluded representations are the only representations being made by the Borrowers on the Closing Date) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrowers and, solely with respect to Sections 5.01 through 5.04, the Parent GP, represent and warrant to the Agents and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party, each other Restricted Subsidiary and the Parent GP (a) is a Person duly incorporated, organized or formed, and validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party and the Parent GP of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Person’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party or the Parent GP of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto and the Parent GP. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Person, enforceable against each such Person that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements and Unaudited Financial Statements fairly present in all material respects the financial condition of the Lead Borrower as of the dates thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date.

(ii) The unaudited pro forma consolidated balance sheet of the Lead Borrower and its Subsidiaries as at June 30, 2011 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of the Lead Borrower and its Subsidiaries for the 12 month period ending on June 30, 2011 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Lead Borrower and its Subsidiaries as at June 30, 2011 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Holding Company and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents (including any effect on any conditions required to be satisfied on the Closing Date) to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

Section 5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Lead Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08 Environmental Compliance.

(a) There are no pending or, to the knowledge of the Lead Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility or proceedings by or against the Company or any Subsidiary alleging potential liability or responsibility for violation of, or otherwise relating to, any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any other Subsidiary; and (ii) there has been no Release of Hazardous Materials by any of the Loan Parties or any other Subsidiary at, on, under or from any location in a manner which would reasonably be expected to give rise to liability under applicable Environmental Laws.

(c) [Reserved].

(d) Neither the Company nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any applicable Environmental Law except for such investigation or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials transported from any property currently or, to the knowledge of the Company or its Subsidiaries, formerly owned or operated by any Loan Party or any other Subsidiary for off-site disposal have been disposed of in a manner which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties nor any other Subsidiary has contractually assumed any liability or obligation under or relating to any applicable Environmental Law.

(g) Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Loan Parties and each other Subsidiary and their respective businesses, operations and properties are and have been in compliance with all applicable Environmental Laws.

Section 5.09 Taxes. The Company and each Restricted Subsidiary have timely filed all federal, provincial, state, municipal, foreign and other tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Company or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Compliance with ERISA.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11 Subsidiaries; Equity Interests. As of the Closing Date, neither the Company nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrowers and each of Parent’s other Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by the Holding Company or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.11 sets forth the name and jurisdiction of organization of each Subsidiary, (b) sets forth the ownership interest of Parent, Topco, Holdings, the Borrowers and any of their Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b) None of the Lead Borrower, any Person Controlling the Lead Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger (including any arranger for any amendment or Incremental Facility) or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14 Intellectual Property; Licenses, Etc. Except as set forth on Schedule 5.14, each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Lead Borrower, without violation of the rights of any Person, except to the extent such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Lead Borrower, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Lead Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15 Solvency . On the Closing Date after giving effect to the Transaction the Loan Parties, on a consolidated basis, are Solvent.

Section 5.16 Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents.

Section 5.17 Use of Proceeds. The proceeds of the Term B Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans shall be used to refinance the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans. The proceeds of the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans shall be used to refinance the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans. The proceeds of the Incremental Term D-1 Loans, together with cash on hand at the Lead Borrower shall be used to pay for the acquisition, directly or indirectly, of the capital stock of Systagenix Wound Management Mezz B.V. and Systagenix Wound Management (US), Inc. and pay the fees and expenses incurred in connection with such acquisition, Amendment No. 3 and the transactions contemplated thereby. The proceeds of the Dollar Term E-1 Loans, Euro Term E-1 Loans and Term E-2 Loans shall be used to refinance the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans. The proceeds of the Dollar Term F Loans and Euro Term F Loans shall be used to refinance the Dollar Term E-1 Loans and Euro Term E-1 Loans.

Section 5.18 Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or similar term) and “Designated Senior Indebtedness” (or similar term) of the Borrowers under their Subordinated Debt Documents (if any).

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary (or, prior to any Trigger Event, in the case of Section 6.01, Section 6.02 and Section 6.03, cause the Lead Borrower) to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Company and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Company that holds all of the Equity Interests of the Company, (B) the Company’s (or any direct or indirect parent thereof, as applicable), Form 10-K or 10-Q, as applicable, filed with the SEC or (C) following an election by the Company pursuant to the definition of “GAAP”, the applicable financial statements determined in accordance with IFRS; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Company (or such parent), on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Company or any of its Subsidiaries files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Subsidiaries (other than in the ordinary course of business) that could reasonably be expected to result in a Material Adverse Effect;

(d) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03 of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate;

(e) no later than ninety (90) days following the first day of each fiscal year of the Company, an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared with respect to the Lead Borrower;

(f) [Reserved]; and

(g) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) and (b), Section 6.02(a), or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Lead Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United

States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03 Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Lead Borrower proposes to take with respect thereto;

(b) any litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending against the Company or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c) of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

Section 6.04 [Reserved].

Section 6.05 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Lead Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.06 Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Company shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws . Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA and the USA PATRIOT Act), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Company or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly-owned Subsidiary as a Restricted Subsidiary, or any Immaterial Subsidiary becoming a Material Subsidiary:

(i) within forty-five (45) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, pledges, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in paragraph (f) of the definition of Collateral and Guarantee Requirement), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) after the Closing Date, promptly after the acquisition of any Material Real Property (other than leasehold interests) by any Loan Party, if such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrowers shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in paragraph (f) of the definition of Collateral and Guarantee Requirement and shall, within forty-five (45) days after the request therefor by the Administrative Agent or the Collateral Agent (or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent and the Collateral Agent a signed copy of an opinion of local counsel for such Loan Party in the jurisdiction of such Material Real Property, addressed to the Administrative Agent and the Collateral Agent and the other Secured Parties and reasonably acceptable to the Administrative Agent; and

(c) prior to the acquisition by Parent of any asset to be located in Guernsey, or the transfer to Guernsey of any asset owned by Parent, in each case that would under applicable Law require such action, take and cause Parent to take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 6.12 Use of Proceeds. Use the proceeds of any Credit Extension (other than a Credit Extension of Dollar Term C-1 Loans, Euro Term C-1 Loans, Term C-2 Loans, Dollar Term D-1 Loans, Euro Term D-1 Loans, Term D-2 Loans, Dollar Term E-1 Loans, Euro Term E-1 Loans ~~or~~, Term E-2 Loans, Dollar Term F Loans or Euro Term F Loans), whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. Use the proceeds of any Credit Extension of Dollar Term C-1 Loans, Euro Term C-1 Loans or Term C-2 Loans to refinance the Dollar Term B-1 Loans, Euro Term B-1 Loans and Term B-2 Loans. Use the proceeds of any Credit Extension of Dollar Term D-1 Loans, Euro Term D-1 Loans or Term D-2 Loans to refinance the Dollar Term C-1 Loans, Euro Term C-1 Loans and Term C-2 Loans. Use the proceeds of any Credit Extension of Dollar Term E-1 Loans, Euro Term E-1 Loans or Term E-2 Loans to refinance the Dollar Term D-1 Loans, Euro Term D-1 Loans and Term D-2 Loans. Use the proceeds of any Credit Extension of Dollar Term F Loans or Euro Term F Loans to refinance the Dollar Term E-1 Loans and Euro Term E-1 Loans.

Section 6.13 Further Assurances and Post-Closing Covenants.

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

(b) To the extent a Permitted Sale Leaseback transaction with respect to the New Headquarters is not consummated pursuant to the terms of this Agreement or Indebtedness permitted pursuant to Section 7.03(y) is incurred or assumed, in each case by December 31, 2013, the Lead Borrower shall or shall cause the applicable Loan Parties to deliver to the Collateral Agent Mortgages and otherwise satisfy paragraph (f) of the definition of Collateral and Guarantee Requirement with respect to such owned real property by March 31, 2014 unless waived or extended by the Collateral Agent in its sole discretion.

(c) Within 90 days following the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Lead Borrower shall deliver a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, with respect to 65% of the Equity Interests in KCI Medical Resources, and deliver a legal opinion relating thereto in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent.

(d) Within 30 days following the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall deliver or cause its Subsidiaries to deliver an original stock certificate and corresponding instrument of transfer or, alternatively, if uncertificated, an issuer’s acknowledgment, in either case, pursuant to the terms of the Security Agreement and in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, with respect to 65% of the Equity Interests in LifeCell Medical Resources.

Section 6.14 Designation of Subsidiaries.

(a) Subject to Section 6.14(b) below, the board of directors of the Company may at any time designate any Restricted Subsidiary (other than the Lead Borrower or any direct or indirect parent company of the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b) The Company may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i) no Default or Event of Default exists or would result therefrom;

(ii) the Company shall be in compliance (on a Pro Forma Basis) with the Financial Covenants as of the end of the most recent Test Period (as if such designation had occurred on the first day of such Test Period); and

(iii) in the case of clause (x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary, and (B) neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

Section 6.15 Payment of Taxes. The Company will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Company or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither the Company nor any of the Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not, either individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect.

Section 6.16 Nature of Business. The Company will engage only in material lines of business substantially similar to those lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly (and, (x) in the case of Section 7.11, following a Trigger Event, Holdings shall not and (y) in the case of Section 7.13, prior to a Trigger Event or the release of Parent from its obligations under the Guaranty as a result of a transaction permitted by Section 7.04, the Parent GP shall not):

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and set forth on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary and any exception on the final title policies issued in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or (n) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens in favor of the Company or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(f) or (h);

(p) any interest or title of a lessor or sublessor under leases or subleases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(s) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(u) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; or

(w) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(x) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(y) Liens on property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.03;

(z) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens securing Indebtedness permitted pursuant to Section 7.03(r); provided that, to the extent such Liens are on Collateral, such Liens shall rank junior to the Liens on the Collateral securing the Obligations and the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent;

(bb) Liens securing Indebtedness permitted pursuant to Section 7.03(m);

(cc) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $100,000,000;

(dd) Liens securing Indebtedness permitted pursuant to Section 7.03(x); provided that such Liens may be either a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any other assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent;

(ee) Liens securing Indebtedness permitted pursuant to Section 7.03(w); provided that (i) to the extent such Liens are on Collateral, (A) if such Liens rank pari passu to the Liens on the Collateral securing the Obligations, then (x) the Borrowers shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on Section 2.14 and (y) such Indebtedness shall be in the form of debt securities or other Indebtedness not in the form of term loans; provided that if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement) and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent and (ii) after giving Pro Forma Effect to such secured Indebtedness, the Total Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.25:1.00;

(ff) Liens securing Indebtedness permitted pursuant to Section 7.03(z); provided that, such Liens shall be junior to the Liens on the Collateral securing the Obligations on the terms set forth in the Notes Intercreditor Agreement;

(gg) Liens on the New Headquarters securing Indebtedness permitted pursuant to Section 7.03(y); and

(hh) Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided that such Liens may be either a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have, as applicable, (i) become party to the Notes Intercreditor Agreement pursuant to the terms thereof or (ii) entered into an intercreditor agreement with the Administrative Agent that is reasonably satisfactory to the Administrative Agent.

Until the earlier of (x) March 31, 2014 and (y) the date upon which the Lead Borrower delivers or causes the applicable Loan Parties to deliver to the Collateral Agent the Mortgages and otherwise satisfies paragraph (f) of the definition of Collateral and Guarantee Requirement, there shall be no Liens on the New Headquarters securing Indebtedness for borrowed money other than Liens securing (i) the Obligations (and, if the Obligations are secured by such Liens, obligations in respect of the Senior Secured Notes), (ii) Attributable Indebtedness incurred pursuant to Section 7.03(f)(ii)(x) or (iii) Indebtedness permitted pursuant to Section 7.03(y).

Section 7.02 Investments. Make any Investments, except:

(a) Investments by the Company or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, partners and employees of Holdings (or any direct or indirect parent thereof), any Intermediate Holding Company, the Company or its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or after a Qualifying IPO, any Intermediate Holding Company or the Lead Borrower) (provided that the amount of such loans and advances shall be contributed to the Lead Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $15,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Subsidiary in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to clause (iv) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, (A) the greater of (x) $250,000,000 and (y) 3.00% of Total Assets as of the last day of the most recently ended Test Period, plus (B) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 (other than Section 7.05(e)) and Section 7.06, respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.02(f);

(g) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the date hereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03(g);

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Company (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that (i) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (ii) after giving Pro Forma Effect to any such purchase or other acquisition and the assumption or incurrence of any Indebtedness in connection therewith, the Company shall be in compliance (on a Pro Forma Basis) with the Financial Covenants as of the end of the most recent Test Period;

(k) the Transaction;

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount, provided that (x) at the time of any such Investment, no Event of Default shall have occurred and be continuing or would result therefrom, (y) at the time of such Investment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, the Company complies, on a Pro Forma Basis, with the Financial Covenants as of the end of the most recent Test Period and (z) in the case of any such Investment in an amount in excess of $50,000,000, the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) loans and advances to the Lead Borrower (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Lead Borrower (or such direct or indirect parent) in accordance with Section 7.06(f) or (g);

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Company or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantee Obligations of the Company or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount) of the Holding Company (or of the Lead Borrower or any Intermediate Holding Company or any direct or indirect parent of the Holding Company (or any other entity permitted to issue Equity Interests pursuant to a Qualifying IPO) after a Qualifying IPO, or such Intermediate Holding Company or such direct or indirect parent of the Holding Company (or such other entity) as the case may be);

(t) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $150,000,000 and (y) 1.75% of Total Assets as of the last day of the most recently ended Test Period, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(u) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $100,000,000 and (y) 1.25% of Total Assets as of the last day of the most recently ended Test Period, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(v) client advances or deposits received in the ordinary course of business;

(w) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company; and

(x) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary.”

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Company and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness in respect of the Senior Unsecured Notes in an aggregate principal amount not to exceed $750,000,000 and any Permitted Refinancing thereof;

(c) Surviving Indebtedness listed on Schedule 7.03(c) and any Permitted Refinancing thereof;

(d) Guarantee Obligations of the Company and its Restricted Subsidiaries in respect of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.03); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e) Indebtedness of the Company or any Restricted Subsidiary owing to the Company or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.02 of the Security Agreement;

(f) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of (x) Permitted Sale Leasebacks in respect of the New Headquarters and (y) other Permitted Sale Leasebacks in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); and provided further that the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed the greater of (a) $125,000,000 and (b) 1.50% of Total Assets at the time such Indebtedness is incurred;

(g) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(h) Indebtedness assumed in connection with any Permitted Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition (ii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (h) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition (or in the case of a purchase of assets, the purchaser of such assets), (iii) both immediately prior and after giving effect thereto no Default or Event of Default shall exist or result therefrom and (iv) after giving Pro Forma Effect to any such Permitted Acquisition and the assumption of such Indebtedness (as well as the incurrence of any Indebtedness in connection therewith), the Company shall be in compliance with the Financial Covenants (calculated on a Pro Forma Basis) as of the end of the most recent Test Period;

(i) Indebtedness representing deferred compensation to employees of the Borrowers (or any direct or indirect parent of the Borrowers) and their Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06 in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

(k) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Company or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(r) other unsecured or junior lien Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $50,000,000 at any one time outstanding; provided that the Company or any Restricted Subsidiary may incur unlimited additional unsecured or junior lien Indebtedness; provided, that, after giving effect to such incurrence (i) the Company shall be in compliance with the Financial Covenants (calculated on a Pro Forma Basis) as of the end of the most recent Test Period, (ii) the Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is not greater than 6.00:1.00 and (iii) if such additional Indebtedness is junior lien Indebtedness, the Total Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.75:1.00; provided further that, in the case of any Indebtedness incurred under this clause (r), (1) such Indebtedness shall not mature prior to the date that is 91 days after the Maturity Date of the Term B-1 Loans or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Term B-1 Loans plus 91 days, (2) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms and conditions at the time of incurrence or issuance of such Indebtedness, (3) if any such Indebtedness contains any financial maintenance covenants, such financial maintenance covenants shall not be tighter than (or in addition to) those contained in this Agreement and (4) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this clause (r), together with any amounts incurred under Section 7.03(w), by Non-Loan Party Subsidiaries shall not exceed $150,000,000 at any one time outstanding; provided that any such Indebtedness incurred by Non-Loan Party Subsidiaries pursuant to this clause (r) may be first lien, junior lien or unsecured Indebtedness;

(s) Indebtedness incurred by a Non-Loan Party Subsidiary, and guarantees thereof by Non-Loan Party Subsidiaries, in an aggregate principal amount not to exceed $~~150,000,000~~75,000,000 at any one time outstanding;

(t) (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers to the extent that the Borrowers shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14 (assuming for such purposes that such Indebtedness was an Incremental Term Loan that is secured by a first priority lien on the Collateral); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date applicable to the Term E-1 Loans, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the then-remaining Term E-1 Loans, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently Guaranteed the Obligations, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; provided that if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement, (E) if such Indebtedness is in the form of a credit facility that could have been incurred as an Incremental Term Loan and incurred or guaranteed on a secured basis, then such Indebtedness shall be subject to the terms set forth in the proviso in Section 2.14(b) as if such Indebtedness was considered an Incremental Term Loan and (F) the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C), (D) and (E) (such Indebtedness incurred pursuant to this clause (t) being referred to as “Permitted Alternative Incremental Facilities Debt”) and (ii) any Permitted Refinancing thereof;

(u) additional Indebtedness in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding;

(v) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (p) above;

(w) Indebtedness incurred to finance a Permitted Acquisition, provided that (i) immediately before and immediately after giving Pro Forma Effect to any such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) unless such Indebtedness is comprised entirely of Revolving Credit Loans and/or Incremental Facilities, after giving Pro Forma Effect to any such Permitted Acquisition and the incurrence of such Indebtedness (as well as the assumption of any Indebtedness in connection therewith), (A) the Company shall be in compliance with the Financial Covenants (calculated on a Pro Forma Basis) as of the end of the most recent Test Period and (B) the Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is not greater than 6.50:1.00 and (iii) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this clause (w), together with any amounts incurred under Section 7.03(r), by Non-Loan Party Subsidiaries shall not exceed $150,000,000 at any one time outstanding;

(x) (i) Indebtedness (in the form of senior secured or unsecured notes or loans) incurred by the Borrowers to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant tranche of Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then remaining Term Loans being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently Guaranteed the Obligations, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; provided that if such Indebtedness contains any financial maintenance covenants, such covenants shall not be tighter than (or in addition to) those contained in this Agreement and (E) the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) and (ii) and Permitted Refinancings thereof;

(y) Indebtedness incurred or assumed to finance the development or construction of, or the value of the land and improvements related to, the New Headquarters in an aggregate principal amount not to exceed $55,000,000 and any Permitted Refinancing thereof; and

(z) Indebtedness in respect of the Senior Secured Notes in an aggregate principal amount not to exceed $1,750,000,000 and any Permitted Refinancing thereof incurred in compliance with the Notes Intercreditor Agreement.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (z) above, the Borrowers shall, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Prior to a Trigger Event, (i) Parent may merge with Holdings (it being understood that either entity may be the continuing or surviving Person), (ii) Parent may merge with Topco (it being understood that either entity may be the continuing or surviving Person), (iii) Topco may merge with Holdings (it being understood that either entity may be the continuing or surviving Person), (iv) any of Parent, Topco or Holdings may merge with any newly formed Subsidiary Guarantor that is a direct or indirect parent of the Lead Borrower and (v) Parent, Topco or Holdings may liquidate or dissolve; provided that, in each case, (x) after giving effect to any such transaction, at least one of Parent, Topco, Holdings or such newly formed Subsidiary Guarantor shall remain as an immediate parent of the Lead Borrower, (y) all of the Equity Interests of the LifeCell Group then held by Parent and its Subsidiaries shall be held directly or indirectly by Parent, Topco, Holdings or such newly formed Subsidiary Guarantor and (z) the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries and is not materially disadvantageous to the Lenders;

(b) any Restricted Subsidiary may merge with (i) the Lead Borrower (including a merger the purpose of which is to reorganize the Borrower in a new State within the United States); provided that (x) the Lead Borrower shall be the continuing or surviving Person, (y) after giving effect to any such transaction, at least one of Parent, Topco or Holdings shall remain as an immediate parent of the Lead Borrower and (z) all of the Equity Interests of the LifeCell Group then held by Parent and its Subsidiaries shall be held directly or indirectly by Parent, Topco, Holdings or any Subsidiary Guarantor formed in accordance with Section 7.04(a) that is a direct or indirect parent of the Lead Borrower, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(c) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) (A) any Subsidiary (other than Holdings or Topco) may liquidate or dissolve, or (B) any Restricted Subsidiary may change its legal form, in each case, if in either case, the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Company may change its legal form if it determines in good faith that such action is in the best interests of the Company and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(d) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(e) so long as no Default exists or would result therefrom, the Lead Borrower may merge with any other Person; provided that the Lead Borrower shall be the continuing or surviving corporation;

(f) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(g) the Acquisition and the LifeCell Restructuring may be consummated; and

(h) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

Section 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Company or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Section 7.02 (other than Section 7.02(f)), Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f) Dispositions in the ordinary course of business of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses, including licenses or sublicenses of IP Rights, in each case in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(h) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Permitted Sale Leasebacks;

(m) Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Company or the applicable Restricted Subsidiary in good faith based on sales of similar assets, if available, (ii) the Company or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05 and (iii) from and after the Amendment No. 6 Effective Date, all such Dispositions made under this Section 7.05(m) do not exceed in the aggregate 15.0% of Total Assets for the Test Period then most recently ended;

(n) Specified Dispositions;

(o) Permitted LifeCell Dispositions;

(p) each Loan Party and each of its Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business; and

(q) Dispositions not otherwise permitted pursuant to this Section 7.05 in an aggregate amount not to exceed $50,000,000.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Company or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Lead Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Company and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Company may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made on the Closing Date to consummate the Transaction;

(d) to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 7.08(e);

(e) repurchases of Equity Interests in the ordinary course of business in the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Company or any Restricted Subsidiary may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employee, director, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Company (or any direct or indirect parent of the Company) or any of its Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of Holdings (or any direct or indirect parent thereof), the Lead Borrower or any Subsidiary; provided that such payments do not to exceed $25,000,000 in any calendar year, provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry forward) shall not exceed $50,000,000; provided further that cancellation of Indebtedness owing to the Company (or any direct or indirect parent thereof) or any of its Subsidiaries from members of management of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Company and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect holder of an Equity Interest in the Company:

(i) the proceeds of which will be used to pay the portion of any consolidated, combined or similar income tax liability attributable to the income of the Company or its Subsidiaries; provided that (x) no such payments shall exceed the income tax liability that would have been imposed on the Company and/or the applicable Subsidiaries had such entity(ies) filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Company or any Restricted Subsidiary for such purpose;

(ii) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including administrative, legal, accounting and similar expenses provided by third parties as well as trustee, directors and general partner fees) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Company and its Subsidiaries (including any reasonable and customary indemnification claims made by directors or officers of any direct or indirect parent of the Company attributable to the direct or indirect ownership or operations of the Company and its Subsidiaries) and fees and expenses otherwise due and payable by the Company or any Restricted Subsidiary and permitted to be paid by the Company or such Restricted Subsidiary under this Agreement not to exceed $10,000,000 in any fiscal year;

(iii) the proceeds of which shall be used to pay franchise and excise taxes, and other fees, taxes and expenses, required to maintain its (or any of its direct or indirect parents’) existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Company or such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into it or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement; and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company or partner of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(h) the Company or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(i) the Company or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) ~~within sixty (60) days following the consummation of a Specified Disposition, the Company or any of its Subsidiaries may pay dividends to the Holding Company (or any direct or indirect parent thereof) with all or any portion of the Permitted Specified Disposition Net Cash Proceeds, if any, of such Disposition so long as a Responsible Officer of the Lead Borrower notifies the Administrative Agent not later than ten (10) Business Days prior to the payment of such dividend of the intent of the Company or any of its Subsidiaries to pay such dividend;~~[reserved];

(k) within sixty (60) days following the consummation of a Permitted LifeCell Disposition, the Company or any of its Subsidiaries may pay dividends to the Holding Company (or any direct or indirect parent thereof) with all or any portion of the Permitted LifeCell Net Cash Proceeds, if any, of such Disposition so long as a Responsible Officer of the Lead Borrower notifies the Administrative Agent not later than ten (10) Business Days prior to the payment of such dividend of the intent of the Company or any of its Subsidiaries to pay such dividend; and

~~(l) the Company or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the Available Amount, provided that (x) at the time of any such Restricted Payment, no Event of Default shall have occurred and be continuing or would result therefrom, (y) at the time of such Restricted Payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, (A) the Company shall have been in compliance, on a Pro Forma Basis, with the Financial Covenants as of the end of the most recent Test Period and (B) the First Lien Senior Secured Leverage Ratio as of the end of the most recent Test Period, on a Pro Forma Basis, would be less than 3.5:1.0 and (z) in the case of any such Restricted Payment in an amount in excess of $50,000,000, the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount; and~~

~~(m)~~ (l) the declaration and payment by the Company of dividends on the common stock or common equity interests of the Company or the Holding Company following a public offering of such common stock or common equity interests, in an amount not to exceed 6% of the proceeds received by or contributed to the Company in or from any public offering in any fiscal year.

Section 7.07 [Reserved].

Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Company or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms not less favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transaction and the payment of fees and expenses related to the Transaction;

(d) the issuance of Equity Interests to any officer, director, employee or consultant of the Company or any of its Subsidiaries or any direct or indirect parent of the Company in connection with the Transaction;

(e) the payment of management, advisory, consulting, refinancing, subsequent transaction and exit fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the date hereof and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the date hereof and related indemnities and reasonable expenses; provided that, upon the occurrence and during the continuance of an Event of Default such amounts may accrue, but not be payable in cash during such period, but all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default;

(f) equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Company or any Restricted Subsidiary permitted under Section 7.06;

(g) loans and other transactions by and among the Company and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h) employment and severance arrangements between the Company or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(i) to the extent permitted by Sections 7.06(g)(i) and (iii), payments by the Lead Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries pursuant to the tax sharing agreements among the Lead Borrower (and any such direct or indirect parent thereof) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries;

(j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent of the Company in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(l) dividends permitted under Section 7.06;

(m) customary payments by the Company and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved, as applicable pursuant to requirements of law or the relevant constituent documents of the Company or such Restricted Subsidiary, by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Lead Borrower in good faith and such payments shall not exceed 1% of the transaction value for each such transaction; and

(n) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary.”

Section 7.09 Prepayments, Etc., of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (X) the Senior Unsecured Notes, (Y) the Senior Secured Notes or (Z) any Subordinated Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under the Senior Unsecured Notes, the Senior Secured Notes or such Subordinated Debt Documents and payments of AHYDO Amounts (as defined in the Senior Unsecured Notes Indenture as of the Closing Date) required under the Senior Unsecured Notes Indenture, shall be permitted), except for (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower or any of its direct or indirect parents (or, after a Qualifying IPO, any Intermediate Holding Company), (iii) ~~prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount, provided that (x) at the time of any such payment, no Event of Default shall have occurred and be continuing or would result therefrom, (y) at the time of any such payment and after giving effect thereto and the incurrence of any Indebtedness in connection therewith, the Company shall have been in compliance, on a Pro Forma Basis, with the Financial Covenants as of the end of the most recent Test Period and (z) in the case of any such payment in an amount in excess of $50,000,000, the Lead Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount and~~[reserved], (iv) [reserved] and (v) prepayments, redemptions, purchases, defeasances and other payments of the Senior Secured Notes ~~and/or~~, the Senior Unsecured Notes or any Subordinated Debt prior to their scheduled maturity ~~(x) only with cash generated from operations and proceeds of the borrowing of Incremental Term Loans and (y) in an aggregate amount not to exceed $250,000,000.~~in the amount of any capital contributions or with the Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than any Cure Amount, any capital contributions by Parent or any of its Subsidiaries in connection with a Trigger Event (other than capital contributions from a direct or indirect parent of Parent) or any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.06 or 7.09 or the definition of Available Amount) received or made by the Company (or any direct or indirect parent thereof and contributed by such parent to the Company) during the period from and including the Business Day immediately following the Closing Date through and including the date of such prepayment, redemption, purchase, defeasance or other payment.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of the Redemption Notes, Senior Unsecured Notes Indenture, Senior Secured Notes Indenture or Subordinated Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

Section 7.10 Financial Covenant. Permit the Total Leverage Ratio for any Test Period to be greater than 8.25:1.00.

Section 7.11 Holdings Covenants.

(a) Holdings shall not own or acquire any assets (other than Equity Interests of the Lead Borrower, cash and Cash Equivalents) or engage in any business or activity other than (i) the ownership of all the outstanding Equity Interests of the Lead Borrower and activities incidental thereto, (ii) the maintenance of its corporate existence and activities incidental thereto, including general and corporate overhead, provided that Holdings may change its form of organization, so long as (A) it is organized under the laws of the United States of America, any State thereof or the District of Columbia and (B) its Guarantee of the Obligations and the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, (iii)

activities required to comply with applicable Laws, (iv) maintenance and administration of stock option and stock ownership plans and activities incidental thereto, (v) the receipt of Restricted Payments to the extent permitted by Section 7.06 and the making of Restricted Payments, (vi) to the extent not otherwise covered by the other clauses of this Section 7.11, any of the activities of Holdings referred to in Section 7.06, (vii) concurrently with any issuance of Qualified Equity Interests, the redemption, purchase or retirement of any Equity Interests of Holdings using the proceeds of, or conversion or exchange of any Equity Interests of Holdings for, such Qualified Equity Interests, (viii) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (ix) compliance with its obligations under the Loan Documents, the Senior Unsecured Notes Indenture (or any Permitted Refinancing thereof), the Senior Secured Notes Indenture (or any Permitted Refinancing thereof) and any Subordinated Debt Documents, (x) in connection with, and following the completion of, a Qualifying IPO, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings common stock and the continued existence of Holdings as a public company and (xi) activities incidental to legal, tax and accounting matters in connection with any of the foregoing activities.

(b) Holdings shall not create, incur, assume or permit to exist any Indebtedness or other liabilities except (i) Indebtedness created under the Loan Documents, the Senior Secured Notes Indenture (or any Permitted Refinancing thereof) and the Senior Unsecured Notes Indenture (or any Permitted Refinancing thereof), (ii) Subordinated Debt or unsecured Guarantee Obligation in respect of any Subordinated Debt, provided that such Guarantee Obligations shall be subordinated to the Obligations to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Obligations, (iii) other unsecured Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding and (iv) liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities.

(c) Holdings shall not create, incur, assume or permit to exist any Lien (other than Liens permitted by Sections 7.01(c), (d), (e), (f) and (h)) on any of the Equity Interests issued by the Lead Borrower to Holdings.

Section 7.12 Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that:

(a) the foregoing shall not apply to restrictions and conditions imposed by (A) law, (B) any Loan Document, (C) the Senior Unsecured Notes or (D) the Senior Secured Notes;

(b) the foregoing shall not apply to restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) the foregoing shall not apply to restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) the foregoing shall not apply to any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company or any other Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries, provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11; and

(h) restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business.

Section 7.13 Parent GP Covenants.

(a) The Parent GP shall not (A) own or acquire any assets (other than Equity Interests of Parent, cash and Cash Equivalents) or engage in any business or activity or incorporate or establish any Subsidiary or (B) undertake any business or activity in respect of which any approval, consent or license is necessary or required as a matter of Guernsey law whether from the Guernsey Financial Services Commission or otherwise, other than (i) the ownership of Equity Interests of Parent and activities incidental thereto, (ii) acting as general partner of Parent, including holding title to the assets of Parent as general partner of Parent on trust for and as an asset of Parent and activities incidental thereto, (iii) the maintenance of its existence and activities incidental thereto, including general and corporate overhead, (iv) activities required to comply with applicable Laws, (v) compliance with its and Parent’s obligations under the Loan Documents, the Senior Unsecured Notes Indenture (or any Permitted Refinancing thereof), the Senior Secured Notes Indenture (or any Permitted Refinancing thereof) and any Subordinated Debt Documents, (vi) activities in connection with or incidental to its role in the equity structure of the group relating to the Sponsors’ and their Affiliates’ investment in the Company (including collecting and distributing any cash or other assets it receives as dividends and investing any capital it receives from any of its equity holders), (vii) the merger or consolidation of the Parent GP with or into another Person so long as the Parent GP is the surviving Person or the surviving Person assumes the obligations of the Parent GP hereunder, acts as the general partner of Parent and is organized in the United States, Guernsey or another jurisdiction reasonably acceptable to the Administrative Agent and (viii) activities incidental to legal, tax and accounting matters in connection with any of the foregoing activities.

(b) The Parent GP shall not create, incur, assume or permit to exist any Indebtedness or other liabilities except (i) Indebtedness created under the Loan Documents, the Senior Secured Notes Indenture (or any Permitted Refinancing thereof) and the Senior Unsecured Notes Indenture (or any Permitted Refinancing thereof), (ii) Indebtedness owing to holders of Equity Interests of the Parent GP; provided that such Equity Interests were not issued in order to effect the issuance of such Indebtedness hereunder and (iii) liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities.

(c) The Parent GP, in its capacity as general partner of Parent, shall not take any action that would violate its duty of trust owing to Parent.

(d) The Parent GP shall not create, incur, assume or permit to exist any Lien on any of its assets or the assets of Parent, title to which is held, or deemed to be held, by Parent GP on trust for and as an asset of Parent.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Any of the following events referred to in any of clauses (a) through (k) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.05 (solely with respect to the Lead Borrower), Section 6.12, Section 6.14 or Article VII (other than Section 7.10) or (ii) Section 7.10; provided that an Event of Default under Section 7.10 is subject to a cure pursuant to Section 8.05; or

(c) Other Defaults. Any Loan Party or the Parent GP fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or the Parent GP herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment of Senior Unsecured Notes or Senior Secured Notes pursuant to Section 3.5, Section 3.9 or Section 5.8 of the Senior Unsecured Notes Indenture or Section 3.5, Section 3.9 or Section 5.8 of the Senior Secured Notes Indenture, respectively), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or ERISA Affiliate under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (iv) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected first priority lien on the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document, or any Lien securing or purporting to secure Indebtedness or other obligations owing under the Senior Secured Notes Indenture shall cease to be junior to all Liens created under the Collateral Documents securing the Obligations other than as expressly permitted hereunder or thereunder, solely as a result of acts by the Administrative Agent, to the extent that the loss of such priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code financing statements or continuation statements or other equivalent filings or as a result of the satisfaction in full of all the Obligations; or

(k) Change of Control. There occurs any Change of Control.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) with respect to the Lead Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Company, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries.

Section 8.04 Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, L/C Borrowings and Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers.

Notwithstanding the foregoing, (a) amounts received from any Borrower or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank. Each Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.05 Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Company fails to comply with the requirement of one or more of the Financial Covenants, until the expiration of the tenth day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01, any of the Permitted Holders shall have the right to make a direct or indirect equity investment in the Company in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Company of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenants shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenants with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Company shall then be in compliance with the requirements of the Financial Covenants during such Test Period (including for purposes of Section 4.02), the Company shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with the Financial Covenants and (iv) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt for purposes of calculating compliance with the Financial Covenants.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent, regardless of whether a Default has occurred and is continuing. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article (other than the provisions of Section 9.09 and Section 9.11) are solely for the benefit of the Administrative Agent, the Lenders and each L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than the provisions of Section 9.09 and Section 9.11).

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank or Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and Article X as if set forth in full herein with respect thereto.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Affiliates, agents, employees or attorneys-in-fact, such sub-agents that it selects in the absence of gross negligence or willful misconduct. The exculpatory provisions of this Article shall apply to any such Affiliates, agents, employees or attorneys-in-fact, such sub-agents, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for (or shall have any duty to ascertain or inquire into) any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or the sufficiency of any Collateral, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that each Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender and each L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide (and shall not be liable for the failure to provide) any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of, or any duty to account therefor to, the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c)), and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent and its agents and sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment or composition under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.04(e) and (f), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. The Lenders (including in their respective capacities as potential Cash Management Banks or Hedge Banks) and the L/C Issuer irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Company or any of its Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) or (d) below;

(b) that the Administrative Agent is authorized to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) and (o);

(c) that KCI USA and any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty (or hereunder, in the case of KCI USA) if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder;

(d) if any Subsidiary Guarantor (other than any direct or indirect parent company of the Lead Borrower) shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer), (i) such Subsidiary shall be automatically released from its obligations under the Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released;

(e) Parent shall be automatically released from its obligations under the Guaranty and any Lien granted by Parent shall be automatically released following any merger permitted hereunder involving Parent in which Parent is not the surviving entity; and

(f) that, upon the occurrence of any Trigger Event, Parent and Topco shall each be automatically released from its obligations under the Guaranty and any Liens granted by such Person or Liens on the Equity Interests of such Person shall be automatically released; provided that no such release shall occur if such Person (x) continues to be a guarantor in respect of the Senior Secured Notes or the Senior Unsecured Notes or (y) is the immediate parent of the Lead Borrower.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner,” “syndication agent,” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14 Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and any Swing Line Lender and (2) this Section 9.14 shall not limit or expand the obligations of the Borrowers or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.15 Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of First Lien Senior Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders,” “Required Revolving Credit Lenders” or “Pro Rata Share” or Section 2.05(b)(iv)(Y), Section 2.05(d)(iv) (with respect to the requirement to make ratable payments), Section 2.06(c) or Section 8.04 without the written consent of each Lender affected thereby;

(e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(f) release all or substantially all of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees; or

(g) make any Loan, interest, fee or other amount payable in any currency other than as expressly provided herein;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, change any provision of Section 1.10 or affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. Notwithstanding the foregoing, (x) the Letter of Credit Sublimit may be increased with the consent of the Required Revolving Credit Lenders, each L/C Issuer and the Administrative Agent, (y) the Swing Line Sublimit may be increased with the consent of the Required Revolving Credit Lenders, the Swing Line Lender and the Administrative Agent and (z) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02 Notices and Other Communications; Electronic Communications.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Parent, Topco, Holdings, the Borrowers, Parent GP, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to Parent, Topco, Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Parent, Topco, Holdings, the Borrowers, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Parent, Topco, Holdings, the Borrowers, Parent GP, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers other than those arising as a result of such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties, the Parent GP or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Each of Parent and Parent GP waives any right which it may have under the existing or future law of Guernsey, whether by virtue of the “droit de division” or otherwise, to require that any liability under or in connection with any Loan Document be divided or apportioned with any other person or reduced in any manner whatsoever and, whether by virtue of the “droit de discussion” or otherwise, to require that recourse be had to the assets of another person before any claim is enforced against Parent and/or Parent GP in respect of the obligations hereby assumed by Parent and/or Parent GP.

Section 10.04 Attorney Costs and Expenses. The Borrowers agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Term B Loans and Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Cahill Gordon & Reindel LLP (and any other counsel retained with the Borrowers’ consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each L/C Issuer, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, advisors, and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitees is a party thereto and whether or not such proceedings are brought by the Borrowers, their equity holders, their Affiliates, creditors or any other third person) that relates to the Transaction, including the financing contemplated hereby) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrowers, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), (all the foregoing, collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transaction (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04), none of Parent, Topco, Holdings, Parent GP or the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment of any Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee; provided, however, that during the thirty (30) day period following the Closing Date, the Borrowers shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Lead Arrangers to the Borrowers and reviewed and approved by the Borrowers (such approval not to be unreasonably withheld or delayed) in writing on or prior to the Closing Date;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) each L/C Issuer at the time of such assignment, provided that no consent of such L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D) in the case of any assignment of any of the Revolving Credit Facility, the Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), $1,000,000 (in the case of a Dollar Term B-1 Loan, Term B-2 Loan or Incremental Term Loan) or €1,000,000 (in the case of a Euro Term B-1 Loan) unless the Borrowers and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrowers shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Sections 3.01(f) and (g);

(D) in case of an assignment to a Sponsor Affiliated Lender, (1) after giving effect to such assignment, to all other assignments with all Sponsor Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Sponsor Affiliated Lenders shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding, (2) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to any Sponsor Affiliated Lender; provided that Revolving Credit Loans and Revolving Credit Commitments held by a Lender that becomes a Defaulting Lender may be assigned to a Sponsor Affiliated Lender, (3) no proceeds of Revolving Loans shall be used, directly or indirectly, to consummate such assignment, (4) any Loans assigned to the Holding Company or its Restricted Subsidiaries shall be cancelled promptly upon such assignment, (5) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrowers or any other Guarantor, each Sponsor Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Sponsor Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Sponsor Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Sponsor Affiliated Lender in a manner that is less favorable in any material respect to such Sponsor Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Sponsor Affiliated Lenders; provided that this clause (5) shall not apply to Affiliated Debt Funds, (6) such Sponsor Affiliated Lender will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls, (7) for purposes of any amendment, waiver or modification of any Loan Document that does not in each case adversely affect such Sponsor Affiliated Lender (in its capacity as a Lender) in any material respect as compared to other Lenders, such Sponsor Affiliated Lender will be deemed to have voted in the same proportion as the Lenders that are not Sponsor Affiliated Lenders voting on such matter; provided that an Affiliated Debt Fund will not be subject to such voting limitations and will be entitled to vote as if it was a Lender and (8) as a condition to each assignment to a Sponsor Affiliated Lender, the Administrative Agent shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to a Sponsor Affiliated Lender or a Person that upon effectiveness of such assignment would constitute a Sponsor Affiliated Lender pursuant to which such Sponsor Affiliated Lender shall indicate whether such Lender is an Affiliated Debt Fund and waive any right to bring any action in connection with such Term Loans against the Administrative Agent in its capacity as such;

(E) the Assignee shall not be a Defaulting Lender; and

(F) the Assignee shall not be a Disqualified Lender.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

Each Sponsor Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes a Sponsor Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders (including, for the avoidance of doubt, any Sponsor Affiliated Lender), and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Sponsor Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans or Incremental Term Loans held by Sponsor Affiliated Lenders. Upon request by the Administrative Agent, the Lead Borrower shall (i) promptly (and in any case, not less than 5 Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Sponsor Affiliated Lenders holding Term Loans or Incremental Term Loans at such time and (ii) not less than 5 Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Affiliated Debt Funds holding Term Loans or Incremental Term Loans at such time.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Sections 3.01(e) and (f)) and Sections 3.06 and 3.07, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal and interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the agent of the Borrowers solely for purposes of applicable United States federal income tax law and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose, except that such Lender shall maintain the Participant Register provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05, subject to the requirements and limitations of such Sections (including Sections 3.01(e) and (f)) and Sections 3.06 and 3.07, to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrowers, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrowers to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line

Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make, Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(k) Notwithstanding anything herein to the contrary (if applicable, after giving effect to any proposed assignment to a Sponsor Affiliated Lender), if all Sponsor Affiliated Lenders own or would own, in the aggregate, more than 25% of the principal amount of all then outstanding Term Loans (i) in the event that a Sponsor Affiliated Lender has acquired any Term Loans, the assignment of such Term Loans that would cause the aggregate principal amount of Term Loans owned by Sponsor Affiliated Lenders to be in excess of 25% of the principal amount of all then outstanding Term Loans shall be null and void ab initio to the extent of the principal amount of such Term Loans that are in excess of such 25% threshold and (ii) if such threshold is exceeded solely as a result of a Lender becoming a Sponsor Affiliated Lender after it has acquired Term Loans, such Sponsor Affiliated Lender shall use commercially reasonable efforts to assign sufficient Term Loans within thirty (30) days of the date such threshold is exceeded so that Sponsor Affiliated Lenders in the aggregate own less than 25% of the aggregate principal amount of Term Loans then outstanding; provided that in order to comply with the obligation to use commercially reasonable efforts to assign Term Loans, such Sponsor Affiliated Lender shall offer to assign the relevant Term Loans to the then-current Term Lenders in addition to potential new lenders; provided further that there shall be no obligation for such Sponsor Affiliated Lender to assign such Term Loans at a price lower than the price such Lender paid when acquiring such Term Loans. The Administrative Agent may conclusively rely upon any list provided by the Lead Borrower pursuant to the last sentence of Section 10.07(d) in connection with any amendment or waiver hereunder and shall not have any responsibility for monitoring any acquisition or disposition of Term Loans by any Sponsor Affiliated Lender or liability for any losses suffered by any Person as a result of any purported assignment to or from a Sponsor Affiliated Lender.

Section 10.08 Confidentiality. Each of the Agents, L/C Issuer and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel, other advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, including any self-regulatory authority such as the National Association of Insurance Commissioners; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any pledgee referred to in Section 10.07(g) or Section 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) is or was received by any Agent, any Lender, any L/C Issuer or any of their respective Affiliates from a third party that is not, to such party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrowers or any of their Affiliates; (h) to the extent such information is independently developed by such Agent, such Lender, such L/C Issuer or any of their respective Affiliates; (i) to any Governmental Authority or examiner regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (k) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Parent, Topco, Holdings, the Borrowers or any of their subsidiaries or their business, other than any such information that is publicly available to any Agent, the L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof; it being understood that all such information received after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and L/C Issuer agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

Section 10.10 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.11 Integration. This Agreement, together with the other Loan Documents and the Fee Letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, HOLDINGS, TOPCO, PARENT, PARENT GP, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, HOLDINGS, TOPCO, PARENT, PARENT GP, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY IRREVOCABLY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT, TO ITS KNOWLEDGE, NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND AGREEMENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16 Binding Effect. This Agreement shall become effective when it shall have been executed by Parent, Topco, the Borrowers and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section10.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19 USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act.

Section 10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 10.21 Notes Intercreditor Agreement. REFERENCE IS MADE TO THE NOTES INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE NOTES INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE NOTES INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THIS AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE NOTES INTERCREDITOR AGREEMENT. EACH LOAN PARTY UNDERSTANDS THAT THE NOTES INTERCREDITOR AGREEMENT IS FOR THE SOLE BENEFIT OF THE SENIOR LENDERS (AS DEFINED IN THE NOTES INTERCREDITOR AGREEMENT) AND THE TRUSTEE AND SECOND PRIORITY SECURED PARTIES (AS DEFINED IN THE NOTES INTERCREDITOR AGREEMENT) AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND THAT (EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN OR THEREIN) SUCH LOAN PARTY IS NOT AN INTENDED BENEFICIARY OR THIRD PARTY BENEFICIARY THEREOF.

Section 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Parent, Topco, Parent GP, the Borrowers and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between Parent, Topco, Parent GP, the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of Parent, Topco, Parent GP, the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Parent, Topco, Parent GP, the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, Topco, Parent GP, the Borrowers, Holdings or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lead Arranger has any obligation to Parent, Topco, Parent GP, the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, Topco, Parent GP, the Borrowers, Holdings and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to Parent, Topco, Parent GP, the Borrowers, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Administrative Agent and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.23 Guernsey Parent Limited Partnership Acknowledgment. The Administrative Agent, the Swing Line Lender, each L/C Issuer and each Lender party hereto from time to time acknowledges that Chiron Guernsey Holdings L.P. Inc. is a limited partner (and not the general partner) of Parent as of the Closing Date.

Section 10.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Term Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KINETIC CONCEPTS, INC., as the Lead Borrower

By:
Name:
Title:

KCI USA, INC., as Co-Borrower

By:
Name:
Title:

CHIRON MERGER SUB, INC., as the Initial Borrower

By:
Name:
Title:

CHIRON HOLDINGS, INC., as Holdings

By:
Name:
Title:

CHIRON TOPCO, INC., as Topco

By:
Name:
Title:

CHIRON GUERNSEY LP, INC., as Parent

By:	CHIRON GUERNSEY GP CO. LIMITED, Its: General Partner

By:
Name:
Title:

CHIRON GUERNSEY GP CO. LIMITED, as the Parent GP

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender and as L/C Issuer and Swing Line Lender

By:
Name:
Title:

[ ], as Lender

By:
Name:
Title: